UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Del Monte Foods Company

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DEL MONTE FOODS COMPANY
One Market @ The Landmark
San Francisco, California 94105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 27, 2007

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Del Monte Foods Company, a Delaware corporation (the “Company”). The annual meeting will be held on Thursday, September 27, 2007 at 10:00 a.m. Pacific Time at the Hyatt Regency San Francisco, Five Embarcadero Center, San Francisco, California 94111 for the following purposes:

1.	To elect three Class I directors to hold office for three-year terms;

2.	To approve the amendment and restatement of the Del Monte Foods Company 2002 Stock Incentive Plan;

3.	To ratify the appointment of KPMG LLP, an independent registered public accounting firm, as Del Monte Foods Company’s independent auditors for its fiscal year ending April 27, 2008; and

4.	To conduct any other business properly brought before the annual meeting or any adjournments or postponements of the annual meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES AND IN FAVOR OF THE OTHER PROPOSALS OUTLINED IN THE ACCOMPANYING PROXY STATEMENT.

The record date for the Annual Meeting of Stockholders is August 2, 2007. Only stockholders of record at the close of business on that date may vote at the annual meeting or any adjournment thereof.

By Order of the Board of Directors,
James Potter
General Counsel and Secretary

San Francisco, California
August 8, 2007

       You are invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the annual meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from the record holder of your shares.

DEL MONTE FOODS COMPANY
One Market @ The Landmark
San Francisco, California 94105

PROXY STATEMENT
FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

Questions and Answers about this Proxy Material and Voting

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Del Monte Foods Company (sometimes referred to as “we”, “us”, “our”, “the Company” or “Del Monte”) is soliciting your proxy to vote at the 2007 Annual Meeting of Stockholders and at any adjournment or postponement thereof. The annual meeting will be held on Thursday, September 27, 2007 at 10:00 a.m. Pacific Time at the Hyatt Regency San Francisco, Five Embarcadero Center, San Francisco, California 94111. You are invited to attend the annual meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

The Company intends to mail this proxy statement and accompanying proxy card on or about August 9, 2007 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on August 2, 2007 will be entitled to vote at the annual meeting. On this record date, there were 202,529,176 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on August 2, 2007 your shares were registered directly in your name with the Company’s transfer agent, The Bank of New York, then you are a stockholder of record. As a stockholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on August 2, 2007 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of three Class I directors to hold office for three-year terms;

•	Approval of the amendment and restatement of the Del Monte Foods Company 2002 Stock Incentive Plan; and

•	Ratification of the appointment of KPMG LLP, an independent registered public accounting firm, as the Company’s independent auditors for its fiscal year ending April 27, 2008.

How do I vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot during the meeting.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Del Monte. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of August 2, 2007.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all nominees for director, “For” the approval of the amendment and restatement of the Del Monte Foods 2002 Stock Incentive Plan and “For” the ratification of KPMG LLP, an independent registered public accounting firm, as independent auditors of Del Monte for its fiscal year ending April 27, 2008. The Company does not expect that any matters other than the election of directors and other proposals described herein will be brought before the annual meeting. If any other matter is properly presented at the annual meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may retain the services of Georgeson Inc. in connection with soliciting proxies for the Annual Meeting of Stockholders for an estimated fee of $12,500 to $15,000, plus appropriate out-of-pocket expenses. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the annual meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to the Corporate Secretary, Del Monte Foods Company, P.O. Box 193575, San Francisco, California 94119-3575.

•	You may attend the annual meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy.

Please note that to be effective, your new proxy card or written notice of revocation must be received by the Corporate Secretary prior to the annual meeting.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in the Company’s proxy statement and form of proxy for next year’s annual meeting, your stockholder proposal must be submitted in writing by April 11, 2008 to the Corporate Secretary, Del Monte Foods Company, P.O. Box 193575, San Francisco, California 94119-3575.

In accordance with the Company’s Bylaws, if you wish to submit a proposal for consideration at next year’s annual meeting that is not to be included in next year’s proxy materials or wish to nominate a candidate for election to the Board of Directors at next year’s annual meeting, your proposal or nomination must be submitted in writing and received by the Corporate Secretary not less than 90 days nor more than 120 days before the date designated for the 2008 annual meeting or, if the 2008 annual meeting date has not been designated at least 105 days before such annual meeting, then no later than 15 days after the designation of the annual meeting date. The Company currently anticipates that the 2008 Annual Meeting of Stockholders will be held on September 25, 2008 and accordingly such proposals or nominations must be received by the Corporate Secretary no later than June 27, 2008 and no earlier than May 28, 2008. Without limiting the Company’s ability to apply the advance notice provisions in the Company’s Bylaws with respect to the procedures which must be followed for a matter to be properly presented at an annual meeting of stockholders, the Company’s management will have discretionary authority to vote all shares for which it has proxies using its best judgment with respect to any matter received after June 27, 2008, which may be in opposition to the matter.

A submission by a Del Monte stockholder must contain the specific information required in Del Monte’s Bylaws. If you would like a copy of Del Monte’s current Bylaws, please write to the Corporate Secretary, Del Monte Foods Company, P.O. Box 193575, San Francisco, California 94119-3575. Del Monte’s current Bylaws may also be found on the Company’s web site at www.delmonte.com.

How are votes counted?

Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Discretionary authority is allowed for both Proposal 1 and Proposal 3. Discretionary authority is not allowed for Proposal 2. Broker non-votes have no effect and will not be counted towards the vote total for any proposal. For Proposal 1, abstentions will have no effect. For Proposal 2 and Proposal 3, abstentions will be counted towards the vote total and will have the same effect as “Against” votes.

How many votes are needed to approve each proposal?

•	For Proposal 1, election of directors, a nominee will be elected if the number of votes cast “For” that director exceeds the number of votes cast “Against” that director. Abstentions and broker non-votes will have no effect.

•	To be approved, Proposal 2, the approval of the amendment and restatement of the Del Monte Foods Company 2002 Stock Incentive Plan, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	To be approved, Proposal 3, the ratification of the appointment of KPMG LLP, an independent registered public accounting firm, as the independent auditors of the Company for its fiscal year ending April 27, 2008, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if at least a majority of the outstanding shares are represented by proxy or by stockholders present and entitled to vote at the annual meeting. On the record date, there were 202,529,176 shares outstanding and entitled to vote. Thus, 101,264,589 shares must be represented by proxy or by stockholders present and entitled to vote at the annual meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote in person at the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the annual meeting or holders of a majority of the votes present at the annual meeting may adjourn the annual meeting to another time or date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in Del Monte’s Quarterly Report on Form 10-Q for the second quarter of its 2008 fiscal year.

Proposal 1

Election Of Directors

Del Monte’s Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until such director’s successor is elected and qualified or until such director’s death, resignation or removal. This includes vacancies created by an increase in the number of directors.

The Board of Directors presently has eight members. There are three directors in Class I, which is the class whose term of office expires in 2007. Each of the nominees for election to this class is currently a director of the Company and was selected by the Board of Directors as a nominee in accordance with the recommendation of the Nominating and Corporate Governance Committee. Mr. Lund was appointed to the Board of Directors in March 2005 to fill a vacancy. Mr. Lund was appointed by the Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee following a director search in which the Committee engaged the services of a third-party search firm. The third-party search firm identified and recommended Mr. Lund. Messrs. Morgan and Williams have been members of the Board of Directors since they were first appointed in December 2002. Both Mr. Morgan and Mr. Williams were re-elected to the Board of Directors by the stockholders at the 2004 Annual Meeting of Stockholders. If elected at the annual meeting, each of the nominees would serve until the 2010 annual meeting and until his successor is elected and has qualified, or until such director’s death, resignation or removal.

There is currently a vacancy among the Class II directors of the Company. The Board of Directors expects to fill the vacancy after the 2007 Annual Meeting of Stockholders based upon a recommendation from the Nominating and Corporate Governance Committee of the Board of Directors. The Nominating and Corporate Governance Committee has engaged a third-party search firm and is in the process of identifying candidates to recommend to the Board in accordance with the Committee’s Process for Identifying, Evaluating and Recommending Director Nominees.

On June 4, 2007, the Board of Directors amended our bylaws to provide that in an uncontested election directors shall be elected by the vote of a majority of the votes cast by shares present in person or represented by proxy and entitled to vote at the meeting. Under our bylaws, an uncontested election is an election in which the number of nominees is not greater than the number of directors to be elected, as of the date that is 14 days in advance of the day we file our definitive proxy statement with the Securities and Exchange Commission. In contested elections, directors will be elected by plurality. In other words, the nominees with the most votes (whether or not a majority) will be elected.

The election of directors at the 2007 Annual Meeting of Stockholders is an uncontested election. Therefore, for Proposal 1, election of directors, a nominee will be elected if the number of votes cast “For” that director exceeds the number of votes cast “Against” that director. Abstentions and broker non-votes will have no effect.

Prior to an uncontested election, each incumbent director nominee will submit to the Board of Directors an irrevocable written offer to resign following the election in the event the director fails to receive a majority of the votes cast in connection with his reelection. Messrs. Lund, Morgan and Williams have submitted such offers to the Board in connection with the election of directors at the 2007 Annual Meeting of Stockholders.

If an incumbent director fails to receive a majority of the votes cast in connection with his reelection, the Nominating and Corporate Governance Committee of the Board (excluding any director who has failed to receive a majority of the votes cast), will consider such director’s offer to resign and make its recommendation to the Board within 60 days following certification of the election results. In the event a majority of the members of the Nominating and Corporate Governance Committee are nominees who do not receive a majority of the votes cast in connection with their reelection, the independent members of the Board not so affected will consider the offer to resign and make a recommendation or, in the alternative, such independent members of the Board may designate a committee of independent directors to perform the evaluation. The Board will consider the Nominating and Corporate Governance Committee’s or independent directors’ recommendation within 90 days following certification of the election results. We will publicly disclose the Board’s determination with respect to any resignation offered under these circumstances by filing a Current Report on Form 8-K with the Securities and Exchange Commission.

The following is a brief biography of each nominee and each current director, including each director whose term will continue after the 2007 Annual Meeting of Stockholders.

Nominees for Election for Three-year Terms Expiring at the 2010 Annual Meeting

Victor L. Lund

Mr. Lund became a director of Del Monte in March 2005. Mr. Lund served as Vice-Chairman of Albertson’s, Inc., a food and drug retailer, from June 1999 until June 2002. Mr. Lund served as Chairman of the Board and Chief Executive Officer of American Stores Company prior to its acquisition by Albertson’s in June 1999. He also served as President of American Stores Company from 1992 until 1995. Prior to joining American Stores Company in 1977, Mr. Lund was a practicing certified public accountant. Most recently, from May 2002 to December 2004, Mr. Lund served as the non-executive Chairman of the Board of Mariner Health Care, Inc. a long-term health care services company. In December 2006 Mr. Lund was elected non-executive Chairman of Demand Tec, a demand forecasting software company. Mr. Lund also currently serves on the boards of Borders Group, Inc., Delta Air Lines, NCR Corporation and Service Corporation International. Mr. Lund is 59.

Joe L. Morgan

Mr. Morgan became a director of Del Monte in December 2002. Mr. Morgan has been a baseball broadcaster and analyst for ABC, NBC and ESPN since 1985. From 1987 to 1998, he was President and Chief Executive Officer of Joe Morgan Beverage Company. Mr. Morgan was an Owner-Operator of three Wendy’s franchises from 1985 to 1988. In 1963, Mr. Morgan began his professional baseball career which culminated in his election to the Baseball Hall of Fame in 1990, five years after his retirement as a player. Mr. Morgan is 63.

David R. Williams

Mr. Williams became a director of Del Monte in December 2002 and was Executive Vice President of H.J. Heinz Company from July 2002 to September 2002. Prior to such time, he was Heinz’s Executive Vice President and President and Chief Executive Officer-Heinz Europe, Middle East, Africa and India, from August 2000 to July 2002 and Executive Vice President-Asia from June 1996 to August 2000. Mr. Williams, a former director of Heinz, retired from the Heinz board of directors in September 2002. In March 2006, Mr. Williams became Executive Chairman of MW Brands SAS, a privately-held French company in the seafood business, and in September 2005 became Chairman of Bapco Closures Ltd., a privately-held U.K. company in the innovative packaging business. Mr. Williams also serves on the board of KCRS Inc. and on the European Mergers and Acquisitions Advisory Board of Lehman Brothers. Mr. Williams is 64.

The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee.

Directors Continuing in Office Until the 2008 Annual Meeting

Timothy G. Bruer

Mr. Bruer became a director of Del Monte in August 1997. In March 2004, Mr. Bruer became Chief
Executive Officer of Shadewell Grove Foods, Inc., a marketer and distributor of premium cookies. Shadewell
Grove Foods, Inc. is the successor company to Nonni’s Food Co., Inc., where he had served as Chief
Executive Officer since December 1998. In April 2005, Mr. Bruer also began serving as Chief Executive Officer of Genisoy Food Co. Inc., a provider of soy protein products and sports nutrition. Mr. Bruer was

President and Chief Executive Officer and a director of Silverado Foods, Inc. from April 1997 to December 1998. From 1992 until 1997, he was Vice President and General Manager of the Culinary Division of Nestle. Mr. Bruer is 50.

Mary R. Henderson

Ms. Henderson became a director of Del Monte in December 2002. Ms. Henderson serves as an independent consultant to the consumer and packaged goods industries. She was Corporate Vice President, Global Core Business Development for Bestfoods, Inc. from 1999 until December 2000. Ms. Henderson previously served as President of Bestfoods Grocery from 1997 to 1999, and President of Bestfoods Specialty Markets from 1993 to 1997. She also serves as a director of Royal Dutch Shell plc, AXA Financial, Inc. and Pactiv Corporation. Ms. Henderson is 57.

Directors Continuing in Office Until the 2009 Annual Meeting

Samuel H. Armacost

Mr. Armacost became a director of Del Monte in December 2002. Mr. Armacost has served as Chairman of the board of directors of SRI International, formerly Stanford Research Institute, an independent technology development and consulting organization, since 1998. He was a Managing Director of Weiss, Peck & Greer LLC from 1990 until 1998 and Managing Director of Merrill Lynch Capital Markets from 1987 until 1990. He was President, Director and Chief Executive Officer of BankAmerica Corporation from 1981 until 1986. Mr. Armacost also serves as a director of ChevronTexaco Corp., Exponent, Inc., Callaway Golf Company and Franklin Resources, Inc. Mr. Armacost is 68.

Terence D. Martin

Mr. Martin became a director of Del Monte in December 2002. Mr. Martin was Senior Vice President and Chief Financial Officer of the Quaker Oats Company from 1998 until his retirement in 2001. From 1995 to 1998, he was Executive Vice President and Chief Financial Officer of General Signal Corporation. Mr. Martin was Chief Financial Officer and Member of the Executive Committee of American Cyanamid Company from 1991 to 1995, and served as Treasurer from 1988 to 1991. Mr. Martin is 64.

Richard G. Wolford

Mr. Wolford joined Del Monte as Chief Executive Officer and a Director in April 1997. He was elected President of Del Monte in February 1998 and was elected Chairman of the Board in May 2000. From 1967 to 1987, he held a variety of positions at Dole Foods, including President of Dole Packaged Foods from 1982 to 1987. From 1988 to 1996, he was Chief Executive Officer of HK Acquisition Corp. where he developed food industry investments with venture capital investors. Mr. Wolford is 62.

Corporate Governance

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines; the objective of the Corporate Governance Guidelines is to describe certain processes and procedures intended to provide reasonable assurance that directors, to whom the stockholders entrust the direction and success of the Company, act in the best interests of the Company and its stockholders. The Corporate Governance Guidelines address issues relating to the Board of Directors, such as membership, meetings and procedures, and duties and responsibilities, as well as issues relating to its committees, including charters, committee meetings, board oversight, and duties and responsibilities. The Corporate Governance Guidelines also provide for the appointment of a lead independent director and address other matters, including share ownership by directors under the Non-Employee Director Ownership Guidelines. In general, under these Ownership Guidelines, non-employee directors are encouraged to own shares of common stock of the Company having a value, as described in the Ownership Guidelines, equal to approximately three times the annual cash retainer paid to the non-employee directors for service on the Board.

The Corporate Governance Guidelines, the Non-Employee Director Ownership Guidelines and the Charters of each of the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board of Directors of the Company are available on the Company’s website at www.delmonte.com. Printed copies of these materials are also available to any stockholder upon written request to the Corporate Secretary, Del Monte Foods Company, P.O. Box 193575, San Francisco, California 94119-3575.

Director Attendance at the Annual Meeting of Stockholders

Pursuant to the Company’s Corporate Governance Guidelines, directors are expected to attend annual meetings of stockholders. Eight directors, representing all of the Company’s then directors, attended the 2006 Annual Meeting of Stockholders.

Independence of the Board of Directors

Under the Company’s Corporate Governance Guidelines and in accordance with the listing standards of the New York Stock Exchange, a majority of the Board of Directors must qualify as independent directors. A director is currently considered “independent” if the Board of Directors affirmatively determines that the director has no material relationship with Del Monte (directly or as a partner, stockholder or officer of an organization that has a relationship with Del Monte). The Board of Directors has established the following guidelines to assist its determination of independence:

•	At least three years have elapsed since the director was employed by Del Monte (including any subsidiary) or someone in such director’s immediate family was employed (except in a non-officer capacity) by Del Monte. Employment as an interim Chairperson or as an interim CEO will not disqualify a director from being considered independent following that employment.

•	At least three years have elapsed since the director was employed by, affiliated with, or received any non-fixed retirement benefits from, Del Monte’s present or former independent auditors, or someone in such director’s immediate family was employed or affiliated with Del Monte’s present or former independent auditors (except in a non-professional capacity not involving Del Monte’s business).

•	At least three years have elapsed since the director or someone in his or her immediate family was employed as an executive officer of another entity that concurrently has or had as a member of its compensation (or equivalent) committee any of Del Monte’s executive officers.

•	At least three years have elapsed since the director, or someone in his or her immediate family, has had a personal services or consulting contract with or otherwise received direct compensation from Del Monte, its chairperson, Chief Executive Officer or other executive officer, or any affiliate of Del

Monte (other than Board or Board committee fees and pension and other forms of deferred compensation for prior service).

•	The director is not an affiliated person of Del Monte, which means he or she does not, either directly or indirectly as a general partner, controlling stockholder or executive officer of another company, own or control more than five percent (5%) of Del Monte’s common stock.

•	The director is not an executive officer or employee of, and no member of the director’s immediate family is an executive officer of, any for profit or not-for-profit organization to which Del Monte made or from which Del Monte receives payments (other than those arising solely from investments in Del Monte’s securities) for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of, two percent (2%) of the organization’s consolidated gross revenues or $1,000,000.

•	The director does not have a direct or indirect material interest in a transaction or series of transactions to which Del Monte or any of its subsidiaries is a participant and involving an amount exceeding $120,000, which interest would have to be publicly disclosed under Regulation S-K Item 404(a), unless the Board determines that such interest does not impair the director’s independence.

•	The director is not an executive officer or holder of more than ten percent (10%) of the stock of an entity that has a business relationship with Del Monte that would have to be publicly disclosed under Regulation S-K Item 404(a) unless the Board determines that such holdings and relationship do not impair the director’s independence.

These guidelines are set forth in the Company’s Corporate Governance Guidelines which are available on Del Monte’s website at www.delmonte.com.

In September 2006, in connection with appointing directors to the various committees of the Board, the Board applied the then-applicable standards (which were similar to the standards described above) to the eight directors who were then members of the Board of Directors. Based upon such evaluations, the Board affirmatively determined that each of Messrs. Armacost, Bruer, Lund, Martin, Morgan, and Williams and Ms. Henderson were “independent” within the Corporate Governance Guidelines. Because Mr. Gerald E. Johnston resigned from the Board in June 2006, his independence was not reviewed by the Board in September 2006. However, when the Board last reviewed director independence prior to Mr. Johnston’s resignation (applying standards similar to those described above), the Board also affirmatively determined that Mr. Johnston was independent within the Corporate Governance Guidelines.

In June 2007, in connection with the 2007 Annual Meeting of Stockholders, the Board applied the standards set forth above to the eight directors who were then members of the Board of Directors. In addition, the Board considered Mr. Williams’ current employment as the Executive Chairman of MW Brands SAS, a privately-held French company in the seafood business that holds the European trademark rights to the StarKist brand but does not engage in any transactions with Del Monte, as well as Mr. Williams’ former employment and service as an executive officer and director of H.J. Heinz Company. Based upon such evaluations, the Board affirmatively determined that each of Messrs. Armacost, Bruer, Lund, Martin, Morgan, and Williams and Ms. Henderson were “independent” within the Corporate Governance Guidelines, applicable SEC rules and applicable NYSE rules. Mr. Wolford is considered an “inside” director because of his employment as Chairman of the Board, President and Chief Executive Officer of the Company. Questionnaires are sent periodically to the directors regarding matters that might affect their independence so that, if necessary, such changes in circumstance may be evaluated by the Board of Directors.

Executive Sessions of Independent Directors; Lead Director

As required under NYSE listing standards and the Company’s Corporate Governance Guidelines, the Company’s independent directors meet in regularly scheduled executive sessions at which only such directors are present. Prior to September 2006, Ms. Henderson, as the Chairperson of the Nominating and Corporate

Governance Committee, presided over these executive sessions. In September 2006, Ms. Henderson was selected as Lead Director by the other independent directors and since such appointment has presided over these executive sessions as Lead Director. The Lead Director may not serve more than two full consecutive two-year terms unless otherwise determined by the Board of Directors. During fiscal 2007, our independent directors met in executive session five times.

Communications with the Board of Directors

The Company’s Board of Directors, including a majority of the Company’s independent directors, has adopted a formal process by which stockholders or other interested persons may communicate with the Board or any of its directors. Persons interested in communicating with the directors regarding concerns or issues may address correspondence to a particular director, to the Board, to the Lead Director or to the independent directors generally, in care of Del Monte Foods Company at P.O. Box 193575, San Francisco, California 94119-3575. If no particular director is named, letters will be forwarded, as appropriate and depending on the subject matter, by the office of the Corporate Secretary to the Lead Director, the Chair of the Audit Committee, the Chair of the Compensation Committee, or the Chair of the Nominating and Corporate Governance Committee. Interested persons or stockholders, as applicable, may also contact the Board of Directors, Lead Director, Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee via telephone, electronic mail or the Web, as further described on the Company’s website at www.delmonte.com. The office of the Corporate Secretary reviews such communications for spam (such as junk mail or solicitations) or misdirected communications.

Code of Ethics

The Company has adopted Standards of Business Conduct that apply to all Del Monte officers, directors and employees. The Standards of Business Conduct encompass the Company’s code of ethics applicable to its Chief Executive Officer, Chief Financial Officer, and principal accounting officer and controller. The Standards of Business Conduct are available on the Company’s website at www.delmonte.com. A printed copy of the Standards of Business Conduct is also available to any stockholder upon written request to the Corporate Secretary, Del Monte Foods Company, P.O. Box 193575, San Francisco, California 94119-3575. The Company intends to make any required disclosures regarding any amendments of its Standards of Business Conduct or waivers granted to any of its directors or executive officers on its web site at www.delmonte.com.

Nomination Process

The Nominating and Corporate Governance Committee of the Board of Directors has adopted a Process for Identifying, Evaluating and Recommending Director Nominees. This Process, as currently in effect, is available on the Company’s website at www.delmonte.com. The Nominating and Corporate Governance Committee retains the right to modify the Process, including the criteria for evaluating the qualifications of potential nominees for election to the Board of Directors as set forth therein, from time to time.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including strength of character, an inquiring and independent mind, practical wisdom, and mature judgment. The current criteria used by the Nominating and Corporate Governance Committee in evaluating the qualifications of potential nominees for election to the Board of Directors are set forth in the Process and generally include whether the nominee:

•	recognizes and understands the role of a director;

•	demonstrates judgment, knowledge and competency;

•	manifests confidence and the willingness to be an active participant of the Board and its committees;

•	fosters, or can be expected to foster, communication within the Board and with Company management;

•	has the ability and time to fulfill legal and fiduciary responsibilities, demonstrates no conflicts of interest, and satisfies applicable requirements for “independence;”

•	makes, or can be expected to make, individual expertise available to the Board and CEO;

•	understands, or demonstrates an ability to understand, the Company’s philosophy, strategy, short- and long-term goals and objectives, business and competitors; and

•	maintains standing and reputation in the business, professional and social communities.

Candidates for director nominees are reviewed in the context of the current composition of the Board. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. The Nominating and Corporate Governance Committee believes that, as a whole, the Board of Directors should have competency in the following areas:

•	industry knowledge;

•	accounting and finance;

•	business judgment;

•	management;

•	leadership;

•	international markets;

•	business strategy;

•	crisis management;

•	corporate governance; and

•	risk management.

Additionally, the Committee endeavors to ensure that the Board of Directors includes a number of financially literate directors and at least one director who qualifies as a financial expert. From time to time, the Nominating and Corporate Governance Committee may retain the services of one or more third-party search firms to assist it in identifying and evaluating potential new members of the Board of Directors. Additionally, the Lead Director and the Chair of the Board of Directors, who is not a member of the Nominating and Corporate Governance Committee, may assist in evaluating potential new members of the Board of Directors, including interviewing such potential new members.

In evaluating whether to nominate an incumbent director whose term of office is set to expire, the Nominating and Corporate Governance Committee also reviews such director’s overall service to the Company during his or her term, including the number of meetings attended, participation in and contributions to the deliberations of the Board and its committees, and the benefits of continuity among Board members. In the event such incumbent director is a member of the Committee, such director recuses himself or herself from that portion of the meeting.

Based on the foregoing process, the Nominating and Corporate Governance Committee recommended that the Board of Directors nominate Messrs. Lund, Morgan and Williams, each of which is a current director, for election to the Board of Directors at the 2007 Annual Meeting of Stockholders.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including its qualification criteria, based on whether the candidate was recommended or nominated by a stockholder or not. Stockholders who wish to recommend candidates for consideration by the Nominating and Corporate Governance Committee may do so by delivering a written recommendation to: Chair of the Nominating and Corporate Governance Committee, P.O. Box 193575,

San Francisco, California 94119-3575. The Nominating and Corporate Governance Committee may also be contacted by electronic mail or other methods, as more fully described on the Company’s website at www.delmonte.com. Submissions should include the full name of the proposed candidate, a description of the proposed candidate’s business experience for at least the previous five years, a description of the proposed candidate’s qualifications as a director and a representation that the recommending stockholder is a beneficial or record owner of the Company’s stock.

Stockholders who wish to nominate (rather than simply recommend) a candidate for election at the Company’s annual meeting must submit such nomination in writing to: Corporate Secretary, Del Monte Foods Company, P.O. Box 193575, San Francisco, California 94119-3575. Such written nomination must be received by the Corporate Secretary not less than 90 days nor more than 120 days before the date designated for the applicable annual meeting or, if such annual meeting date is not designated at least 105 days before the annual meeting, then no later than 15 days after the designation of the annual meeting date in accordance with the Company’s Bylaws. A nomination by a Del Monte stockholder must contain the specific information required in Del Monte’s Bylaws, including without limitation, (i) with respect to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or would otherwise be required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, if such Regulation 14A were applicable (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) or any successor regulation or statute, (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such nomination, (iii) the class and number of shares which are beneficially owned by such stockholder on the date of such stockholder’s notice, and (iv) not more than ten days after receipt by the nominating stockholder of a written request from the Corporate Secretary, such additional information as the Corporate Secretary may reasonably require. Del Monte’s current Bylaws can be obtained by sending a written request to the Corporate Secretary; the Bylaws may also be found on the Company’s web site at www.delmonte.com. To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee recommended by a stockholder or stockholders holding more than five percent of our voting stock.

Review, Approval or Ratification of Transactions with Related Persons

Our Standards of Business Conduct set forth our general policies and procedures regarding how we will handle employee or director conflicts of interest. As part of the written policies and procedures regarding conflicts of interest set forth in our Standards of Business Conduct, directors and executive officers are required to complete a disclosure statement that sets forth such officer’s or director’s relationships, transactions, ventures, partnerships, employment, or affiliations that could give rise to a conflict of interest. Additionally, directors and executive officers are required to submit an updated disclosure statement regarding any potential related party transaction in advance of entering into the transaction. Under the Standards of Business Conduct, the Audit Committee must review and approve in advance any related party transaction involving a Del Monte officer or director. The Del Monte Law Department may be involved in determining whether a particular transaction is a related person transaction requiring review and approval by the Audit Committee.

In June 2007, the Board of Directors adopted a written Related Persons Transaction Policy in order to establish more detailed processes, procedures and standards regarding the review, approval and ratification of related person transactions and to provide greater specificity regarding what types of transactions constitute related person transactions. All related person transactions are prohibited unless approved or ratified by the Audit Committee or, in certain circumstances, the Chair of the Audit Committee.

The Related Persons Transaction Policy reminds directors and executive officers of their obligation under our Standards of Business Conduct to update their disclosure statement to reflect any potential conflict of interest or related person transaction. Additionally, the Policy confirms that each Del Monte director and executive officer must annually complete a questionnaire designed to elicit, among other things, information about potential related person transactions. Each director and executive officer must also promptly advise the Law

Department or the Chair of the Audit Committee of any change to the information contained in the last completed questionnaire that could relate to the identification, review, approval or ratification of transactions that may constitute related person transactions.

The Del Monte Law Department reviews the information provided by Del Monte’s directors and executive officers and gathers the material facts and other information necessary to assess whether a proposed transaction would constitute a related person transaction for purposes of this Policy. If the Law Department determines that a transaction would be a related person transaction, the Law Department’s written assessment and the material facts of the proposed transaction would be submitted to the Audit Committee for consideration at its next meeting. In the event the Law Department, in consultation with Del Monte’s Chief Executive Officer, determines that it is not practicable or desirable for Del Monte to delay until the next Audit Committee meeting, such materials would instead be submitted to the Chair of the Audit Committee.

The Audit Committee (or, as applicable, the Chair of the Audit Committee) is expected to review the submitted materials and consider all other relevant facts and circumstances reasonably available to it including:

•	the benefits to Del Monte;

•	the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer (in the event the Audit Committee determines that the proposed related person transaction could impact the Nominating and Corporate Governance Committee’s determination of such director’s independence, the Audit Committee will consult with the Nominating and Corporate Governance Committee prior to making any determination);

•	the availability of other sources for comparable products or services;

•	the terms and conditions of the transaction; and

•	the terms available to unrelated third parties or to employees generally.

The Related Persons Transaction Policy provides that the Audit Committee (or Chair of the Committee as applicable) shall only approve those related person transactions that are in, or are not inconsistent with, the best interests of Del Monte and its stockholders. Similar procedures apply to the ratification of related person transactions in the event a director, the Chief Executive Officer, Chief Financial Officer or General Counsel becomes aware of a related person transaction that has not been previously approved or ratified. However, in such event:

•	If the transaction is pending or ongoing, it will be submitted to the Chair of the Audit Committee promptly for assessment of all of the relevant facts and circumstances reasonably available and the Chair of the Audit Committee shall, with the advice of counsel, evaluate all options with respect to the transaction, including ratification, amendment or termination of the related person transaction. Del Monte shall implement the option that the Chair deems to be in, or not inconsistent with, the best interests of Del Monte and its stockholders.

•	If the related person transaction is completed, the Audit Committee shall evaluate the transaction to determine if rescission of the transaction is appropriate, and shall request that Del Monte’s Chief Financial Officer evaluate the Company’s controls and procedures to ascertain 1) the reason the transaction was not submitted to the Audit Committee or Chair of the Audit Committee for prior approval and 2) whether any changes to those controls and procedures are recommended.

Under the Related Persons Transaction Policy, the Board of Directors determined that transactions entered into in the ordinary course of the Company’s business in which the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction with the Company, do not receive any special benefits as a result of the transaction, and the amount involved in the transaction equals less than 2% of the annual net revenues of each of the Company and the other entity that is a participant in the transaction do not create a material direct or indirect interest on behalf of a related person (as such term is defined in applicable SEC rules) and accordingly are not related person transactions (as such term is defined in applicable SEC rules). In addition, transactions are not related person transactions under the Related Persons Transaction Policy if they are excluded from the SEC disclosure requirements regarding related person transactions.

Board Meetings and Committees

The Board of Directors of Del Monte Foods Company held six meetings during the fiscal year ended April 29, 2007. The Board of Directors currently has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

During the fiscal year ended April 29, 2007, each incumbent member of the Board of Directors attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

The following table provides a summary of the membership of each of the standing committees of the Board of Directors as of April 29, 2007.

Nominating and
Corporate
Name	Audit	Compensation	Governance

Samuel H. Armacost		Chair
Timothy G. Bruer	Member
Mary R. Henderson			Chair
Victor L. Lund			Member
Terence D. Martin	Chair	Member
Joe L. Morgan			Member
David R. Williams	Member	Member
Richard G. Wolford

The Company also has a stock option committee consisting of the Company’s Chairman of the Board that may award stock options to employees who hold positions below the level of senior vice president. In addition, the Board of Directors may from time to time establish special committees.

Audit Committee

Responsibilities

The Audit Committee of the Board of Directors assists the Board in its oversight of the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee:

•	Generally oversees the disclosure controls and procedures and the internal controls and procedures established by the Company to provide full, fair, accurate, timely and understandable disclosure in its periodic reports and proxy statements;

•	Reviews the financial statements to be included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

•	Reviews the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

•	Discusses with management and the independent auditors the Company’s accounting principles, critical accounting estimates and other matters that could have a significant impact on the Company’s financial statements;

•	Discusses with management and the independent auditors the results of the annual integrated audit as well as the Company’s annual and quarterly financial statements; and

•	Oversees the internal audit department.

The Audit Committee is also responsible for periodically reviewing and approving updates to the Company’s Standards of Business Conduct as well as reviewing the Company’s performance relative to such Standards. The Audit Committee has sole authority to grant waivers to directors and executive officers relating to the Company’s Standards of Business Conduct.

The Audit Committee is responsible for interacting directly with and evaluating the Company’s independent auditors. With respect to the independent auditors, the Audit Committee:

•	Evaluates the performance of and assesses the qualifications of the independent auditors;

•	Determines the engagement of the independent auditors;

•	Determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;

•	Monitors the rotation of partners of the independent auditors on the Company engagement team as required by law; and

•	Reviews and approves the retention of the independent auditors to perform any proposed audit or lawfully permitted non-audit services.

In connection with approving services by the Company’s independent auditors as required by Section 202 of the Sarbanes-Oxley Act of 2002, the Audit Committee has adopted a Statement of Policy and Procedures regarding Pre-Approval of Engagements for Audit and Non-Audit Services. See “Proposal 3 – Ratification of Appointment of Independent Auditors – Policies and Procedures Relating to Approval of Services by Auditors” for a discussion of this Statement.

The Audit Committee operates under a written charter adopted by the Board of Directors. For additional information regarding the Audit Committee’s duties and responsibilities, please refer to the Audit Committee’s Charter, which is available on the Company’s web site at www.delmonte.com. As required under the Sarbanes-Oxley Act of 2002, the Audit Committees has in place procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Membership and Independence

Three directors currently comprise the Audit Committee: Messrs. Bruer, Martin, and Williams. Mr. Martin currently serves as the Chair of the Audit Committee. The Audit Committee consists entirely of directors who were determined by the Board of Directors to meet the definition of “independent” within the meaning of the Company’s Corporate Governance Guidelines, the Audit Committee’s Charter, Section 303A.02 of the NYSE listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended.

Each member of the Audit Committee is financially literate. Additionally, the Board of Directors has determined that Mr. Martin qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of the Securities and Exchange Commission’s Regulation S-K and is “independent” within the meaning of Section 303A.02 of the NYSE listing standards. Our Corporate Governance Guidelines restrict Audit Committee members from simultaneously serving on the audit committees of more than three public companies (including Del Monte), without a specific Board determination that such simultaneous service will not impair the ability of such member to serve on the Audit Committee. The members of our Audit Committee do not currently serve on the audit committee of any other public company.

Fiscal 2007 Meetings and Actions

The Audit Committee met eight times during the fiscal year ended April 29, 2007.

Compensation Committee

Responsibilities

The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for the Company. In this regard, the Compensation Committee:

•	Reviews and approves the philosophy for compensation of the Company’s senior executives and other employees;

•	Establishes or recommends compensation plans and programs for senior executives and other employees;

•	Reviews the adequacy of such plans and programs;

•	Reviews and evaluates the performance of the Company’s Chief Executive Officer;

•	Reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer and other senior executives;

•	Reviews and monitors management development and succession plans; and

•	Administers the Company’s incentive and equity-based plans and programs.

For a discussion of the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation, please see “Executive Compensation – Compensation Discussion and Analysis.”

The Compensation Committee operates under a written charter adopted by the Board of Directors. For additional information regarding the Compensation Committee’s duties and responsibilities, please refer to the Compensation Committee’s Charter, which is available on the Company’s web site at www.delmonte.com.

Membership and Independence

Three directors currently comprise the Compensation Committee: Messrs. Armacost, Martin and Williams. Mr. Armacost currently serves as the Chair of the Compensation Committee. The Compensation Committee consists entirely of directors who were determined by the Board of Directors to meet the definition of “independent” within the Company’s Corporate Governance Guidelines, the Compensation Committee’s Charter and Section 303A.02 of the NYSE listing standards, as well as the “non-employee director” standard within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and the “outside director” standard for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Fiscal 2007 Meetings and Actions

The Compensation Committee met six times during the fiscal year ended April 29, 2007.

Nominating and Corporate Governance Committee

Responsibilities

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for overseeing the performance of the Board of Directors and its committees and developing the Company’s policies relating to corporate governance. In this regard, the Nominating and Corporate Governance Committee:

•	Considers and recommends Board size and composition, taking into account important competencies;

•	Oversees the annual evaluation of the Board of Directors and its standing committees;

•	Evaluates and recommends to the Board of Directors the slate of nominees for directors to be elected by the Company’s stockholders and the persons to be appointed to the Board by the Board of Directors;

•	Evaluates and recommends those directors to be appointed to the various standing Board committees;

•	Recommends the responsibilities of these committees;

•	Makes recommendations to the Board of Directors regarding the compensation of non-employee members of the Board; and

•	Periodically reviews and assesses the adequacy of the Company’s Corporate Governance Guidelines.

For a discussion of the Nominating and Corporate Governance Committee’s processes and criteria used in evaluating and recommending to the Board of Directors the slate of nominees for directors to be elected by the Company’s stockholders (or, in the event of a vacancy to be filled by the Board, appointed to the Board), please see “Corporate Governance – Nomination Process.” For a discussion of the Nominating and Corporate Governance Committee’s processes and procedures for the consideration and determination of non-employee director compensation, please see “Director Compensation – Discussion of Director Compensation – Process.”

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors. For additional information regarding the Nominating and Corporate Governance Committee’s duties and responsibilities, please refer to the Nominating and Corporate Governance Committee’s Charter, which is available on the Company’s web site at www.delmonte.com.

Membership and Independence

Three directors currently comprise the Nominating and Corporate Governance Committee: Messrs. Lund and Morgan and Ms. Henderson. Ms. Henderson currently serves as the Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists entirely of directors who were determined by the Board of Directors to meet the definition of “independent” within the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee’s Charter and Section 303A.02 of the NYSE listing standards.

Fiscal 2007 Meetings

The Nominating and Corporate Governance Committee met four times during the fiscal year ended April 29, 2007.

Director Compensation

The following table sets forth compensation for the members of the Board of Directors of Del Monte Foods Company for fiscal 2007. Mr. Wolford, the Company’s Chairman of the Board, President and Chief Executive Officer, does not receive any additional compensation for his service as a director. Mr. Wolford’s compensation is reported in “Executive Compensation” and accordingly Mr. Wolford is not included in the following table.

	Fees Earned or
	Paid in Cash	Stock Awards		Option Awards	Total
Name	($)	($) (2)		($) (5)	($)

Samuel H. Armacost	$86,750	$36,862	(3)	$–	$123,612
Timothy G. Bruer	91,750	36,862	(3)	–	128,612
Mary R. Henderson	90,500	36,862	(3)	–	127,362
Gerald E. Johnston (1)	8,750	8,816	(4)	–	17,566
Victor L. Lund	84,750	36,862	(3)	22,424 (6)	144,036
Terence D. Martin	126,250	36,862	(3)	–	163,112
Joe L. Morgan	71,750	36,862	(3)	–	108,612
David R. Williams	89,250	36,862	(3)	–	126,112

(1)	Mr. Johnston resigned from the Board of Directors effective June 29, 2006. Accordingly, Mr. Johnston only received compensation with respect to the first quarter of fiscal 2007.

(2)	At the end of fiscal 2007, the following outstanding stock awards were held by members of the Board of Directors (including persons who had served as a member of the Board of Directors during fiscal 2007):

			Aggregate
			Number of
			Shares Subject
	Deferred Stock	Restricted	to Outstanding
Name	Units (a)	Stock Units (b)	Stock Awards
Samuel H. Armacost	11,109	7,719	18,828
Timothy G. Bruer	–	7,719	7,719
Mary R. Henderson	18,629	7,719	26,348
Gerald E. Johnston	–	–	–
Victor L. Lund	4,938	7,719	12,657
Terence D. Martin	11,109	7,719	18,828
Joe L. Morgan	–	7,719	7,719
David R. Williams	–	7,719	7,719

(a)	Reflects deferred stock units issued with respect to compensation deferred by such director and deferred stock units issued in lieu of dividends on such deferred stock units.

•	Messrs. Armacost and Martin have deferred their stock-based compensation since the first quarter of fiscal 2004.

•	Mr. Lund has deferred his stock-based compensation since he joined the Board in the fourth quarter of fiscal 2005.

•	Ms. Henderson has deferred her stock-based compensation since the first quarter of fiscal 2004. Additionally, she deferred her cash-based compensation from the first quarter of fiscal 2004 through and including the second quarter of fiscal 2005.

(b)	Directors who deferred their fiscal 2007 stock-based compensation, including Messrs. Armacost, Lund and Martin and Ms. Henderson, will receive deferred stock units upon vesting of the restricted stock units. Directors who did not elect to defer their stock-based compensation, including Messrs. Bruer, Morgan and Williams, will receive shares upon vesting.

For further information regarding the Del Monte Foods Company 2005 Non-Employee Director Deferred Compensation Plan, see “– Discussion of Director Compensation – Del Monte Foods Company 2005 Non-Employee Director Deferred Compensation Plan” below.

(3)	Represents the dollar amounts recognized by Del Monte for financial reporting purposes in accordance with FAS 123R for fiscal 2007 in connection with:

•	7,719 restricted stock units granted on September 21, 2006 pursuant to the Del Monte Foods Company Non-Employee Director Compensation Plan, as amended (for further information regarding such grants, see “– Discussion of Director Compensation – Del Monte Foods Company Non-Employee Director Compensation Plan – Q2, Q3 and Q4 of Fiscal 2007 – Equity Compensation” below); and

•	838 shares issued or deferred stock units granted on August 4, 2006 as the first quarter fiscal 2007 installment of the $35,000 worth of Del Monte stock paid as part of the annual retainer prior to the amendment of the Del Monte Foods Company Non-Employee Director Compensation Plan (for further information regarding such grants, see “– Discussion of Director Compensation – Del Monte Foods Company Non-Employee Director Compensation Plan – Q1 of Fiscal 2007 – Cash and Stock Retainer” below).

The full grant date fair value of each September 21, 2006 grant of 7,719 restricted stock units is $76,563. The full grant date fair value of each August 4, 2006 grant of 838 shares or deferred stock units is $8,816. Del Monte calculates the fair value of stock awards under SFAS No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”) by multiplying the average of the high and low prices of Del Monte’s common stock on the date of grant by the number of shares subject to such stock award. For stock awards that are not credited with dividends during the vesting period, including the September 21, 2006 grant of restricted stock units, Del Monte reduces the fair value of the stock award by the present value of the expected dividend stream during the vesting period using the risk-free interest rate in accordance with FAS 123R. Accordingly, to the extent holders of stock awards are entitled to dividends during the vesting period, dividends are factored into the FAS 123R fair value of the stock awards. Del Monte assumes zero anticipated forfeitures in connection with valuing stock awards for purposes of FAS 123R.

(4)	Represents compensation expense recognized by Del Monte in fiscal 2007 in connection with 838 deferred stock units granted on August 4, 2006 as the first quarter fiscal 2007 installment of the $35,000 worth of Del Monte stock paid as part of the annual retainer prior to the amendment of the Del Monte Foods Company Non-Employee Director Compensation Plan. For information regarding the full grant date fair value of this award, see footnote (3) above.

(5)	At the end of fiscal 2007, the following options were held by members of the Board of Directors (including persons who had served as a member of the Board of Directors during fiscal 2007):

					Weighted Average
				Aggregate Number	Exercise Price of
		Number of	Exercise Price	of Shares Subject to	Aggregate
		Shares Subject to	Per Share	Outstanding	Outstanding Options
Name	Date of Grant	Option	($)	Options	($)
Samuel H. Armacost	9/29/2005	5,000	$10.24
	9/22/2004	5,000	10.59
	9/12/2003	5,000	8.78
	1/24/2003	15,000	8.71
				30,000	$9.29
Timothy G. Bruer	9/29/2005	5,000	10.24
	9/22/2004	5,000	10.59
	9/12/2003	5,000	8.78
	1/24/2003	15,000	8.71
	10/1/2002	2,500	8.00
	7/1/2002	13,750	11.73
	4/1/2002	1,250	10.32
	1/2/2002	1,250	8.45
	10/1/2001	1,250	7.87
	4/2/2001	1,250	8.35
	1/2/2001	1,250	7.63
				52,500	9.78
Mary R. Henderson	9/29/2005	5,000	10.24
	9/22/2004	5,000	10.59
	9/12/2003	5,000	8.78
	1/24/2003	15,000	8.71
				30,000	9.29
Gerald E. Johnston	9/29/2005	5,000	10.24
	9/22/2004	5,000	10.59
				10,000	10.42
Victor L. Lund	9/29/2005	5,000	10.24
	3/30/2005	15,000	10.67
				20,000	10.56
Terence D. Martin	9/29/2005	5,000	10.24
	9/22/2004	5,000	10.59
	9/12/2003	5,000	8.78
	1/24/2003	15,000	8.71
				30,000	9.29
Joe L. Morgan	9/29/2005	5,000	10.24
	9/22/2004	5,000	10.59
	9/12/2003	5,000	8.78
	1/24/2003	15,000	8.71
				30,000	9.29
David R. Williams	9/29/2005	5,000	10.24
	9/22/2004	5,000	10.59
	9/12/2003	5,000	8.78
	1/24/2003	15,000	8.71
				30,000	9.29

(6)	Mr. Lund joined the Del Monte Board of Directors on March 30, 2005 and accordingly on such date received an option to purchase 15,000 shares at $10.67 per share. This option vests in annual installments over three years; provided however that it will vest in full upon a Change of Control as defined in the Del Monte Foods Company 2002 Stock Incentive Plan. The other non-employee directors had received similar grants on January 24, 2003, but Del Monte did not recognize any compensation expense in fiscal 2007 with respect to such grants as they had vested in full prior to fiscal 2007. For further information regarding Mr. Lund’s option grant, see “– Discussion of Director Compensation – Del Monte Foods Company Non-Employee Director Compensation Plan – Q1 of Fiscal 2007 – Equity Compensation” below.

The full grant date fair value of Mr. Lund’s option to purchase 15,000 shares is $67,520. The table below presents the material valuation assumptions for the stock option.

Grant Date
3/30/2005

Dividend yield	0%
Expected volatility	30.7%
Risk-free interest rate	4.4%
Expected life (in years)	7.0

Discussion of Director Compensation

Process

The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board of Directors regarding the compensation of non-employee directors. The Committee may not delegate this responsibility, which is set forth in its Charter. The Nominating and Corporate Governance Committee engages a compensation consultant, Hewitt Associates, Inc., to conduct a review of director compensation every one to two years. The review includes benchmark data from comparator companies as well as market trends in director compensation. The review completed in fiscal 2006 (the most recently completed review) indicated that the Company’s non-employee director compensation, which had not been adjusted since 2002, had fallen below both the median and average total compensation of its peer group and that certain compensation components were no longer consistent with market practices. As a result, the Nominating and Corporate Governance Committee recommended to the Board of Directors certain amendments to non-employee director compensation. At the request of the Nominating and Corporate Governance Committee, Hewitt Associates assisted the Committee in developing its recommendation to the Board by developing various alternative compensation structures designed to address the deficiencies identified during the review of non-employee director compensation.

In light of the recommendation of the Nominating and Corporate Governance Committee, on March 16, 2006, the Board of Directors of Del Monte Foods Company amended and restated the Del Monte Foods Company Non-Employee Director Compensation Plan, effective immediately following the Company’s 2006 Annual Meeting of Stockholders, which was held on September 21, 2006. Consequently, non-employee director compensation for the second, third and fourth quarters of fiscal 2007 was based upon the Del Monte Foods Company Non-Employee Director Compensation Plan, as amended, while compensation for the first quarter of fiscal 2007 was based upon the Plan prior to such amendment.

Del Monte executive officers play no role in recommending or determining non-employee director compensation, except that Mr. Wolford (as a member of the Board of Directors) participates in the deliberations and actions of the Board regarding the recommendations made by the Nominating and Corporate Governance Committee.

Del Monte Foods Company Non-Employee Director Compensation Plan – Q2, Q3 and Q4 of Fiscal 2007

All Del Monte directors other than Richard G. Wolford, the Company’s Chief Executive Officer, are currently eligible under the Del Monte Foods Company Non-Employee Director Compensation Plan.

Cash Retainers. Each eligible director earns an annual retainer of $60,000 cash, which is paid in quarterly installments in arrears. Certain additional annual retainers (also paid in quarterly installments) are paid in cash as follows:

Additional
Annual
Position	Retainer

Lead Director	$15,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$12,000
Nominating and Corporate Governance Committee Chair	$10,000

Meeting Fees. In addition, each eligible director earns a meeting fee for each meeting attended as follows:

Fee Per
Type of Meeting	Meeting

Board Meeting	$2,000
Audit Committee Meeting	$2,000
Compensation Committee Meeting	$1,500
Nominating and Corporate Governance Committee Meeting	$1,500
Meeting of any Special Committee	$2,000 *

*	unless otherwise determined by the Board of Directors

Such fees are paid quarterly in cash in arrears.

Equity Compensation. Each eligible director annually receives $80,000 worth of restricted Del Monte common stock or restricted stock units. These restricted stock or restricted stock units are granted promptly after each annual meeting of stockholders and vest over three years from the date of grant (it being understood that in the event the date of the third regularly scheduled annual meeting is less than three full calendar years from the date of grant, such shares of restricted stock or such restricted stock units shall nevertheless vest immediately prior to such annual meeting). The number of shares of restricted stock or number of restricted stock units issued is calculated by dividing the $80,000 by the average of the high and low prices of Del Monte’s common stock on the date of grant. These equity awards are issued under the Del Monte Foods Company 2002 Stock Incentive Plan.

The Del Monte Foods Company Non-Employee Director Compensation Plan, as amended, no longer provides for option grants to non-employee directors.

Other. The Del Monte Foods Company Non-Employee Director Compensation Plan, as amended, also provides for travel reimbursement, requires that 100% of the “profit shares” attributable to option exercises be held for one year, and confirms the ability of non-employee directors to defer certain compensation pursuant to the Del Monte Foods Company 2005 Non-Employee Director Deferred Compensation Plan (which was not affected by the amendment to the Non-Employee Director Compensation Plan). “Profit shares” are the option profit, net of taxes, expressed as a number of shares.

Del Monte Foods Company Non-Employee Director Compensation Plan – Q1 of Fiscal 2007

Cash and Stock Retainer. Under the Del Monte Foods Company Non-Employee Director Compensation Plan, prior to its amendment effective immediately following the 2006 Annual Meeting of Stockholders, each eligible director earned an annual retainer consisting of $35,000 cash, paid in quarterly installments, and $35,000 worth of Del Monte common stock, issued (or deferred as deferred stock units) in quarterly installments under the Del Monte Foods Company 2002 Stock Incentive Plan. The number of shares of Del Monte common stock that was issued (or deferred) for each installment was calculated by dividing the intended value of the stock to be issued (or deferred) by the average of the high and low prices of Del Monte’s common stock on the last trading day of the applicable quarter.

Meeting Fees. In addition, each eligible director earned a meeting fee for each meeting attended as follows:

	Fee Per
Type of Meeting	Meeting

Board Meeting	$2,000
Audit Committee Meeting	$1,500	*
Compensation Committee Meeting	$1,500	*
Nominating and Corporate Governance Committee Meeting	$1,500

*	However, the chair of the Audit Committee earned $4,500 for each such meeting attended and the chair of the Compensation Committee earned $3,000 for each such meeting attended.

Such fees were paid quarterly in cash in arrears.

Equity Compensation. The Non-Employee Director Compensation Plan also provided, prior to its amendment, that each non-employee director would receive an annual option grant to purchase 5,000 shares, which was fully vested upon issuance. In general, the annual option grants were made approximately when annual option grants were made to eligible employees of the Company. No such options were granted in fiscal 2007 because of the amendment of the Non-Employee Director Compensation Plan.

Additionally, pursuant to the Non-Employee Director Compensation Plan prior to its amendment, each non-employee director who was a non-employee director on January 22, 2003 (the initial effective date of the adoption of the Non-Employee Director Compensation Plan) received an option on January 24, 2003 to purchase 15,000 shares of Del Monte common stock. Non-employee directors who joined the Board after January 22, 2003 received an initial option grant to purchase 15,000 shares of Del Monte common stock upon joining the Board. Each grant was issued under the Del Monte Foods Company 2002 Stock Incentive Plan and had an exercise price equal to the fair market value of Del Monte’s common stock on the date of grant, which under the 2002 Stock Incentive Plan is defined as the average of the high and low prices of Del Monte’s common stock on the date of grant. Additionally, each 15,000 share option grant vested in equal installments over a three-year period. Accordingly, all such option grants (except for the option grant made to Mr. Lund when he joined the Board of Directors in March 2005) vested prior to fiscal 2007 and Del Monte did not recognize any compensation expense in fiscal 2007 with respect to such grants, other than the $22,424 reported in the Fiscal 2007 Director Compensation table above with respect to Mr. Lund. In general, these option grants expire ten years from the date of grant or, if earlier, 90 days from the termination of service as a member of Del Monte’s Board of Directors (other than due to death or disability).

Del Monte Foods Company 2005 Non-Employee Director Deferred Compensation Plan

Under the Del Monte Foods Company 2005 Non-Employee Director Deferred Compensation Plan, non-employee directors may elect to defer the receipt of 0%, 50% or 100% of either or both of the cash and stock-based (other than options) components of their annual compensation on the basis of four consecutive fiscal quarters. The deferred amounts are converted into deferred stock units, which are distributed upon termination of service on the Board of Directors in the form of shares of Del Monte common stock. Such distribution is made, at the participant’s election with respect to each deferral period, either in a lump sum or in equal annual installments over not more than fifteen years. Deferred stock units issued in connection with deferrals made under the 2005 Director Deferred Plan, as well as any shares distributed in respect thereof, are issued under the Del Monte Foods Company 2002 Stock Incentive Plan. Deferred stock units issued pursuant to the terms of the 2005 Non-Employee Director Deferred Compensation Plan are credited with dividends in the form of additional deferred stock units. The number of additional deferred stock units credited is determined by multiplying the number of deferred stock units held by the director on the applicable dividend record date by the per share cash dividend declared, and then dividing such amount by the average of the high and low prices of Del Monte’s common stock on the applicable dividend payment date.

The Del Monte Foods Company 2005 Non-Employee Director Deferred Compensation Plan was adopted by the Board of Directors effective January 1, 2005. The 2005 Director Deferred Plan is substantially similar to a prior plan permitting deferral of director compensation. However, the 2005 Director Deferred Plan is intended to comply with the American Jobs Creation Act of 2004 (“AJCA”).

Proposal 2

Approval of the Amendment and Restatement of the
Del Monte Foods Company 2002 Stock Incentive Plan

On August 3, 2007, the Board of Directors adopted the Del Monte Foods Company 2002 Stock Incentive Plan, as amended and restated effective August 6, 2007, subject to stockholder approval (the “Amended Plan”). The Del Monte Foods Company 2002 Stock Incentive Plan (the “2002 Plan”) was originally adopted by the Board effective December 20, 2002 and was previously amended and restated by the Board effective August 15, 2005. Both the original plan and the August 15, 2005 amended and restated plan were previously approved by our stockholders. Options and other stock awards granted under the 2002 Plan prior to its August 6, 2007 amendment and restatement will continue to be subject to the terms and conditions as set forth in the agreements evidencing such options and other awards as well as the terms of the 2002 Plan prior to its August 6, 2007 amendment and restatement.

The total number of shares authorized for grant under the 2002 Plan prior to the August 6, 2007 amendment and restatement was 26,165,813 shares of common stock. As of April 29, 2007, eligible employees, non-employee directors and others held 934,828 restricted stock units, 277,949 deferred stock units, 1,340,400 performance shares and options to purchase 12,178,287 shares of common stock under the 2002 Plan, representing an aggregate of 14,731,464 shares subject to outstanding awards under the 2002 Plan (which, if issued, would reduce the shares available under the Plan by 16,330,351 shares due to the applicable share multiple). Additionally, as of April 29, 2007, 2,211,717 shares had been issued under the 2002 Plan (reducing the shares available under the 2002 Plan by 2,228,389 shares due to the applicable share multiple). Accordingly, as of April 29, 2007, a total of 7,607,073 additional shares were available under the 2002 Plan to be issued in connection with future awards.

Under the Amended Plan, the total number of shares authorized for grant is 31,558,740. Accordingly, if the Amended Plan is approved by the stockholders, a total of 13,000,000 shares will be available under the Amended Plan to be used in connection with future awards. This reflects a 5,392,927 share increase in the number of shares authorized under the 2002 Plan. Shares of common stock issued pursuant to equity incentives granted under the Amended Plan on or after April 30, 2007 will reduce the Plan’s share reserve by one share in the case of options and stock appreciation rights with exercise prices at least equal to fair market value of the Company’s common stock on the grant date and by 2.79 shares in the case of all other equity incentives granted under the Amended Plan.

The approval of the Amended Plan will allow the Compensation Committee to continue to grant stock options and a broad array of other equity incentives at levels it determines appropriate. The Company expects that the Compensation Committee will use such equity incentives in order to secure, retain and provide incentives to key Del Monte employees and consultants. Additionally, shares available under the Amended Plan will also be used to compensate our outside directors. The Company’s current compensation of its outside directors is described in greater detail in “Director Compensation.”

The Amended Plan, if approved by the stockholders, also will make explicit that the Compensation Committee, when granting awards, may provide for certain adjustments in calculating the attainment of performance goals with respect to certain performance-based awards. Section 162(m) of the Internal Revenue Code denies a deduction to any public corporation for certain compensation paid to “covered employees” in a taxable year, to the extent that compensation exceeds $1 million. However, some compensation, including qualified “performance-based compensation,” is not subject to this deduction limitation. The Amended Plan recognizes that the Compensation Committee may exclude certain charges, exchange rate effects and the effects of certain changes, adjustments and other items when determining the attainment of performance goals in connection with performance-based awards. Notwithstanding any such adjustments, such performance-based awards will continue to qualify as “performance-based compensation” under Section 162(m) of the Code. Prior to its August 6, 2007 amendment and restatement, the 2002 Plan did not explicitly provide for such adjustments.

The Amended Plan, if approved by the stockholders, will expand certain explicit prohibitions on repricing. In general, the Amended Plan provides that, without stockholder approval, no incentive award granted under the Plan will be repriced, replaced or regranted through (a) cancellation and regrant at a lower price, (b) lowering the exercise price of a previously awarded option, (c) lowering the grant price of a previously awarded stock appreciation right, or (d) lowering the purchase price of a previously awarded stock bonus or other incentive award. Prior to its August 6, 2007 amendment and restatement, the 2002 Plan only explicitly prohibited the repricing of options without stockholder approval.

Finally, the Amended Plan includes certain provisions intended to ensure compliance with Section 409A of the Internal Revenue Code regarding certain deferred compensation arrangements. These provisions are designed to exempt the awards from Section 409A, to preserve the intended tax treatment of the benefits provided with respect to the award under Section 409A, and to otherwise ensure compliance with the requirements of Section 409A (including requirements regarding the timing of distribution of awards that may be considered deferred compensation under Section 409A). Prior to its August 6, 2007 amendment and restatement, the 2002 Plan did not specifically address the requirements of Section 409A but was administered in good faith compliance as permitted by the guidance under Section 409A.

Stockholders are requested in this Proposal 2 to approve the Amended Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the Amended Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether this matter has been approved and therefore will have no effect.

A general description of the Amended Plan is set forth below. However, this description is qualified in its entirety by reference to the full text of the Amended Plan, a copy of which is attached as Annex A to these proxy materials. The following description also notes any key differences between the Amended Plan and the 2002 Plan as in effect prior to its August 6, 2007 amendment and restatement.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 2.

Description of the Del Monte Foods Company 2002 Stock Incentive Plan, as Amended and Restated Effective August 6, 2007

General

The Amended Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, stock bonus awards and other incentive awards that may involve the issuance of Del Monte’s common stock (collectively, “stock awards”). Incentive stock options granted under the Amended Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonqualified stock options granted under the Amended Plan are not intended to qualify as incentive stock options under the Code. See “ – Federal Income Tax Information” below for a discussion of the tax treatment of stock awards.

Administration

Pursuant to its terms, the Amended Plan is administered by a committee of the Board (the “Committee”). Unless otherwise determined by the Board, such Committee must consist solely of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code. Currently, the Compensation Committee acts as the Committee administering the Amended Plan.

Subject to the provisions of the Amended Plan, the Committee has the authority to construe and interpret the Amended Plan and the terms of awards granted under the Amended Plan. The Committee also has the authority to delegate some or all of the administration of the Amended Plan to one or more directors or management employees.

The Committee may accelerate the date on which any option or stand-alone stock appreciation right granted under the Amended Plan vests or becomes exercisable and may extend the term of such stock awards.

Eligibility

Incentive stock options may be granted under the Amended Plan only to employees of Del Monte and its subsidiaries. Employees of and consultants to Del Monte and its subsidiaries, and non-employee directors of Del Monte, are eligible to receive all other types of stock awards under the Amended Plan. All of the Company’s approximately 18,200 regular and seasonal employees and consultants are eligible to participate in the Amended Plan. Additionally, all 7 of the Company’s current non-employee directors are eligible to participate in the Amended Plan. In fiscal 2007, the Compensation Committee limited employee participation in the 2002 Plan to employees at the level of vice president and above and other key employees. Accordingly, in fiscal 2007, 104 employees of Del Monte received awards under the 2002 Plan.

No incentive stock option may be granted under the Amended Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Del Monte or its subsidiaries, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined on the date of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Amended Plan and any other stock option plans of Del Monte and its subsidiaries) may not exceed $100,000.

Under the Amended Plan, no person may be granted stock awards covering more than 1,500,000 shares of common stock during any fiscal year (the “Section 162(m) Limitation”).

Stock Subject to the Amended Plan

A maximum of 31,558,740 shares of common stock are available for issuance under the Amended Plan, which number, based on award information as of April 29, 2007, consists of 2,211,717 shares of common stock issued under the Plan (reducing the shares available under the Amended Plan by 2,228,389 shares due to the 1.94 multiple discussed below) , 14,731,464 shares subject to outstanding incentive awards (which, if issued, would reduce the shares available under the Amended Plan by 16,330,351 shares due to the 1.94 multiple discussed below) and 13,000,000 shares available for future incentive award grants. Prior to the August 6, 2007 amendment and restatement, the maximum number of shares of common stock that were available for issuance under the 2002 Plan was 26,165,813 shares. Shares of common stock issued under the Amended Plan may be either newly issued shares or treasury shares, as determined by the Committee.

For awards granted on or after April 30, 2007, the number of shares of common stock available for issuance under the Amended Plan shall be reduced (i) by 1 share for each share of common stock issued pursuant to an option or a stock appreciation right with an exercise price of at least the fair market value of a share of common stock on the grant date and (ii) 2.79 shares for each share of common stock issued pursuant to other stock awards; provided, however, that for such other stock awards granted prior to April 30, 2007 but on or after May 2, 2005, the reduction shall be 1.94 shares instead of 2.79 shares. Furthermore, for all awards granted prior to May 2, 2005, the number of shares of common stock available for issuance under the Amended Plan shall be reduced by 1 share for each share of common stock issued. By contrast, prior to the August 6, 2007 amendment and restatement, the number of shares of common stock available for issuance under the 2002 Plan was reduced (i) by 1 share for each share of common stock issued pursuant to an option or a stock appreciation right with an exercise price of at least the fair market value of a share of common stock on the grant date and (ii) 1.94 shares for each share of common stock issued pursuant to other stock awards; provided, however, that for such other stock awards granted prior to May 2, 2005, the reduction was 1 share instead of 1.94 shares.

If a stock award granted under the Amended Plan expires or otherwise terminates without being exercised or settled in full, or if any shares of common stock issued pursuant to a stock award are forfeited to or repurchased by Del Monte, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of common stock not issued under such stock award, or forfeited to or repurchased by Del Monte shall revert to and again become available for issuance under the Amended Plan. Awards that are terminated, forfeited or repurchased shall result in an increase in the share reserve of the Amended Plan corresponding to the reduction originally made in respect of the award.

Shares of common stock shall not be considered to have been issued under the Amended Plan with respect to any portion of a stock award (other than a stock appreciation right that may be settled in shares of common stock or cash) that is settled in cash. Shares withheld in satisfaction of tax withholding obligations shall not again become available for issuance under the Amended Plan. Upon payment in shares of common stock pursuant to the exercise of a stock appreciation right, the number of shares available for issuance under the Amended Plan shall be reduced by the gross number of shares for which such stock award is exercised. If the exercise price of an option is paid by shares of common stock owned by the participant, the number of shares available for issuance under the Amended Plan shall be reduced by the gross number of shares for which the option is exercised. Shares of common stock may be issued pursuant to stock awards in connection with certain corporate acquisitions and mergers, and any such issuance shall not reduce the number of shares of common stock available for issuance under the Amended Plan.

The aggregate maximum number of shares of common stock that may be issued under the Amended Plan pursuant to the exercise of incentive stock options is 31,558,740 shares.

Subject to the overall limitation on the number of shares of Common Stock that may be issued under the Amended Plan, the Committee may, in addition to granting stock awards under the Amended Plan, use available shares of common stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of Del Monte, including those of any entity acquired by Del Monte.

Terms of Options

Options may be granted under the Amended Plan pursuant to stock option agreements. The following is a description of the permissible terms of options under the Amended Plan. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below.

Exercise Price. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of grant and, in some cases (as described in “– Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonqualified stock options may not be less than 100% of the fair market value of the stock on the date of grant. As of August 2, 2007, the closing price of Del Monte’s common stock as reported on the NYSE was $11.80 per share.

Consideration. The exercise price of options granted under the Amended Plan must be paid, to the extent permitted by applicable law and at the discretion of the Committee, (i) by cash or check, (ii) pursuant to a broker-assisted cashless exercise, (iii) by delivery of other common stock of Del Monte, or (iv) in any other form of legal consideration acceptable to the Committee.

Vesting. Options granted under the Amended Plan may become exercisable in cumulative increments, or “vest,” as determined by the Committee and set forth in the applicable option agreement. Vesting typically will occur during the optionholder’s employment with Del Monte or a subsidiary. If an optionholder’s employment is terminated by the optionholder on account of retirement (as defined in the Amended Plan) or, for optionholders who are vice presidents or above upon termination, if the optionholder is terminated by Del Monte or a subsidiary without cause (as defined in the Amended Plan) or if the optionholder terminates his employment for good reason (as defined in the optionholder’s employment contract or, if included therein, the applicable executive severance plan), then the option will vest on a pro rata basis in accordance with

Del Monte’s policy in effect at the time of such termination. Moreover, if an optionholder’s employment is terminated on account of death or disability (as defined in the Amended Plan), then all of the shares subject to the option will vest and become exercisable as of the time of such termination. Shares covered by different options granted under the Amended Plan may be subject to different vesting terms. The Committee has the authority to accelerate the time during which an option may vest or be exercised.

Tax Withholding. To the extent provided by the terms of a stock option agreement, an optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of the option by a cash payment upon exercise, by authorizing Del Monte to withhold a portion of the stock otherwise issuable to the optionholder or by delivering already-owned common stock of Del Monte.

Term. The maximum term of options granted under the Amended Plan is 10 years, except that in certain cases (as described in “– Eligibility” above) the maximum term is five years.

Termination of Employment. Under the Amended Plan, in the event that an optionholder’s employment terminates (other than for cause or due to the optionholder’s disability, death or retirement), his or her options may be exercised (to the extent the options were exercisable at the time of the termination of employment) at any time within 3 months following termination. By contrast, prior to the August 6, 2007 amendment and restatement, the 2002 Plan provided that such options may be exercised (to the extent the options were exercisable at the time of such termination) at any time within 90 days following such termination. If termination is for cause, options will expire and be canceled upon termination. If termination is due to the optionholder’s retirement (as defined in the Amended Plan), disability (as defined in the Amended Plan) or death, options (to the extent exercisable at the time of termination) may be exercised until the expiration of their original terms. If an optionholder dies within 3 months following an involuntary termination of employment without cause, options may be exercised (to the extent the options were exercisable at the time of the termination of employment) until the expiration of their original terms or, if sooner, for one year after the optionholder’s death. In no event, however, may an option be exercised beyond the expiration of its original term.

Restrictions on Transfer. Unless provided otherwise in an option agreement, an optionholder may not transfer an option other than by will or by the laws of descent and distribution. During the lifetime of the optionholder, only the optionholder (or the transferee pursuant to a domestic relations order) may exercise an option. An optionholder may also designate a beneficiary who may exercise an option following the optionholder’s death.

Terms of Stock Appreciation Rights

Stock appreciation rights may be granted under the Amended Plan pursuant to stock appreciation rights agreements, either as a tandem stock appreciation right in connection with an option (a “tandem SAR”) or as a stand-alone stock appreciation right (a “stand-alone SAR”).

Exercise. Each stock appreciation right is denominated in shares of common stock equivalents. Upon exercise of a stock appreciation right, Del Monte will pay the participant an amount equal to the excess of (i) the aggregate fair market value of Del Monte’s common stock on the date of exercise, over (ii) the exercise price determined by the Committee on the date of grant. The exercise price of a stock appreciation right may not be less than 100% of the fair market value of the stock on the date of grant.

Settlement of Awards. The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of Del Monte’s common stock, or a combination of cash and shares, as determined by the Committee.

Vesting. Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by the Committee. Vesting typically will occur during the participant’s employment with Del Monte or a subsidiary. If a participant’s employment is terminated by the participant on account of retirement (as defined in the Amended Plan) or, for participants who are vice presidents or above upon termination, if the participant is terminated by Del Monte or a subsidiary without cause (as defined in the Amended Plan) or if the participant terminates his employment for good reason (as defined in the participant’s employment contract or, if included therein, the applicable executive severance plan), then the stock appreciation right will vest on a pro rata basis in accordance with Del Monte’s policy in effect at the time of such termination. Moreover, if a participant’s employment is terminated on account of death or disability (as defined in the Amended Plan), then all of the shares subject to the stock appreciation right will vest and become exercisable as of the time of such termination. Shares covered by different stock appreciation rights granted under the Amended Plan may be subject to different vesting terms. The Committee has the authority to accelerate the time during which a stock appreciation right may vest or be exercised.

Term. The maximum term of stock appreciation rights granted under the Amended Plan is 10 years.

Termination of Employment. The exercise of an option, or the cancellation, termination or expiration of an option with respect to a number of shares of common stock will cause the automatic and immediate cancellation of its related tandem SAR to the extent that the number of shares of common stock subject to such option after such exercise, cancellation, termination or expiration is less than the number of shares subject to such tandem SAR. Under the Amended Plan, in the event that a participant’s employment terminates (other than for cause or due to the participant’s disability, death or retirement), his or her stand-alone SARs may be exercised (to the extent the stand-alone SARs were exercisable at the time of the termination of employment) at any time within 3 months following termination. By contrast, prior to the August 6, 2007 amendment and restatement, the 2002 Plan provided that such stand-alone SARs may be exercised (to the extent the stand-alone SARs were exercisable at the time of such termination) at any time within 90 days following such termination. If termination is for cause, stand-alone SARs will expire and be canceled upon termination. If termination is due to the participant’s retirement (as defined in the Amended Plan), disability (as defined in the Amended Plan) or death, stand-alone SARs (to the extent exercisable at the time of termination) may be exercised until the expiration of their original terms. If a participant dies within 3 months following an involuntary termination of employment without cause, stand-alone SARs may be exercised (to the extent the stand-alone SARs were exercisable at the time of the termination of employment) until the expiration of their original terms or, if sooner, for one year after the participant’s death. In no event, however, may a stand-alone SAR be exercised beyond the expiration of its original term.

Restrictions on Transfer. Stock appreciation rights may be transferred only upon such terms and conditions as determined by the Committee.

Stock Bonus and Other Stock Awards; Cash Awards

Stock bonus awards may be granted under the Amended Plan pursuant to terms and conditions determined by the Committee at the time of grant. The Committee may also or in the alternative grant other stock awards which are not restricted to any specified form or structure and may include, without limitation, restricted stock, restricted stock units, stock purchase warrants, performance units or performance shares. In addition, performance units may be in the form of cash awards that are not tied to the value of Del Monte common stock.

The Amended Plan specifically provides that dividend equivalents may be credited with respect to shares covered by deferred stock units, as determined by the Committee and provided in the applicable award agreement. At the discretion of the Committee, such dividend equivalents may be converted into additional shares of common stock covered by the deferred stock units. Any such additional shares will be subject to all the terms and conditions of the underlying award agreement. Prior to the August 6, 2007 amendment and restatement, the 2002 Plan did not explicitly provide for dividend equivalents with respect to deferred stock units; dividend equivalents were provided pursuant to the terms of awards relating to deferred director and executive compensation.

Performance-Based Stock and Cash Awards

Under the Amended Plan, a stock award or a cash award may be based upon certain service conditions or upon the attainment during a certain period of time of certain performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by the Committee. The maximum number of shares of common stock that may be granted to any individual in any fiscal year attributable to such performance-based stock awards may not exceed the Section 162(m) Limitation described above (1,500,000 shares of common stock). The maximum value of performance-based cash awards payable for any one fiscal year to any individual is $2,000,000.

In granting a performance-based stock award or a performance-based cash award, the Committee will set a period of time (a “performance period”) over which the attainment of one or more goals (“performance goals”) will be measured for the purpose of determining whether the award recipient has a vested right in or to such award. The Committee shall designate in writing not later than 90 days following the beginning of a performance period the target bonus, performance criteria and factors (reflecting targets for such criteria and relative weighting). The Committee may, in its discretion, direct that any performance award be reduced on account of individual performance below the amount calculated on the basis of one or more of the following performance criteria and related factors.

Under the Amended Plan, at the time of the grant of any performance-based award, the Committee may determine whether, when calculating the attainment of performance goals for a performance period, to exclude one or more of the following: (i) restructuring and/or other nonrecurring charges; (ii) exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) the effects of any statutory adjustments to corporate tax rates; and (v) the effects of any “extraordinary items” as determined under generally accepted accounting principles. Prior to the August 6, 2007 amendment and restatement, the 2002 Plan did not explicitly provide for such adjustments.

Performance goals under the Amended Plan shall be determined by the Committee, based on one or more of the following performance criteria: (i) cash flow, (ii) earnings per share, (iii) return on equity, (iv) total stockholder return, (v) return on capital, (vi) return on assets or net assets, (vii) revenue, (viii) income or net income, (ix) operating income or net operating income, (x) operating profit or net operating profit, (xi) operating margin, (xii) return on operating revenue, (xiii) market share, (xiv) earnings before interest, taxes, depreciation, and amortization (EBITDA), and (xv) return on invested capital (ROIC), and (xvi) any other objective and measurable criterion tied Del Monte’s performance.

Changes to Capital Structure

If any change is made to the outstanding shares of Del Monte’s common stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of common stock with respect to which the Committee may grant stock awards will be appropriately adjusted by the Committee. In the event of any change in the number of shares of common stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of common stock with respect to which stock awards may be granted as the Committee may deem appropriate.

Subject to any required action by the stockholders of Del Monte, in the event of any increase or decrease in the number of issued shares of common stock resulting from a subdivision or consolidation of shares of common stock or the payment of a stock dividend (but only on the shares of common stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by Del Monte, or change in the capitalization of Del Monte, the Committee will proportionally adjust the number of shares of common stock subject to each outstanding stock award, and the applicable exercise price per share of common stock of each such award to prevent dilution or the enlargement of rights.

Change of Control

Upon the occurrence of certain events constituting a change of control of Del Monte (as defined in the Amended Plan) (a “Change of Control”), all outstanding awards will vest and become immediately exercisable. The Committee in its discretion will determine whether outstanding awards will vest and become automatically exercisable in the event of a transaction other than a Change of Control. Further, the Committee in its discretion will determine whether any outstanding awards will, in the context of a Change of Control or any other transaction, be converted into comparable awards of a successor entity or redeemed for payment in cash or kind or both.

The acceleration of vesting of a stock or cash award in the event of a Change of Control under the Amended Plan may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Del Monte.

Section 409A

Effective as of January 1, 2005, to the extent that any amount or benefit that constitutes “deferred compensation” under Section 409A of the Code is payable or distributable to a participant under the Amended Plan solely by reason of the occurrence of a Change of Control or due to the participant’s disability or “separation from service” (as defined under Section 409A of the Code), such amount or benefit will not be payable or distributable to the participant unless the Committee determines that (i) the circumstances giving rise to such Change of Control, disability or separation from service meet the applicable definitions in Section 409A of the Code, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code. Any payment or distribution that otherwise would be made to a participant who is a “specified employee” under Section 409A of the Code on account of separation from service may not be made until 6 months after the date of such separation from service unless the payment or distribution is otherwise exempt from Section 409A of the Code. To the extent that the Committee determines that any incentive award granted under the Amended Plan is subject to Section 409A of the Code, the Committee may adopt such amendments to the Amended Plan and the applicable incentive award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Committee determines are necessary or appropriate to (i) exempt the incentive award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the incentive award, or (ii) comply with the requirements of Section 409A of the Code. Prior to the August 6, 2007 amendment and restatement, the 2002 Plan did not contain any specific provisions regarding Section 409A of the Code but was administered in good faith compliance as permitted by the guidance under Section 409A.

Duration, Termination and Amendment

The Board may suspend or terminate the Amended Plan without stockholder approval or ratification at any time. Under the terms of the 2002 Plan, prior to the August 6, 2007 amendment and restatement, no incentive stock options could be granted after August 14, 2015. However, under the terms of the Amended Plan, no incentive stock options may be granted after August 5, 2017.

The Board may amend or modify the Amended Plan at any time. However, no amendment shall be effective unless approved by the stockholders of Del Monte to the extent that the amendment increases the number of shares that may be issued under the Amended Plan. In addition, no amendment, suspension or termination may impair rights and obligations under any stock award granted prior to such action, except with the written consent of the affected participant.

Prohibition on Repricing

In general, the Amended Plan provides that, without the approval of Del Monte’s stockholders, no option, tandem SAR, stand-alone SAR, stock bonus or other incentive award granted under the Plan will be repriced, replaced or regranted through (a) cancellation and regrant at a lower price, (b) lowering the exercise price of a previously awarded option, (c) lowering the grant price of a previously awarded stock appreciation right, or (d) lowering the purchase price of a previously awarded stock bonus or other incentive award. Prior to its August 6, 2007 amendment and restatement, the 2002 Plan provided that, without the approval of Del Monte’s stockholders, no options granted under the 2002 Plan would be repriced, whether by lowering the exercise price of previously awarded options or canceling previously awarded options and regranting them with a lower exercise price.

Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to employees and Del Monte with respect to participation in the Amended Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside. Plan participants should not rely on this summary and should instead seek advice based on their particular circumstances from an independent tax advisor.

Incentive Stock Options. Incentive stock options granted under the Amended Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the participant or Del Monte by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, Del Monte will not be entitled to any income tax deduction.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally Del Monte will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

Nonqualified Stock Options. No taxable income is recognized by a participant upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, Del Monte will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares received is recognized as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, Del Monte is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, Del Monte will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Stock Bonus Awards. Upon receipt of a stock bonus award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares. Del Monte will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

However, if the shares issued upon the grant of a stock bonus award are unvested and subject to repurchase by Del Monte in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when Del Monte’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses, over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of (x) the fair market value of the shares on the date of issuance, over (y) the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses.

Upon disposition of the stock acquired upon the receipt of a stock bonus award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards under the Amended Plan, when combined with all other types of compensation received by a covered employee from Del Monte, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if such awards are approved by a compensation committee comprised solely of “outside directors” and the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant.

Compensation attributable to stock bonus awards and cash bonus awards will qualify as performance-based compensation, provided that: (i) the award is approved by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) such compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

Fiscal 2007 Awards under the 2002 Plan

The following table sets forth the incentive awards under the 2002 Plan that were issued or became outstanding in fiscal 2007.

					Deferred
				Deferred	Stock Units
				Stock Units	Issued, with
				Issued, with	respect to the
			Number of	respect to	Del Monte		Number of
			Securities	Amount	25%		Securities
		Number of	Underlying	Deferred by	Matching		Underlying	Shares or
	Number of	Securities	Performance	Executive	Contribution		Restricted	Deferred
	Securities	Underlying	Accelerated	under the AIP	under the AIP	Deferred	Stock Units	Stock Units
	Underlying	Performance	Restricted	Deferred	Deferred	Stock Units	granted as	Issued as
	Options	Shares	Stock	Compensation	Compensation	Issued in lieu	Director	Director
Name / Group	Granted	Granted	Granted	Plan	Plan	of Dividends	Compensation	Compensation	Total

Richard G. Wolford	643,500	158,700	95,200	19,600	4,900	1,518	–	–	923,418
David L. Meyers	140,000	34,500	20,800	–	–	–	–	–	195,300
Nils Lommerin	130,000	32,000	19,300	25,980	6,495	700	–	–	214,475
Timothy C. Cole	100,000	24,600	14,800	2,000	500	28	–	–	141,928
David L. Allen	400,000	12,300	7,400	–	–	–	–	–	419,700
Todd R. Lachman	–	–	–	2,655	664	29	–	–	3,348
Executive Officers (1)	1,713,900	323,900	194,700	58,171	14,543	2,732	–	–	2,307,946
Non-Executive Directors (2)	–	–	–	–	–	688	54,033	12,745	67,466
Non-Executive Officer Employees	992,600	220,700	132,800	10,272	2,570	354	–	–	1,359,296

(1)	Includes all persons who served as an executive officer at any time during fiscal 2007.

(2)	Includes all persons who served as a non-employee director at any time during fiscal 2007.

Total Awards Granted under the 2002 Plan

The following table reflects all awards under the 2002 Plan that were issued or became outstanding on or prior to April 29, 2007. From time to time, in accordance with the terms of the awards, some of the awards (or a portion thereof) have been cancelled, expired or exercised and are no longer outstanding. Additionally, stock issued (as opposed to deferred) to the Company’s non-employee directors as part of their compensation are not reflected elsewhere in this proxy statement as outstanding awards because such shares are issued immediately upon grant. Accordingly, the following table does not reflect the number of currently outstanding awards. As of April 29, 2007, eligible employees, non-employee directors and others held 934,828 restricted stock units, 277,949 deferred stock units, 1,340,400 performance shares and options to purchase 12,178,287 shares of common stock under the 2002 Plan. For information regarding outstanding awards held by our directors and named executive officers, please see “Director Compensation” and “Executive Compensation – Outstanding Equity Awards at Fiscal 2007 Year End.”

					Deferred
				Deferred	Stock Units
				Stock Units	Issued, with
				Issued, with	respect to the
			Number of	respect to	Del Monte			Number of
			Securities	Amount	25%			Securities
		Number of	Underlying	Deferred by	Matching			Underlying	Shares or
	Number of	Securities	Performance	Executive	Contribution		Number of	Restricted	Deferred
	Securities	Underlying	Accelerated	under the AIP	under the AIP	Deferred	Securities	Stock Units	Stock Units
	Underlying	Performance	Restricted	Deferred	Deferred	Stock Units	Underlying	granted as	Issued as
	Options	Shares	Stock	Compensation	Compensation	Issued in lieu	Other	Director	Director
Name / Group	Granted	Granted	Granted	Plan	Plan	of Dividends	Awards(1)	Compensation	Compensation	Total

Richard G. Wolford	3,770,800	429,200	287,070	88,406	22,103	1,841	–	–	–	4,599,420
David L. Meyers	997,300	97,400	64,300	–	–	–	–	–	–	1,159,000
Nils Lommerin	793,000	89,200	52,300	44,806	11,202	789	–	–	–	991,297
Timothy C. Cole	275,000	60,600	25,600	2,000	500	28	–	–	–	363,728
David L. Allen	400,000	12,300	7,400	–	–	–	–	–	–	419,700
Todd R. Lachman	656,150	57,200	33,000	2,655	664	29	24,459	–	–	774,157
Executive Officers	8,363,441	915,600	586,190	156,887	39,225	3,234	47,082	–	–	10,111,659
Non-Executive Directors	230,000	–	–	–	–	853	–	54,033	110,974	395,860
Non-Executive Officer Employees	7,759,261	647,861	531,191	56,727	14,190	415	326,835	–	–	9,336,480

(1)	Includes 579 deferred stock units and 373,338 restricted stock units.

Proposal 3

Ratification of Appointment of Independent Auditors

The Audit Committee of the Board of Directors has selected KPMG LLP as the Company’s independent auditors for the fiscal year ending April 27, 2008, and the Board of Directors has directed that management submit the appointment of independent auditors for ratification by the stockholders at the annual meeting. KPMG LLP served as Del Monte’s independent auditors in fiscal 2007, 2006, 2005 and 2004 and is an independent registered public accounting firm. A representative of KPMG LLP is expected to be present at the annual meeting. He or she will have an opportunity to make a statement at the annual meeting and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the appointment of KPMG LLP as the Company’s independent auditors. However, the Audit Committee of the Board of Directors recommended, and the Board of Directors is, submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the appointment of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.

Auditors’ Fees

With respect to the fiscal years ended April 29, 2007 and April 30, 2006, the aggregate fees billed by KPMG LLP are as follows:

	Fiscal 2007	Fiscal 2006

Audit Fees (1)	$2,034,500	$2,580,800
Audit Related Fees (2)	196,500	206,000
Tax Fees (3)	10,000	9,700
All Other Fees (4)	–	–

(1)	For each of fiscal 2007 and fiscal 2006, reflects aggregate fees billed by KPMG LLP for the audit of the Company’s financial statements and internal control over financial reporting for such fiscal year, for the review of the Company’s interim financial statements, for the review of and assistance with documents filed with or submitted to the Securities and Exchange Commission, and for the statutory and U.S. GAAP audits of Del Monte Corporation and certain foreign subsidiaries. For fiscal 2006, also reflects aggregate fees billed by KPMG for audits relating to transactions undertaken by the Company.

(2)	For each of fiscal 2007 and fiscal 2006, reflects aggregate fees billed by KPMG LLP for services related to employee benefit plan audits. For fiscal 2007, also reflects fees related to agreed upon procedures in accordance with SAS 93 in connection with one of the Company’s supply agreements.

(3)	For each of fiscal 2007 and fiscal 2006, reflects the aggregate fees billed by KPMG LLP for tax compliance. Such services generally involved assistance in preparing, reviewing or filing various tax-related filings required in foreign jurisdictions and did not involve tax planning assistance.

(4)	For each of fiscal 2007 and fiscal 2006, there were no fees billed by KPMG LLP for services except as already described above.

The Audit Committee determined that the non-audit services provided by KPMG LLP during the fiscal year ended April 29, 2007 were compatible with maintaining the independence of KPMG LLP.

Policies and Procedures Relating to Approval of Services by Auditors

Consistent with SEC rules regarding auditor independence, the Audit Committee has responsibility for appointing, as well as setting the compensation and overseeing the work of, the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has adopted policies and procedures for the approval in advance, or “pre-approval,” of audit and non-audit services rendered by our independent auditors, KPMG LLP. All services provided by KPMG LLP during fiscal 2007, as described above, were approved by the Audit Committee in advance of KPMG LLP providing such services.

Pursuant to the Statement of Policy and Procedures regarding Pre-Approval of Engagements for Audit and Non-Audit Services, to the extent particular services may be identifiable prior to or at the beginning of the Company’s fiscal year, the Audit Committee encourages management to submit proposals regarding such services prior to or at the beginning of such year. Typically, the Audit Committee considers such services at its June meeting. In connection with approving such annually identifiable services, the Audit Committee reviews a brief description of each such service as well as an estimate of the expected fees associated with each such service. As necessary, the Audit Committee or, as described below, the Chair of the Audit Committee considers other services on an individual case-by-case basis before the independent auditor is engaged to provide each service, generally based on a brief description of the proposed service and an estimate of the expected fees associated with such service. Additional information must be provided to the Committee or Chair of the Audit Committee in connection with the approval of permitted tax services.

To ensure prompt handling of matters between meetings of the Audit Committee, authority to approve services between Audit Committee meetings has been delegated to the Chair of the Audit Committee, provided that the expected fees for each service approved by the Chair does not exceed $50,000 and that the aggregate expected fees for all services so approved from one meeting of the Audit Committee to the next does not exceed $150,000. The Chair must report all services approved under this delegated authority to the Audit Committee at its next scheduled meeting. A copy of the Statement of Policy and Procedures regarding Pre-Approval of Engagements for Audit and Non-Audit Services is available on the Company’s website at www.delmonte.com.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 3.

Report of the Audit Committee

The primary role of the Audit Committee, as more fully described in its Charter, is to assist the Board of Directors in its oversight of Del Monte’s corporate accounting and financial reporting process and to interact directly with and evaluate the performance of Del Monte’s independent auditors.

In the performance of its oversight function, the Audit Committee has reviewed Del Monte’s audited financial statements for the fiscal year ended April 29, 2007 and has met with both management and Del Monte’s independent auditors, KPMG LLP, to discuss those financial statements. The Audit Committee has discussed with KPMG LLP those matters related to the conduct of the audit that are required to be communicated by the independent auditors to the Audit Committee, including, as set forth in Statements of Auditing Standards No. 61, as amended (as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T), KPMG LLP’s judgments as to the quality, not just the acceptability, of Del Monte’s accounting principles. In addition, the Audit Committee has reviewed and discussed with both management and KPMG LLP 1) management’s assessment of the effectiveness of Del Monte’s internal control over financial reporting, as well as 2) KPMG LLP’s evaluation of the effectiveness of Del Monte’s internal control over financial reporting.

The Audit Committee discussed with Del Monte’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met separately with the independent auditors, without management present, to discuss the results of their audits, their evaluations of Del Monte’s internal controls and the overall quality of Del Monte’s financial reporting.

The Audit Committee has received from KPMG LLP the required written disclosures and letter regarding its independence from Del Monte, as set forth by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees)(as adopted by the PCAOB in Rule 3600T), and has discussed with KPMG LLP its independence. The Audit Committee has also reviewed and considered whether the provision of other non-audit services by KPMG LLP is compatible with maintaining the auditors’ independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements of Del Monte for the fiscal year ended April 29, 2007 be included in Del Monte’s Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on June 27, 2007.

It is not the duty of the Audit Committee to conduct audits, to independently verify management’s representations or to determine that Del Monte’s financial statements are complete and accurate, prepared in accordance with United States generally accepted accounting principles or fairly present the financial condition, results of operations and cash flows of Del Monte; that is the responsibility of management and the Company’s independent auditors. In giving its recommendation to the Board of Directors, the Audit Committee has expressly relied on (i) management’s representation that such financial statements have been prepared in conformity with United States generally accepted accounting principles and (ii) the report of the Company’s independent auditors, an independent registered public accounting firm, with respect to such financial statements.

The Audit Committee

Terence D. Martin, Chairman
Timothy G. Bruer
David R. Williams

The foregoing Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Ownership of Del Monte Foods Company Common Stock

The following table sets forth information regarding beneficial ownership of Del Monte common stock as of May 4, 2007, the most recent practicable date, (1) by each person or entity who is known by Del Monte to own beneficially more than 5% of Del Monte common stock; (2) by each of Del Monte’s current directors; (3) by each of the named executive officers of Del Monte identified in the table set forth under the heading “Executive Compensation – Fiscal 2007 Summary Compensation Table” and (4) by all of Del Monte’s current executive officers and directors as a group. Information with respect to beneficial ownership by 5% stockholders has been based on information filed with the Securities and Exchange Commission pursuant to Section 13(d) or Section 13(g) of the Securities Exchange Act of 1934.

Shares Beneficially Owned (b)
Name and Address of Beneficial Owner (a)	Number	Percent

Atlantic Investment Management	15,222,900 (c)	7.1%
666 Fifth Avenue New York, NY 10103
Wells Fargo & Company	13,383,412 (d)	6.2%
420 Montgomery Street San Francisco, CA 94163
Samuel H. Armacost	51,965 (e)	*
Timothy G. Bruer	65,546 (f)	*
Mary R. Henderson	50,812 (g)	*
Victor L. Lund	19,955 (h)	*
Terence D. Martin	43,265 (i)	*
Joe L. Morgan	43,046 (j)	*
David R. Williams	84,190 (k)	*
Richard G. Wolford	3,259,170 (l)	1.5%
David L. Meyers	1,084,404 (m)	*
Timothy A. Cole	68,750 (n)	*
Nils Lommerin	454,576 (o)	*
David W. Allen	87,500 (p)	*
All executive officers and directors as a group	6,160,443 (q)	2.8%
(19 persons)

*	Less than 1%.

(a)	The address of each person named in the table, unless otherwise indicated, is Del Monte Foods Company, One Market @ The Landmark, San Francisco, California 94105.

(b)	To the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Del Monte common stock shown as beneficially owned by them, subject to community property laws where applicable (or other beneficial ownership shared with a spouse) and the information contained in this table and these notes.

Beneficial ownership has been determined in accordance with SEC rules, which generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the power to vote or dispose of those securities. These rules also treat as beneficially owned:

• all shares that a person would receive upon exercise of stock options held by that person that are immediately exercisable or exercisable within 60 days of the determination date, which in our case is May 4, 2007; and

• all shares that a person would receive upon termination of service with respect to deferred stock units held by that person that are vested upon, or vest within 60 days of, May 4, 2007.

Such shares are deemed to be outstanding for the purpose of computing the number of shares beneficially owned and the percentage ownership of the person holding such options or deferred stock units, but these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. On May 4, 2007, there were 214,208,733 shares of Del Monte stock issued and outstanding.

In accordance with the American Jobs Creation Act of 2004 (also known as Section 409A), shares issuable with respect to deferred stock units that vest after December 31, 2004 generally are not issuable to an executive officer until 6 months after termination of service. Accordingly, the shares subject to such deferred stock units are not included in beneficial ownership as determined in accordance with SEC rules.

(c)	Based on the Schedule 13D/A filed by Atlantic Investment Management, Inc. on July 25, 2005. Represents 3,638,950 shares beneficially owned by AJR International Master Fund, Ltd., 1,818,610 shares beneficially owned by Quest Capital Partners, LP, 4,403,360 shares beneficially owned by Cambrian Master Fund, Ltd., 1,808,950 shares beneficially owned by Cambrian Partners, LP, 3,541,030 shares held in several managed accounts, and 6,000 shares beneficially owned by Atlantic Investment Management, Inc.’s 401K/Profit Sharing Plan. In addition, the sole shareholder of Atlantic Investment Management, Inc, Mr. Alexander J. Roepers, may be deemed to beneficially own 6,000 shares and serves as the investment advisor of the foregoing parties and the managed accounts and has sole voting and dispositive power over all shares beneficially owned by such parties or held in the managed accounts.

(d)	Based on a Schedule 13G filed on February 5, 2007, as of December 31, 2006, (i) Wells Fargo & Company reported beneficial ownership of 13,383,412 shares, with sole voting power as to 11,699,372 of the shares, shared voting power as to 1,527 of the shares, sole dispositive power as to 13,351,805 of the shares and shared dispositive power as to 16,242 of the shares, (ii) Wells Capital Management Incorporated reported beneficial ownership of 13,151,876 shares, with sole voting power as to 919,751 of the shares and sole dispositive power as to 13,151,876 shares and (iii) Wells Fargo Funds Management, LLC reported beneficial ownership of 10,542,149 shares with sole voting power as to 10,542,149 shares and sole dispositive power as to 136,814 of the shares.

(e)	Includes 3,700 shares held by Mr. Armacost’s spouse. All other actual shares, including 2,119 shares of Del Monte common stock received in payment of directors’ fees, are held in trust. Mr. Armacost and his spouse are trustees of such trust and share dispositive and voting power with respect to such shares. Also includes the right to acquire 41,146 shares, represented by 11,146 deferred stock units and options to purchase 30,000 shares exercisable within 60 days of May 4, 2007.

(f)	Includes 13,046 shares of Del Monte common stock received in payment of directors’ fees. Also includes the right to acquire 52,500 shares, represented by options to purchase 52,500 shares exercisable within 60 days of May 4, 2007.

(g)	Includes 2,119 shares of Del Monte common stock received in payment of directors’ fees. Also includes the right to acquire 48,693 shares, represented by 18,693 deferred stock units and options to purchase 30,000 shares exercisable within 60 days of May 4, 2007.

(h)	Includes the right to acquire 19,955 shares, represented by 4,955 deferred stock units and options to purchase 15,000 shares exercisable within 60 days of May 4, 2007.

(i)	Includes 2,119 shares of Del Monte common stock received in payment of directors’ fees. Also includes the right to acquire 41,146 shares, represented by 11,146 deferred stock units and options to purchase 30,000 shares exercisable within 60 days of May 4, 2007.

(j)	Includes 13,046 shares of Del Monte common stock received in payment of directors’ fees. Also includes the right to acquire 30,000 shares, represented by options to purchase 30,000 shares exercisable within 60 days of May 4, 2007.

(k)	Includes 13,046 shares of Del Monte common stock received in payment of directors’ fees. Also includes the right to acquire 30,000 shares, represented by options to purchase 30,000 shares exercisable within 60 days of May 4, 2007.

(l)	Includes 296,538 shares held by Mr. Wolford as trustee of the Richard G. Wolford Trust, under agreement dated March 19, 2003. Such shares are subject to a pledge which secures a third party loan that was incurred in order to exercise certain options to purchase Del Monte common stock. Also includes the right to acquire 2,962,532 shares, represented by 75,457 deferred stock units and options to purchase 2,887,075 shares exercisable within 60 days of May 4, 2007.

Due to the application of Section 409A, does not include 32,303 deferred stock units that were vested at May 4, 2007 or that vested within 60 days of May 4, 2007.

(m)	Includes the right to acquire 952,450 shares, represented by options to purchase 952,450 shares exercisable within 60 days of May 4, 2007.

(n)	Includes the right to acquire 68,750 shares, represented by options to purchase 68,750 shares exercisable within 60 days of May 4, 2007.

Due to the application of Section 409A, does not include 2,029 deferred stock units that were vested at May 4, 2007 or that vested within 60 days of May 4, 2007.

(o)	Includes the right to acquire 394,576 shares, represented by 18,826 deferred stock units and options to purchase 375,750 shares exercisable within 60 days of May 4, 2007.

Due to the application of Section 409A, does not include 31,547 deferred stock units that were vested at May 4, 2007 or that vested within 60 days of May 4, 2007.

(p)	Includes the right to acquire 87,500 shares, represented by options to purchase 87,500 shares exercisable within 60 days of May 4, 2007.

(q)	Includes the right to acquire 5,553,319 shares, represented by 158,540 deferred stock units and options to purchase 5,394,779 shares exercisable within 60 days of May 4, 2007.

Due to the application of Section 409A, does not include 80,124 deferred stock units that were vested at May 4, 2007 or that vested within 60 days of May 4, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended April 29, 2007, all Section 16(a) filing requirements applicable to Del Monte’s executive officers, directors and greater than ten percent beneficial owners were complied with, except that a Form 3 filed on July 11, 2006 with respect to Mr. Barry A. Shepard (who is no longer an executive officer) inadvertently omitted approximately 35 deferred stock units. A Form 3/A was filed on October 3, 2006 upon discovery of such omission.

Executive Officers

The following table sets forth the name, age and positions, as of August 8, 2007 (the date of this proxy statement), of individuals who are currently executive officers of Del Monte Foods Company. To the Company’s knowledge, there are no family relationships between any director or executive officer and any other director or executive officer of the Company. These individuals hold the same positions with Del Monte Corporation, the Company’s wholly-owned subsidiary. Executive officers serve at the discretion of the Company’s Board of Directors. Additionally, executive officers may be elected to the Board of Directors. Mr. Wolford currently serves as the Chairman of the Board of Directors.

Name	Age	Positions

Richard G. Wolford	62	Chairman of the Board, President and Chief Executive Officer; Director
David L. Meyers	61	Executive Vice President, Administration and Chief Financial Officer
Timothy A. Cole	50	Executive Vice President, Sales
Nils Lommerin	42	Executive Vice President, Operations
David W. Allen	47	Senior Vice President, Supply Chain Operations
Richard L. French	50	Senior Vice President, Chief Accounting Officer and Controller
Apurva S. Mody	40	Senior Vice President, Consumer Products
James G. Potter	50	Senior Vice President, General Counsel and Secretary
Jeffrey M. Watters	41	Senior Vice President, Pet Products
Jeff M. Berry	36	Vice President and Treasurer

Richard G. Wolford, Chairman of the Board, President and Chief Executive Officer; Director

Mr. Wolford joined Del Monte as Chief Executive Officer and a Director in April 1997. He was elected President of Del Monte in February 1998 and was elected Chairman of the Board of Directors of Del Monte Foods Company in May 2000. From 1967 to 1987, he held a variety of positions at Dole Foods, including President of Dole Packaged Foods from 1982 to 1987. From 1988 to 1996, he was Chief Executive Officer of HK Acquisition Corp. where he developed food industry investments with venture capital investors.

David L. Meyers, Executive Vice President, Administration and Chief Financial Officer

Mr. Meyers joined Del Monte in 1989. He was elected Chief Financial Officer of Del Monte in December 1992 and served as a member of the Board of Directors of Del Monte Foods Company from January 1994 until consummation of Del Monte’s recapitalization in 1997. Prior to joining Del Monte, Mr. Meyers held a variety of financial and accounting positions with RJR Nabisco (1987 to 1989), Nabisco Brands USA (1983 to 1987) and Standard Brands, Inc. (1973 to 1983).

Timothy A. Cole, Executive Vice President, Sales

Mr. Cole joined Del Monte in September 2004. From 1979 to September 2004, Mr. Cole held a variety of positions with The Quaker Oats Company, now a unit of PepsiCo., Inc., where he became Vice President of National Accounts for the United States.

Nils Lommerin, Executive Vice President, Operations

Mr. Lommerin was appointed Executive Vice President, Operations in July 2004. He joined Del Monte in March 2003 as Executive Vice President, Human Resources. From March 1999 to July 2002, he was with Oxford Health Plans, Inc., where he most recently served as Executive Vice President, Operations and Corporate Services. From November 1991 to February 1999, Mr. Lommerin held a variety of senior Human Resources positions with PepsiCo, Inc.

David W. Allen, Senior Vice President, Supply Chain Operations

Mr. Allen was appointed Senior Vice President, Supply Chain Operations in June 2006, having served as a consultant to Del Monte beginning in November 2005. Prior to that, Mr. Allen was Chief Operating Officer of U.S. Foodservice, a division of Royal Ahold, from 2004 to 2005 and Chief Executive Officer of WorldChain, Inc., a supply chain services company, from 2001 to 2004. He served as Vice President, Worldwide Operations of Dell Inc. from 1999 to 2000. From 1991 to 1999, Mr. Allen held a variety of positions at Frito-Lay North America, a division of Pepsico Inc., most recently as its Senior Vice President, Operations. Mr. Allen also serves on the board of directors of American Italian Pasta Company.

Richard L. French, Senior Vice President, Chief Accounting Officer and Controller

Mr. French joined Del Monte in 1980 and was elected to his current position in May 1998. Mr. French was Vice President and Chief Accounting Officer of Del Monte from August 1993 through May 1998 and has held a variety of positions within Del Monte’s financial organization.

Apurva S. Mody, Senior Vice President, Consumer Products

Mr. Mody was appointed Senior Vice President, Consumer Products in July 2006, having served as Managing Director, Del Monte Brands since December 2004. Mr. Mody joined Del Monte in January 2002 in the Strategic Planning Group and served as Vice President of Marketing for the Vegetable, Infant Feeding and College Inn businesses from June 2002 to December 2004. Prior to joining Del Monte, Mr. Mody was with Divine/Whitman Hart from 2000 until 2001 where he was an Associate Partner in the Business and Brand Strategy group. From 1994 to 2000, Mr. Mody held a variety of brand management positions with Procter & Gamble.

James G. Potter, Senior Vice President, General Counsel and Secretary

Mr. Potter joined Del Monte in October 2001 and was elected to his current position in September 2002. From December 1997 to December 2000, he was Executive Vice President, General Counsel and Secretary of Provident Mutual Life Insurance Company. From 1989 to November 1997, Mr. Potter was the Chief Legal Officer of The Prudential Bank and Trust Company and The Prudential Savings Bank, subsidiaries of The Prudential Insurance Company of America.

Jeffrey M. Watters, Senior Vice President, Pet Products

Mr. Watters was appointed Senior Vice President, Del Monte Pet Products in July 2006, having served as Managing Director, Star-Kist Seafood since August 2004. He joined Del Monte from Heinz in December 2002 as Vice President, Pet Snacks Marketing. Mr. Watters joined Heinz in July 2000, where he most recently served as its Vice President, Pet Snacks Marketing. Prior to joining Heinz, Mr. Watters was with The Clorox Company in brand management from 1995 to 2000. From 1988 to 1995, Mr. Watters was with Kraft Foods Inc. in sales and customer marketing.

Jeff M. Berry, Vice President and Treasurer

Mr. Berry joined Del Monte in March 2003 and was appointed to his current position in August 2006. Prior to his current position, Mr. Berry was Vice President, Strategic Planning and Business Development for Del Monte. From September 1997 to late 2002, Mr. Berry held a variety of consulting positions with McKinsey and Company, a management consulting firm, most recently as an Associate Principal.

Executive Compensation

Compensation Discussion and Analysis

Compensation Objectives, Principles and Process

What are Del Monte’s executive compensation program objectives and principles?

The primary objective of Del Monte’s executive compensation program is to attract and retain executives of exceptional caliber who will provide strong, competitive leadership in the food industry and drive shareholder value through superior performance and align their interests with those of our stockholders. Toward that end, executive compensation at Del Monte is comprised of a portfolio of cash and stock-based elements designed to reward both corporate and individual performance, provide short and long-term incentives and compensate our executives both currently and upon retirement. The following compensation principles developed by our Compensation Committee, approved by our Board of Directors and described in the Committee’s Charter, supplement and support the compensation objective described above:

•	Executive compensation packages should be competitive and take into account an individual’s leadership competencies, skills, experience, and sustained performance;

•	Base salary will generally be managed to the market median; however, actual incumbent pay may be above or below this standard in order to recognize individual abilities, including performance, job requirements and other factors described above;

•	Annual incentive awards should be targeted at the market median, and result in variable pay levels that are linked to corporate, business unit and individual performance;

•	Long-term incentives should be targeted above the market median (50th-75th percentile) with individual equity awards that recognize an executive’s impact, overall corporate success and the creation of stockholder value;

•	The percentage of total compensation that is variable or “at risk” should increase with an executive officer’s overall compensation and grade level; and

•	All compensation components should align executive officers’ efforts with the interests of stockholders by focusing results on Del Monte’s long-term stock performance and facilitating and encouraging ownership of Del Monte common stock.

We believe that our compensation program, which adheres to the foregoing principles and objective, continues to assist Del Monte in creating and retaining a strong executive team which shares a common view of Del Monte’s business and works to create and sustain stockholder value.

What are the Compensation Committee’s processes for setting executive compensation?

The Compensation Committee reviews and approves our overall compensation strategy and policies and annually sets the compensation of executive officers. The Committee makes decisions regarding executive compensation with input from management and Hewitt Associates, Inc., an executive compensation consultant engaged directly by the Committee for executive compensation purposes. From time to time, Hewitt Associates may also perform some compensation-related projects for the Company. At its meetings, the Committee regularly holds executive sessions, which exclude management and, subject to the Committee’s discretion, may include its executive compensation consultant. As discussed further below, the Committee employs a number of processes to ensure that the executive compensation program is achieving its objectives, including benchmarking, assessment of the compensation for senior executives (by means of “tally sheets”), and assessment of individual and Company performance.

Benchmarking.  Each fiscal year the Committee constructs direct compensation packages consisting of base salaries, annual incentive award targets and long-term incentive awards for Del Monte’s executive officers. Determinations of direct compensation levels begin with management’s identification of the responsibilities, leadership competencies, technical skills and experience required for the executive position. Once those key elements are identified, the Committee employs a benchmarking process that includes two different peer groups. As described further below, one peer group was approved by the Committee to benchmark overall direct compensation levels for executives. The second comparator group was approved by the Committee specifically for Del Monte’s performance accelerated restricted stock unit (PARS) awards, which provide for accelerated vesting based on the achievement of Total Shareholder Return (TSR) targets. Our TSR comparator companies are discussed in more detail below under the heading “How are amounts of long-term incentive awards determined?” The benchmarking metrics selected by the Committee are believed to be the best markers for performance.

In order to provide competitive leadership for business performance as we compete for customer programs and mindshare, we believe that the caliber of our executives must compare favorably to executives at other companies sharing our competitive customer base, even if those companies are larger or in a different category than us. Accordingly, we look to those same companies as our competition for executive talent. Consequently, our benchmarking objectives seek to provide a total compensation package for our named executive officers that is competitive and consistent with those provided by (1) major branded food and consumer products companies that are similar in size to Del Monte and require comparable leadership competencies, skills, and experiences, and (2) other organizations that operate in the global and regional markets in which we compete for executive talent.

Working with Hewitt Associates, the Committee has approved a peer group of publicly-traded and privately-held companies for such comparison purposes. The Committee reviews the peer group annually, making adjustments as it deems appropriate. In fiscal 2007, the peer group was comprised of the following companies:

•	Black & Decker Corporation	•	Fortune Brands, Inc.	•	Levi Strauss & Co.
•	Campbell Soup Company	•	General Mills, Inc.	•	McCormick & Company, Inc.
•	Chiquita Brands, Inc.	•	H.J. Heinz Company	•	Molson Coors Brewing Company
•	Clorox Company	•	Hershey Foods Corporation	•	Williams-Sonoma, Inc.
•	Corn Products International	•	Hormel Foods Corporation	•	WM Wrigley Jr. Company
•	Dean Foods	•	Kellogg Company

The Committee implements this benchmarking based, in part, on the competitive data, analysis and advice supplied by Hewitt Associates. If no comparable position is identified in the peer group, the Committee may look to other publicly available data or survey data provided by Hewitt Associates, as well as internal comparisons to other executives, to determine an appropriate competitive compensation level. For example, a Del Monte executive position may be mapped to a general industry position with similar impact, scope and rank in the corporate hierarchy.

Corporate and Individual Performance Assessment.  The Committee also considers an executive officer’s individual performance, experience and contribution to overall corporate success in adjusting base salaries and establishing incentive compensation. Company performance, while considered in adjusting base salaries and granting equity awards, is more specifically reflected in annual incentive award determinations as described in more detail below in the discussion of our Annual Incentive Plan. As part of the individual performance assessment, the Committee may review and consider the prior year’s base salary adjustment, if any, for each executive.

“Tally Sheet” Assessment of Compensation for Senior Executives.  In determining executive officers’ compensation, the Committee evaluates the cumulative effect of compensation decisions by an annual review of tally sheets for each executive officer. Each tally sheet details the value, earnings and accumulated potential payout of each element of the executive’s compensation, including equity awards. In addition, each tally sheet summarizes retirement benefits and quantifies the benefits we are required to provide under various employment termination scenarios, including termination upon change of control.

What percentage of an executive’s direct compensation is allocated to at-risk compensation?

In fiscal 2007, 86% of our Chief Executive Officer’s direct compensation was “at-risk” compensation in the form of annual incentive award targets and long-term incentive awards. In comparison, an average of 74% of our Executive Vice Presidents’ direct compensation packages were allocated to such at-risk compensation and our Senior Vice Presidents’ allocation averaged 62%. The Committee does not apply specific targeted allocations between cash and stock-based compensation or between short-term and long-term compensation when setting each year’s direct compensation package. However, the at-risk allocations approved for fiscal 2007 reflect the Company’s objectives that a majority of the direct compensation of Del Monte’s executives should be tied directly to the Company’s performance and that at-risk allocation should increase based on compensation and grade level.

What are the roles of the Compensation Committee, compensation consultant and management in determining executive compensation?

Executive compensation is set by the Compensation Committee, with important support provided by its compensation consultant Hewitt Associates, the CEO and management. Both Hewitt Associates and the CEO typically attend portions of all regularly scheduled Committee meetings. The processes of benchmarking, tally sheets and performance assessments described above are used by each of them to evaluate the compensation of our executive officers. Generally, this process begins with management’s (including the CEO’s) identification of the responsibilities, leadership competencies, technical skills and experience required for each executive officer position. These executive position descriptions are discussed with and approved by the Committee. Hewitt Associates then compiles the benchmarking and market survey data relevant to the executive position descriptions provided by management and submits it to the Committee for its consideration, typically at its regularly scheduled September Committee meeting. The Committee determines base salary and target levels of annual and long-term incentive awards for each of the named executive officers after considering the benchmarking data and other factors as discussed further below in “Components of Executive Compensation.” In connection with the Committee’s determination, the CEO may provide the Committee with his insights regarding these other factors that may impact base salary, annual incentive and long-term incentive targets for executive officers. However, the CEO’s base salary and incentive compensation is determined during an executive session where only the Committee members and Hewitt Associates are present. The CEO’s annual base salary, target annual and long-term incentive awards are further discussed with the independent members of the Board of Directors. Beginning in fiscal 2008, independent members of the Board of Directors will formally review and approve the CEO’s annual base salary, target annual and long-term incentive awards. Additionally, prior to the end of each fiscal year, the Committee reviews the terms and benefits of all employee benefit plans and programs for salaried employees, including those directly related to executive compensation.

Each year the Committee also approves individual objectives for each executive officer, which, if achieved, will impact the amount of the executive’s annual incentive compensation. The CEO is significantly involved in establishing and evaluating the individual objectives approved by the Committee for the executive officers under the annual incentive plan. Annually, the CEO submits to the Committee proposed individual performance objectives for each of the Company’s executive officers, including the named executive officers, which are reviewed and approved by the Committee. At the end of the fiscal year, the CEO provides his evaluation of each executive officer’s performance against their individual objectives for the Committee’s consideration and approval as part of his recommendation for appropriate compensation levels under the annual incentive plan.

Components of Executive Compensation

What are the key elements of Del Monte’s executive compensation program?

For fiscal 2007, executive officer compensation consisted principally of the following elements, in addition to the health, welfare and retirement plans and programs generally available to all salaried employees:

•	Base Salary

•	Cash Annual Incentive Awards

•	Long Term Incentive Equity Awards

•	Perquisites

•	Supplemental Retirement Benefits

•	Deferred Compensation

•	Severance and Change of Control Benefits

How are base salaries determined?

Base salaries generally are benchmarked by position to the median of our peer group, but individual salaries may be above or below the benchmark to reflect the individual competencies, skills, experience and sustained performance of the executive holding this position, the position’s responsibilities, and the position’s relative internal role within our organizational structure. Base salaries enable us to attract and retain executive talent by establishing a minimum compensation upon which executives can rely. Base salaries for executives are reviewed and, if necessary, adjusted in September of each year.

In September 2006, with the assistance of its compensation consultant, the Committee reviewed all elements of direct pay for the Company’s then eleven executive officers and approved salary increases for six executive officers, four of whom were named executive officers. Consistent with general market increases and maintaining our desired position within our peer group, the CEO received a 4.0% salary increase and the CFO and Executive Vice President, Operations each received a 4.1% salary increase. The Executive Vice President, Sales received a 9.3% salary increase to reflect the position’s broader scope of responsibility and overall corporate impact compared to other senior sales executives in our peer group.

How are cash annual incentive awards determined?

Under the Del Monte Foods Company Annual Incentive Plan (AIP), management employees, including named executive officers, may earn cash incentive payments based on a fixed target percentage of base salary during the fiscal year, if corporate, business unit and individual performance objectives for the fiscal year are attained. The AIP is designed to:

•	Link annual corporate and business priorities with individual and group performance goals;

•	Tie financial rewards to measurable achievements, reinforcing our culture of pay-for-performance;

•	Reward individual performance; and

•	Provide a variable award opportunity that attracts, retains and motivates our leadership and key employees.

Named executive officers’ AIP awards are based on the achievement of corporate and individual performance objectives. Corporate performance objectives are based on measurable financial metrics. Individual objectives are designed to reward an executive’s execution against critical business priorities and may include both financial and non-financial objectives.

The Committee approves the corporate and individual performance objectives and related targets within the first quarter of each fiscal year. The Committee bases the targets for the corporate performance objectives on the annual operating plan, which is reviewed prior to the beginning of the fiscal year and approved by our Board of Directors. The financial metrics selected from the annual operating plan for AIP corporate performance objectives may change from year to year based on the Committee’s determination of which priorities are driving performance that year. The Committee weights corporate objectives increasingly higher than individual objectives for more senior executives. The target percentage of an executive’s base pay also increases with one’s scope of responsibility. Target award amounts are benchmarked at the market median, but actual payouts vary depending upon the extent to which corporate and individual objectives are achieved and an executive’s unique contributions. The Committee may also give consideration to competitive pay opportunities and performance expectations in setting target award percentages.

Following fiscal 2006, the Committee directed management and Hewitt Associates to assess the scope of the AIP’s corporate performance objectives. In the first quarter of fiscal 2007, the Committee established corporate objectives for the fiscal year. At this time, with advice and input from management and Hewitt Associates, the Committee approved two additional financial performance objectives to compliment the Company’s historical corporate objective of adjusted earnings per share (EPS). These additional objectives were adjusted cash flow and net sales. The Committee chose adjusted EPS, adjusted cash flow and net sales as the fiscal 2007 corporate objectives because it believes that these metrics are critical to Del Monte’s overall corporate and operational performance, reinforce management focus on the annual business plan and, together, drive long-term stockholder value creation.

The following table shows each named executive officers’ target award, which is expressed as a percentage of his base salary. The target award is the projected amount the executive would receive for scores of 100% for each of the corporate performance objectives plus achieving a score of 100% for his individual objectives. This table also includes the relative weighting of each objective as a percentage of the total award.

Target Annual Incentive Award Percentages and Relative Weight of Objectives

	Target	Corporate Performance Objectives
	Award as a		Adjusted
	Percentage of	Adjusted	Cash		Individual
Name (1)	Base Salary (2)	EPS (3)	Flow (4)	Net Sales	Objectives
Richard G. Wolford	110.00%	45%	22.5%	7.5%	25%
David L. Meyers	70.00%	45%	22.5%	7.5%	25%
Timothy A. Cole	70.00%	45%	22.5%	7.5%	25%
Nils Lommerin	70.00%	45%	22.5%	7.5%	25%

			75%		25%	100%
David W. Allen	62.50%	36%	18%	6%	40%

			60%		40%	100%

(1)	The table does not reflect target percentages for named executive officer Mr. Lachman because he was no longer employed by the Company at the time the criteria were established.

(2)	For purposes of calculating AIP awards, base salary is an executive’s total fiscal year earnings, which includes the base salary earned by the executive during Del Monte’s fiscal year. This excludes annual incentive awards, perquisites, special awards, and other non-base salary compensation.

(3)	Adjusted EPS is a non-GAAP financial measure and in fiscal 2007 represents Del Monte’s GAAP EPS from continuing operations, adjusted to add back (to the extent deducted from GAAP EPS) expenses related to our transformation plan, expenses related to the integration of the Meow Mix and Milk-Bone businesses acquired in fiscal 2007, and the purchase accounting impact relating to those acquisitions. Purchase accounting impact primarily consists of new product slotting and inventory fair value adjustments.

(4)	Adjusted cash flow is a non-GAAP financial measure and in fiscal 2007 represents cash provided by operating activities, less cash used in investing activities, adjusted to add back net cash used in the acquisition of the Meow Mix and Milk-Bone businesses, and cash used in connection with our transformation plan and our integration of the acquired businesses; and further adjusted to subtract cash generated from inventory reduction efforts as part of our transformation plan.

Corporate Performance Objective Scoring. When setting corporate objective targets the Committee also established threshold and maximum achievement levels, creating a performance range for each component of the corporate objective portion of the AIP. In 2007, the Committee approved the performance range for adjusted EPS and adjusted cash flow at 85% to 115% of target. The performance range for net sales was approved at 96% to 104% of target. Actual performance below the threshold results in no payout for that particular objective. Further, the Company’s final adjusted EPS must meet or exceed the adjusted EPS threshold before any AIP award can be made, regardless of whether or not other thresholds or individual objectives are achieved.

Potential scores for the corporate objectives range from 0% to 200% of the target award; provided that pursuant to the terms of the AIP, no individual bonus payment can exceed $2 million. The following graphs show the potential scores associated with achieving the fiscal 2007 corporate performance objectives at threshold, target and maximum:

Corporate Performance Objectives

Adjusted Earnings Per Share	Adjusted Cash Flow	Net Sales

Overall, the Committee seeks to establish target corporate objectives that are challenging yet attainable. The fiscal 2007 target corporate objectives were established for compensation purposes only and, as such, the adjusted EPS and net sales targets are intended to be more difficult to achieve than the results expected by the Company as reflected in its published guidance. Prior to fiscal 2007, adjusted EPS was the only corporate objective. In fiscal 2004, 2005 and 2006, our performance against this corporate objective resulted in scores of 100%, 0% and 81.25%, respectively. With respect to fiscal 2005, the minimum threshold performance was not achieved resulting in a corporate objective score of 0% and no AIP payment was made. Generally, the Committee seeks to set the threshold, target and maximum levels such that the relative difficulty of achieving the target performance level is consistent from year to year.

In June 2007, the Committee determined that the adjusted EPS, adjusted cash flow and net sales thresholds were met and that the corporate objective results corresponded to a total corporate performance score, and therefore award, that exceeded target.

Individual Objective Scoring. Like corporate objectives, individual objectives are intended to challenge executives with goals that improve Company performance. On a Company-wide basis, on average, individual objective scores are expected to track closely to performance on our corporate objectives. The named executive officers’ individual objectives included those within their areas of responsibility. Mr. Wolford’s individual objectives included goals related to restructuring, integration of acquired companies, improving management capabilities and investor relations. Mr. Meyers’ individual objectives included goals related to integration of acquired companies, financial operations and leadership and investor relations. Mr. Cole’s individual objectives included goals related to sales volume, in-market execution, customer development, sales organization development and sales strategy. Mr. Lommerin’s individual objectives included goals related to plant operations, procurement, transportation, restructuring and distribution center operations. Mr. Allen’s individual objectives included goals related to supply chain performance, procurement, transportation, distribution center operations and leadership development.

In accordance with the terms of the AIP, the Committee may also consider each executive officer’s unique contributions during the year, in addition to his pre-established individual objectives, in evaluating and scoring such executive officer’s achievement of individual objectives. In considering unique contributions, the Committee is able to reward an executive for unanticipated results or accomplishments, typically related to an unexpected project or opportunity that requires significant leadership to accomplish. Mr. Allen was the only named executive officer who received credit for unique contribution in the scoring of his individual objectives for fiscal 2007. Mr. Allen received credit for his unique contributions in connection with the recruitment and promotion of five key executives to fill new supply chain team positions during fiscal 2007. However, the impact of Mr. Allen’s unique contribution score to his overall individual score was not significant.

In June 2007, with input from the CEO, the Committee assessed the named executive officers’ fiscal 2007 individual performance against their individual objectives. Potential scores for achievement of individual objectives range from 0% to 200%, with a minimum score of 75% required for the executive to receive any award. The Committee determined that the named executive officers generally exceeded their individual performance objectives and approved individual objective scores, and therefore awards, that exceeded target.

What were the 2007 AIP Payments for the named executive officers?

The Compensation Committee determined the payout of awards under the Annual Incentive Plan with respect to fiscal 2007. Based on weighting of the corporate and individual objective scores, the named executive officers received overall AIP scores and awards for fiscal 2007 as set forth below:

	Overall	Target	Actual
	Annual	Award as a	Award as a
	Incentive	Percentage of	Percentage of
Name	Plan Score	Base Salary	Base Salary

Richard G. Wolford	116.24%	110.00%	127.87%
David L. Meyers	113.88%	70.00%	79.72%
Timothy A. Cole	113.07%	70.00%	79.15%
Nils Lommerin	114.88%	70.00%	80.42%
David W. Allen	118.86%	62.50%	74.29%

The dollar amounts of the actual AIP awards to the named executive officers for fiscal 2007 are reported as Non-Equity Incentive Plan Compensation in the “Fiscal 2007 Summary Compensation Table.”

How are amounts of long-term incentive awards determined?

For fiscal 2007, long-term incentives were provided to executive officers through grants of three types of equity awards under the Del Monte Foods Company 2002 Stock Incentive Plan, approved by stockholders:

•	Stock Options

•	Performance Accelerated Restricted Stock Units (PARS)

•	Performance Share Units

These three long-term equity compensation opportunities, taken together, are designed to:

•	Align the interests of management with those of our stockholders;

•	Retain the services of our executive team;

•	Reward achievement of our strategic objectives; and

•	Facilitate and encourage ownership of Del Monte common stock.

Although the size of awards varies by position, the Committee currently seeks a value mix for annual awards consisting of 50% options, 20% PARS and 30% performance share units. These long-term incentives are benchmarked above the market median (50th-75th percentile) of the peer group companies identified above, reflecting Del Monte’s compensation philosophy’s emphasis on at-risk compensation.

In determining the grant size of these option, PARS and performance share awards, the Committee also considered each executive officer’s level of responsibility and individual performance, impact, potential, and existing awards, in addition to long-term incentives available at our peer companies.

In addition to the annual long-term incentive awards, the Committee typically awards “new hire” option grants to executive officers. In fiscal 2007, Mr. Allen received a new hire option grant of 350,000 shares. This option grant was larger than typically awarded to Senior Vice Presidents, reflecting Mr. Allen’s experience, potential and leadership capabilities.

What are the material terms of equity awards?

Stock Options. Stock options are priced at the fair market value of our common stock on the date of grant, typically vest 25% per year over four years and have ten-year terms. Stock options granted to the named executive officers in fiscal 2007 are listed in the table under “Fiscal 2007 Grants of Plan-Based Awards.” The costs recognized for financial reporting purposes in connection with these options and previously granted options (without giving effect to anticipated forfeitures) are reported as Option Awards in the “Fiscal 2007 Summary Compensation Table.”

The Committee generally grants stock options to current executive officers and key employees annually at the time of the Annual Meeting of Stockholders. The exercise price of all options is the fair market value of our common stock on the grant date, determined in accordance with the equity incentive plans to be the average of the high and low prices of our common stock on the New York Stock Exchange on such date. In addition, the Committee typically grants options to newly-hired executive officers effective concurrent with their start date, with the exercise price determined in the same manner. For administrative purposes, the Committee may approve a new-hire grant in advance of the anticipated start date that is effective on the new executive’s start date. Option grants to newly-hired vice presidents and key employees who are not executive officers generally occur on the first day of the fiscal quarter subsequent to their start dates. Our CEO approves these grants pursuant to authority delegated by the Committee within specified guidelines. The Committee and the CEO have not granted options which are priced on a date other than the grant date. Option grants are made on the above-described schedule without regard to announcements or anticipated announcements of corporate events or any other material non-public information. The Committee believes that these practices for granting options provide for regular, predictable periods of option grants and are consistent with its compensation philosophy and principles.

Performance Accelerated Restricted Stock Units (PARS). PARS are restricted stock units that vest on the fifth anniversary of the grant date. PARS are granted as units and shares are not issued until vesting. Vesting may be accelerated at the end of the fiscal year of either the third or fourth anniversary of the grant date based on the achievement of total shareholder return (TSR) performance targets. TSR is defined as stock price appreciation and dividends paid during the measurement period. Currently, we measure the achievement of our TSR targets against a group of twenty (20) comparable companies in our business sector, which are included in the Merrill Lynch Mid/Large Cap Food Composite Index. The Committee established a TSR comparator group that is different than the peer group used for benchmarking compensation because it believes that the TSR comparator group will provide a more consistent and reasonable representation for comparison of relative stock price performance over a defined period of time. In contrast, generally the compensation peer group includes branded consumer product companies within a reasonable size range that are intended to provide an acceptable comparison for market pay practices and to represent the type of company to or from which our executive talent is often sourced, including companies which have a customer base similar to Del Monte. Our TSR comparator companies, nine of which are also included in our compensation peer group, are listed below:

•	Archer Daniels Midland Company	•	General Mills, Inc.	•	Pilgrim’s Pride Corporation
•	Bunge Limited	•	H.J. Heinz Company	•	Sara Lee Corporation
•	Campbell Soup Company	•	Hershey Foods Corporation	•	Smithfield Foods, Inc.
•	ConAgra Foods, Inc.	•	Hormel Foods Corporation	•	J.M. Smucker Company
•	Dean Foods	•	Kellogg Company	•	Tyson Foods, Inc.
•	Fresh Del Monte Produce, Inc.	•	Kraft Foods, Inc.	•	WM Wrigley Jr. Company
•	Flowers Foods, Inc.	•	McCormick & Company, Inc.

In June 2006, upon consultation with Hewitt Associates, the Committee adopted the broader Merrill Lynch Food Composite Index of the 20 mid-cap and large-cap companies identified above in order to measure achievement of the TSR targets for PARS granted in fiscal 2007 and afterwards. The TSR targets for PARS granted prior to fiscal 2007 are measured against the Merrill Lynch Mid-Cap Food Composite index, which consists of eight comparable companies in our sector (all of which are included in the current TSR peer group). The Committee decided to broaden the TSR peer group for the fiscal 2007 PARS grant because it believes that a larger comparator group provides a more stable comparison over time, is less susceptible to volatility related to merger and acquisition activity or changes in the comparator group due to consolidation, is less susceptible to significant performance swings of individual companies, and more accurately reflects the markets in which the Company competes. The Committee determines whether TSR performance targets are achieved as of the relevant measurement date.

PARS granted in fiscal 2007 to the named executive officers are included in the amounts reported as All Other Stock Awards in the table under “Fiscal 2007 Grants of Plan-Based Awards.” The costs recognized for financial reporting purposes in connection with these awards and those previously granted and still outstanding are included in the amounts reported as Stock Awards in the “Fiscal 2007 Summary Compensation Table.” PARS were first granted in fiscal 2003, but no TSR targets have been achieved; as such, there has been no accelerated vesting of any PARS award.

Performance Share Units. Performance shares are granted as units of restricted stock that vest upon the achievement of certain predetermined corporate financial goals established at the time of grant by the Committee over a five-year period, with 25% eligible to vest in connection with year three, 25% in connection with year four and 50% in connection with year five. These awards are not issued as shares until they vest. Unlike PARS, if the requisite performance (which is currently measured by the Company’s return on invested capital (ROIC)) is not achieved, the awards are permanently forfeited. Our ROIC, as used in connection with the performance share grant, is essentially an adjusted number that, like our corporate objectives under the AIP, excludes the impact of transformation, integration and purchase accounting. Generally, ROIC targets are established based on our long-range business plan. The annual operating plans relating to the years covered by that long-range plan may differ from the long-range plan. For the performance share awards granted in fiscal 2005 and fiscal 2006, the ROIC targets have proven to be higher than the ROIC estimates set forth in the Company’s applicable annual business plan. The Committee believes that this serves to further align the goals of management with those of our stockholders and reinforce the principles of pay for performance.

Performance share units were first granted in fiscal 2005. None have vested yet. In addition, in fiscal 2006, Del Monte concluded that the ROIC targets established in connection with the fiscal 2005 performance share grant were unlikely to be achieved and therefore we no longer record expense in connection with such awards. In the event of, and to reflect, certain corporate events, the Committee has the authority to adjust ROIC targets. In fiscal 2007, the Committee adjusted the ROIC targets for the fiscal 2005 and fiscal 2006 performance share grants to account for the fiscal 2007 Milk-Bone and Meow Mix acquisitions and the sale of the soup and infant feeding business, which materially increased Del Monte’s Invested Capital through the addition of over $1 billion of intangible and other assets. The original fiscal 2005 and fiscal 2006 performance share grants contemplated that the Committee could make such an adjustment and the Committee believed that the adjustment was appropriate in order to avoid penalizing employees for completing transactions determined to be in the best long-term interests of the Company. Fiscal 2007 was the first performance measurement period for the fiscal 2005 grant. The adjusted ROIC target for fiscal 2007 was not achieved and thus 25% of this grant was permanently forfeited upon the filing of the Company’s Annual Report on Form 10-K for fiscal 2007. Further, Del Monte concluded that the adjusted ROIC targets for the remaining measurement periods for the fiscal 2005 grant were unlikely to be achieved and therefore reaffirmed the decision to no longer record expense in connection with such awards.

Potential future payouts with respect to performance shares granted in fiscal 2007 are reported in the table under “Fiscal 2007 Grants of Plan-Based Awards” as Estimated Future Payouts Under Equity Incentive Plan Awards. Additional information regarding the vesting terms of outstanding performance shares is included in “Outstanding Equity Awards at Fiscal 2007 Year End.”

Does Del Monte provide perquisites to its executives?

Yes. However, in-kind perquisites (benefits such as car allowance, auto insurance, financial and tax planning, and health and country club membership fees) have been replaced with a cash allowance. This program is part of a total compensation package consistent with those provided by peer companies. Consistent with the Committee’s compensation principles, the cash allowance and the limited remaining in-kind perquisites are a very limited component of the Company’s overall compensation package. Moreover, cash perquisite allowances are not considered a part of an executive’s fiscal year earnings when calculating annual incentive awards or other benefits.

Executives at the vice president level and above are eligible to participate in the perquisite plan. These cash allowances are based on the following multi-tiered approach for named executive officers:

Tier	Position	Annual Allowance

Tier 1	CEO	$42,000
Tier 2	EVPs	$36,000
Tier 3	SVPs	$30,000

In addition to the cash allowances described above, the Company provides supplemental group health care benefits to the CEO and CFO and their covered dependents through its Executive Medical Reimbursement Plan (EMRP). The EMRP originally was implemented by a predecessor parent company for key executives. In fiscal 2007, the total premiums associated with the EMRP benefit amounted to $31,920 and are reflected in the “Fiscal 2007 Summary Compensation Table” under All Other Compensation.

Does Del Monte provide retirement benefits to its executives?

Yes. In order to attract and retain employees, we believe it is important to provide employees with some level of income replacement during retirement.

Del Monte’s executives participate in two of the Company’s qualified retirement programs: the Del Monte Corporation Retirement Plan for Salaried Employees (pension plan) and the Del Monte Savings Plan (401(k) plan). The pension plan is discussed in detail under “Fiscal 2007 Pension Benefits – Discussion of Fiscal 2007 Pension Benefits – Del Monte Corporation Retirement Plan for Salaried Employees.” Company matching contributions provided under the 401(k) plan is included in the “Fiscal 2007 Summary Compensation Table” under All Other Compensation. All full-time, salaried employees are eligible to participate in the pension and 401(k) plans after a one-year waiting period.

Does Del Monte provide supplemental retirement benefits to its executives?

Yes. In addition to qualified plan retirement benefits, executive officers also are eligible to participate in excess and supplemental executive retirement programs. These executive retirement benefits, taken together, are intended to be competitive.

Additional Benefits Plan. The Additional Benefits Plan provides executive officers with benefits that may not be provided under our qualified pension plan or 401(k) plan because of the limits on compensation and benefits imposed by the Internal Revenue Code. These Additional Benefits Plan benefits are intended to supplement the benefits under our qualified retirement plan, so that each executive officer receives the full benefit commitment that Del Monte intended. The Additional Benefits Plan is discussed in detail under “Fiscal 2007 Pension Benefits – Discussion of Fiscal 2007 Pension Benefits” and “Fiscal 2007 Nonqualified Deferred Compensation – Discussion of Fiscal 2007 Nonqualified Deferred Compensation.”

Supplemental Executive Retirement Plan. Del Monte’s Supplemental Executive Retirement Plan (SERP) provides a defined retirement benefit for executives based on a multiple of the executive’s final average compensation, less the amount of any other accrued pension benefits. In adopting the SERP, the Compensation Committee determined that it would provide executives with a value of benefits closer to its total compensation philosophy of paying at the 50th percentile among our peer group. The Committee further believes this lump sum retirement supplement is a necessary incentive to retain and attract experienced executive talent. Generally, SERP benefits vest after a minimum of 5 years of service and attainment of age 55.

Del Monte first adopted the SERP as a mandatory condition of Del Monte’s acquisition of certain former businesses of H.J. Heinz Company in December 2002 in order to preserve vested and unvested benefits for the former Heinz executives. In 2004, Del Monte expanded the SERP to include legacy Del Monte executives. We believed this expansion was appropriate and necessary in order to harmonize benefits for all Del Monte executives. Notwithstanding, otherwise eligible legacy Del Monte executives were required to provide five (5) years of service from the Heinz merger date (until December 21, 2007) before they could vest in any SERP benefits. The SERP is discussed further under “Fiscal 2007 Pension Benefits – Discussion of Fiscal 2007 Pension Benefits – Del Monte Corporation Supplemental Executive Retirement Plan.”

Does Del Monte provide deferred compensation benefits to its executives?

Yes. Under the Del Monte Corporation AIP Deferred Compensation Plan, an executive may defer from 5% to 100% of the amount of his or her Annual Incentive Plan (AIP) incentive award payment. Del Monte matches 25% of the amount deferred, which vests in equal installments over three (3) years. The deferred amount and the matching contribution are converted to Del Monte deferred stock units with final payment in shares of Del Monte stock. We believe this deferred compensation benefit reinforces our compensation principle of encouraging and facilitating stock ownership and aligning the long-term interests of executives with shareholders.

Does Del Monte provide severance or change of control benefits to its executives?

Yes. Executive officers are entitled to certain benefits in the event of an employment termination or change in control of the Company, as described more fully in “Potential Payments Upon Employment Termination and Change-of-Control Events.” The Committee believes these benefits are competitive and assist in recruiting and retaining executive officers. These benefits are included in an executive’s employment agreement. If an executive is not a party to an employment agreement the provisions of the Executive Severance Plan apply. In addition, all outstanding equity awards that do not vest in accordance with their normal terms will vest upon a change of control of the Company.

Del Monte currently has employment agreements with nine (9) executive officers, including four (4) named executive officers, that define elements of their compensation, severance and change of control benefits. Currently it is our policy not to enter into employment agreements with newly-hired or promoted executive officers. Accordingly, Mr. Allen, who joined Del Monte in June 2006, does not have an employment agreement.

Other Executive Compensation Matters

Are executives subject to any stock ownership guidelines?

Yes. Consistent with Del Monte’s commitment to aligning the interests of its executives and stockholders, the Compensation Committee formalized stock ownership guidelines for executive officers in 2004. Pursuant to these guidelines, executives are encouraged, within five years of adoption of the guidelines or their subsequent date of hire or promotion to an executive position, to own shares of Del Monte common stock generally equal in value to their annual base salary (three times that amount in the case of the CFO and five times that amount in the case of the CEO). The target compliance dates for the named executive officers will occur in 2009 and 2011. These guidelines also encourage executives to hold shares acquired upon exercise of stock options or vesting of restricted stock, equal to the profit (net of taxes), for one year after such exercise or vesting. The Compensation Committee may consider an executive’s achievement of the guideline stock ownership targets in its award of further equity grants.

Does Del Monte have a policy on “clawback” or recovery of compensation?

No. Del Monte does not have a specific policy for requiring the recovery of incentive awards. However, Del Monte is subject to the requirements of Section 304 of the Sarbanes-Oxley Act of 2002 which may be enforced by the Securities and Exchange Commission. Section 304 provides that if a company is required to prepare an accounting restatement due to the material noncompliance of the company, as a result of misconduct, with any financial reporting requirement under the securities laws, the CEO and CFO of the company shall reimburse the company for (1) any bonus or other incentive-based or equity-based compensation received by that person from the company during the 12-month period following the first public issuance or filing with the Securities Exchange Commission (whichever first occurs) of the financial document embodying such financial reporting requirement; and (2) any profits realized from the sale of securities of the company during that 12-month period.

What is Del Monte’s policy on Internal Revenue Code Section 162(m)?

The Company’s ability to deduct compensation it pays to each named executive officer is generally limited, under Section 162(m) of the Internal Revenue Code, to $1 million annually. However, compensation above $1 million may be deducted if it meets certain technical requirements to be classified as “performance-based compensation.” The Annual Incentive Plan (AIP) was approved by stockholders in September 2003 and awards under the AIP generally satisfy the requirements to be classified as “performance-based” compensation. The AIP, as approved by stockholders, also provides the Compensation Committee with the flexibility to establish individual objectives that, while specific and important to Company performance, may not qualify as performance-based for purposes of Section 162(m). Additionally, as noted above, the AIP permits the Committee to consider unique contributions, which by their nature also do not qualify as performance based for purposes of Section 162(m). Accordingly, for fiscal 2007, the portion of the AIP payment relating to individual objectives generally does not qualify as performance-based compensation under Section 162(m) in light of the individual objectives established and the manner in which unique contributions could impact the individual objectives achievement score and therefore the award. Stock options and certain other awards, such as the performance shares granted in fiscal 2007, generally qualify as performance-based compensation. While the Performance Accelerated Restricted Stock grants have a performance element, they generally do not qualify as performance-based compensation under Section 162(m).

The Committee’s policy with respect to Section 162(m) seeks to balance the interests of the Company in maintaining flexible incentive plans and how the Company benefits from the compensation package paid to any executive officer against the possible loss of a tax deduction relating to such compensation. Accordingly, the Committee has authorized, and will continue to retain the authority to authorize, payments that may not be deductible if the Committee believes that they are in the Company’s best interests.

What was the impact of Internal Revenue Code Section 409A on executive compensation?

The American Jobs Creation Act of 2004 (“AJCA”) added Internal Revenue Code Section 409A (“Section 409A”), which made significant changes to deferred compensation arrangements effective as of January 1, 2005. Under current guidance, deferred compensation arrangements can be amended until December 31, 2007 to comply with Section 409A. Del Monte’s plans are intended to comply with the AJCA and Del Monte amended its deferred compensation plans and other non-qualified plan arrangements in December 2006 in order to show good faith compliance with Section 409A. Notwithstanding, Del Monte plans to make further amendments to its deferred compensation plans and arrangements in response to the release of Section 409A final regulations in April 2007 and other guidance that may be issued in 2007.

Compensation Committee Report

The Compensation committee has reviewed and discussed the materials under the caption “Compensation Discussion and Analysis” included in this proxy statement with the management of Del Monte. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that such Compensation Discussion and Analysis be included in this proxy statement and in Del Monte’s Annual Report on Form 10-K for the fiscal year ended April 29, 2007.

The Compensation Committee

Samuel H. Armacost, Chairman
Terence D. Martin
David R. Williams

The foregoing Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Fiscal 2007 Summary Compensation Table

The following table sets forth compensation paid by Del Monte for fiscal 2007 to:

•	the individual who served as its Chief Executive Officer throughout fiscal 2007;

•	the individual who served as its Chief Financial Officer throughout fiscal 2007;

•	each of the three other most highly compensated executive officers of Del Monte as of the end of fiscal 2007; and

•	an individual who would have been among the three other most highly compensated executive officers of Del Monte but for the fact that he was not serving as an executive officer of Del Monte as of the end of fiscal 2007.

These six individuals are collectively referred to as the “named executive officers.”

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
			Stock		Option	Incentive Plan	Compensation	All Other
		Salary	Awards		Awards	Compensation	Earnings	Compensation
Name and Principal Position (1)	Year	($) (5)	($) (6)		($) (7)	($) (9)	($) (10)	($) (11)	Total ($)

Richard G. Wolford	2007	$1,058,667	$1,164,770		$3,390,118	$1,300,000	$475,253	$52,273	$7,441,081
Chairman of the Board, President and Chief Executive Officer (2)
David L. Meyers	2007	516,667	250,954		913,351	383,183	242,188	31,623	2,337,966
Executive Vice President, Administration and Chief Financial Officer
Timothy A. Cole	2007	434,333	127,072		234,432	315,282	61,514	14,458	1,187,091
Executive Vice President, Sales
Nils Lommerin	2007	490,000	251,364		689,113	365,102	55,797	14,944	1,866,320
Executive Vice President, Operations
David W. Allen	2007	347,685	26,572		366,489	237,852	–	915	979,513
Senior Vice President, Supply Chain Operations (3)
Todd R. Lachman	2007	64,650	(42,182	) (8)	261,454 (8)	–	27,818	1,233,476	1,545,216
Executive Vice President, Del Monte Foods (4)

(1)	Reflects principal positions held as of April 29, 2007. For Mr. Lachman, reflects principal position held upon resignation.

(2)	Mr. Wolford serves both as an executive officer of Del Monte (as President and Chief Executive Officer) and as the Chairman of our Board of Directors. He does not receive any incremental compensation for his service as a director of Del Monte.

(3)	Mr. Allen joined Del Monte as its Senior Vice President, Supply Chain Operations on June 5, 2006.

(4)	Mr. Lachman resigned as an executive officer of Del Monte effective June 19, 2006. His compensation for fiscal 2007 is included in the table pursuant to the rules and regulations of the SEC.

(5)	As discussed in “Compensation Discussion and Analysis,” the Compensation Committee generally reviews executive officer salaries in September. Any adjustments made by the Committee at that time are typically implemented effective September 1. Accordingly, for Messrs. Wolford, Meyers, Cole, and Lommerin, Salary for fiscal 2007 reflects approximately four months compensation at the salary level established in September 2005 and eight months compensation at the salary level established in September 2006.

The amounts reported as salary include cash allowances as set forth below that were paid in lieu of discontinued in-kind perquisites. The Company does not consider such cash allowances as eligible salary for purposes of the Del Monte Foods Company Annual Incentive Plan or similar plans.

Name	Cash Allowance

Richard G. Wolford	$42,000
David L. Meyers	36,000
David W. Allen	27,500
Timothy A. Cole	36,000
Nils Lommerin	36,000
Todd R. Lachman	6,000

(6)	Stock Awards include performance accelerated restricted stock units (PARS), performance share units and deferred stock units issued as Company matching payments pursuant to the Del Monte Corporation Annual Incentive Plan (AIP) Deferred Compensation Plan with respect to the deferral of fiscal 2006 or earlier annual incentive award payments, in each case to the extent the Company recognized expense during fiscal 2007. Del Monte will not recognize any expense with respect to the Company matching payments relating to the deferral of fiscal 2007 annual incentive award payments until fiscal 2008. See footnote (9) below for information regarding these deferred stock units.

Del Monte calculates the fair value of stock awards under FAS 123R by multiplying the average of the high and low prices of Del Monte’s common stock on the date of grant by the number of shares subject to such stock award. For stock awards that are not credited with dividends during the vesting period, Del Monte reduces the fair value of the stock award by the present value of the expected dividend stream during the vesting period using the risk-free interest rate in accordance with FAS 123R. Accordingly, to the extent holders of stock awards are entitled to dividends during the vesting period, dividends are factored into the FAS 123R fair value of the stock awards. Del Monte assumes zero anticipated forfeitures in connection with valuing stock awards for purposes of FAS 123R. In fiscal 2007, Del Monte recognized expense in connection with:

•	PARS granted in fiscal 2004, 2006 and 2007;

•	performance share units granted in fiscal 2006 and 2007; and

•	deferred stock units granted in fiscal 2004, 2005, and 2007.

(7)	The amounts reported as Option Awards reflect the dollar amounts recognized for financial reporting purposes in accordance with FAS 123R for fiscal year 2007 but without giving effect to anticipated forfeitures, and may include amounts relating to awards made in prior years.

The table below presents the material stock option valuation assumptions for stock options granted on the dates indicated. Option grants on such dates represent all options granted to the named executive officers with respect to which Del Monte incurred expense under FAS 123R in fiscal 2007.

	Grant Date
	9/12/2002	10/7/2002	3/12/2003	4/8/2003	9/12/2003	9/22/2004	9/29/2005	6/5/2006	6/19/2006(a)	9/21/2006

Dividend yield	0%	0%	0%	0%	0%	0%	0.9%	1.4%	1.4%	1.4%
Expected volatility	36.4%	37.1%	36.4%	36.4%	34.9%	32.0%	29.6%	31.0%	31.0%	30.6%
Risk-free interest rate	3.5%	3.3%	3.5%	3.5%	3.7%	3.6%	4.2%	5.0%	5.2%	4.6%
Expected life (in years)	7.0	7.0	7.0	7.0	7.0	7.0	7.0	7.0	1.2	7.0

(a)	Certain options held by Mr. Lachman were granted prior to the execution of his employment agreement, which provided for pro-rata vesting of his options in the event he terminated his employment with Del Monte for good reason. Accordingly, in connection with Mr. Lachman’s resignation for good reason effective June 19, 2006, such options were remeasured and additional expense was recorded pursuant to FAS 123R.

For additional information regarding our calculation of the FAS 123R grant date fair value of options granted in fiscal 2007, see “Note 10 – Employee Stock Plans” in the Notes to the Consolidated Financial Statements included in Del Monte’s Annual Report on Form 10-K for fiscal 2007.

(8)	Stock Awards and Option Awards reported for Mr. Lachman reflect the forfeiture of 68,136 shares relating to Stock Awards and 155,323 shares relating to Option Awards resulting from his resignation from Del Monte. In fiscal 2007, Del Monte reversed $109,728 of expense (which included expense recognized in fiscal 2007 as well as in prior years) with respect to such forfeited Stock Awards and $364,629 of expense (which included expense recognized in fiscal 2007 as well as in prior years) with respect to such forfeited Option Awards.

(9)	The amounts reported reflect annual incentive awards earned under the Del Monte Foods Company Annual Incentive Plan, including amounts deferred at the election of the named executive officer pursuant to the Del Monte Corporation Annual Incentive Plan (AIP) Deferred Compensation Plan. For information regarding the Del Monte Corporation Annual Incentive Plan (AIP) Deferred Compensation Plan, see “Fiscal 2007 Nonqualified Deferred Compensation – Discussion of Fiscal 2007 Nonqualified Deferred Compensation – Del Monte Corporation Annual Incentive Plan (AIP) Deferred Compensation Plan.”

The following persons elected to defer all or a portion of their annual incentive awards for fiscal 2007:

			Deferred Stock
			Units Issued
			with respect to
	% of Award	$ Amount	Amount Deferred
Name	Deferred	Deferred	by Executive (a)

Richard G. Wolford	15%	$195,000	15,726
Timothy A. Cole	30%	94,585	7,628
Nils Lommerin	100%	365,102	29,444

(a)	Amounts deferred are converted to fully vested deferred stock units based on the average of the high and low prices of Del Monte’s common stock on the date Annual Incentive Plan payments are otherwise made (typically in July, after the completion of Del Monte’s fiscal year).

Del Monte matches 25% of the amounts deferred, in the form of deferred stock units that vest over three years. The foregoing table does not include the following deferred stock units issued on July 6, 2007 as Company matching payments with respect to the deferral of fiscal 2007 annual incentive award payments:

Deferred Stock Units Issued in
Fiscal 2008
with respect to the Del Monte
25% Matching Contribution
under the AIP Deferred
Name	Compensation Plan

Richard G. Wolford	3,932
Timothy A. Cole	1,907
Nils Lommerin	7,361

There was no expense recognized in fiscal 2007 with respect to these deferred stock units issued as Company matching payments. The expense associated with these deferred stock units will be reported in future proxy statements in the Stock Awards column in the Summary Compensation Table as recognized over the three-year vesting period.

(10)	All amounts reported reflect solely the change in the actuarial pension value under:

•	the Del Monte Corporation Retirement Plan for Salaried Employees;

•	the portion of the Del Monte Corporation Additional Benefits Plan that relates to the Del Monte Corporation Retirement Plan for Salaried Employees; and

•	the Del Monte Corporation Supplemental Executive Retirement Plan.

Generally, the change in actuarial pension value reflects the difference between the actuarial present value of accumulated benefits at the end of fiscal 2007 and at the end of fiscal 2006, based on the applicable measurement date. For Mr. Lachman, the change in actuarial pension value is equal to the difference between the benefit payments made to Mr. Lachman upon termination and the actuarial present value of his accumulated benefits as of the end of fiscal 2006. There were no above-market or preferential earnings on non-qualified deferred compensation.

(11)	Amounts reported include the following:

	Employer Contributions to
	Defined Contribution Plans
		Amounts
		Contributed
		under the
		Del Monte
	Company	Corporation
	Matching	Additional
	Contribution	Benefits Plan		Tax	Perquisites
	Pursuant to	relating to the	Term Life	Gross-	and Other
	the Del Monte	Del Monte	Insurance	Ups	Personal	Severance
Name	Savings Plan	Savings Plan	Premiums	(a)	Benefits (b)	Payments

Richard G. Wolford	$6,677	$23,835	$2,549	$925	$18,288	$–
David L. Meyers	6,601	7,700	1,362	–	15,960	–
David W. Allen	–	–	915	–	–	–
Timothy A. Cole	6,791	5,034	1,129	1,504	–	–
Nils Lommerin	6,758	6,899	1,287	–	–	–
Todd R. Lachman	2,128	–	1,253	1,028	–	1,229,067 (c)

(a)	Tax gross-ups were paid in connection with tax obligations associated with travel for the named executive officers’ spouses.

(b)	Reflects the aggregate incremental cost of perquisites and other personal benefits provided to Messrs. Wolford and Meyers paid by Del Monte as follows: $15,960 for each of Messrs. Wolford and Meyers in connection with the Del Monte Corporation Executive Medical Reimbursement Plan; and $2,328 for Mr. Wolford in connection with spousal travel. Perquisites and other personal benefits provided to each of the other named executive officers had an aggregate incremental cost of less than $10,000 and accordingly have been omitted from the table in accordance with SEC rules.

(c)	Severance was paid in accordance with employment and severance agreements between Mr. Lachman and Del Monte, and includes payment for accrued but unused vacation in compliance with California law.

Fiscal 2007 Grants of Plan-Based Awards

						Estimated
						Future
						Payouts	All Other		All Other
						Under	Stock		Option	Exercise
						Equity	Awards:		Awards:	or Base	Closing	Grant Date
			Estimated Possible Payouts Under			Incentive	Number of		Number of	Price of	Market	Fair Value
			Non-Equity Incentive Plan			Plan	Shares of		Securities	Option	Price on	of Stock
			Awards (1)			Awards	Stock or		Underlying	Awards	Date of	and
	Grant	Approval	Threshold	Target	Maximum	Target	Units		Options	($/Sh)	Grant	Option
Name	Date	Date	($) (2)	($) (3)	($) (4)	(#) (5)	(#)		(#) (8)	(10)	($/Sh)	Awards ($)

Richard G. Wolford	7/11/2006						4,900	(6)				$55,027
	9/21/2006					158,700						1,532,906
	9/21/2006						95,200	(7)				919,547
	9/21/2006								643,500	$10.37	$10.40	2,376,188
			$335,500	$1,118,333	$2,000,000
David L. Meyers	9/21/2006					34,500						333,240
	9/21/2006						20,800	(7)				200,909
	9/21/2006								140,000	10.37	10.40	516,964
			100,940	336,467	672,933
David W. Allen	6/5/2006	5/23/2006							350,000 (9)	11.74	11.72	1,508,605
	9/21/2006					12,300						118,807
	9/21/2006						7,400	(7)				71,477
	9/21/2006								50,000	10.37	10.40	184,630
			78,045	200,115	400,231
Timothy A. Cole	7/11/2006						500	(6)				5,615
	9/21/2006					24,600						237,615
	9/21/2006						14,800	(7)				142,955
	9/21/2006								100,000	10.37	10.40	369,260
			83,650	278,833	557,667
Nils Lommerin	7/11/2006						6,495	(6)				72,939
	9/21/2006					32,000						309,093
	9/21/2006						19,300	(7)				186,421
	9/21/2006								130,000	10.37	10.40	480,038
			95,340	317,800	635,600
Todd R. Lachman	6/16/2006						664	(6)				7,643

(1)	Reflects potential payouts of amounts that could have been earned with respect to fiscal 2007 at threshold, target and maximum levels, respectively, under the Del Monte Foods Company Annual Incentive Plan. Actual amounts earned for fiscal 2007 under the Annual Incentive Plan have been reported in the “Fiscal 2007 Summary Compensation Table” as Non-Equity Incentive Plan Compensation.

(2)	Reflects the smallest possible payout, if any payout is made, under the Del Monte Foods Company Annual Incentive Plan for the fiscal year. The threshold amount reflects the amount that would have been paid under the Annual Incentive Plan with respect to fiscal 2007 if:

•	EPS had been 85% of target, resulting in a score of 25% with respect to this objective;

•	cash flow had been less than 85% of target, resulting in a score of zero with respect to this objective;
•	net sales had been less than 96% of target, resulting in a score of zero with respect to this objective; and

•	the named executive officer had received a score of 75% with respect to his individual objectives.

The threshold amount is not a minimum amount; Annual Incentive Plan awards may be zero. If Del Monte’s earnings per share had been less than 85% of the target established under the Plan for fiscal 2007, none of the named executive officers would have received an award under the Del Monte Foods Company Annual Incentive Plan for fiscal 2007. Additionally, if a named executive officer had received a score of less than 75% with respect to his individual objectives, such named executive officer would not have received an award for fiscal 2007.

(3)	Reflects the target possible payout under the Del Monte Foods Company Annual Incentive Plan for fiscal 2007. The target amount reflects the amount that would have been paid under the Annual Incentive Plan with respect to fiscal 2007 if:

•	EPS had been 100% of target;

•	cash flow had been 100% of target;

•	net sales had been 100% of target; and

•	the named executive officer had received a score of 100% with respect to his individual objectives.

For additional information regarding the Del Monte Foods Company Annual Incentive Plan, including fiscal 2007 targets, see “Compensation Discussion and Analysis.”

(4)	Reflects the maximum possible payout under the Del Monte Foods Company Annual Incentive Plan for fiscal 2007. The maximum amount reflects the amount that would have been paid under the Annual Incentive Plan with respect to fiscal 2007 if:

•	EPS had been 115% of target, resulting in a score of 200% with respect to this objective;

•	cash flow had been 115% of target, resulting in a score of 200% with respect to this objective;

•	net sales had been 104% of target, resulting in a score of 200% with respect to this objective; and

•	the named executive officer had received a score of 200% with respect to his individual objectives.

200% is the maximum score that may be associated with any objective under the Del Monte Foods Company Annual Incentive Plan. Accordingly, the maximum possible amount payable under the Annual Incentive Plan is double an executive’s target amount, subject to the Plan’s maximum specified payout of $2 million per person.

(5)	Reflects shares of common stock subject to performance share units granted in fiscal 2007. These performance share units may vest, if at all, or be forfeited following fiscal 2009, 2010 and 2011, as follows:

•	If Del Monte achieves the fiscal 2009 target level of return on invested capital (ROIC) established in connection with this grant, 25% of the performance share units will vest upon the filing of our Annual Report on Form 10-K for fiscal 2009. If such target level is not met in fiscal 2009, 25% of the performance share units will be forfeited.

•	If Del Monte achieves the fiscal 2010 target level of return on invested capital (ROIC) established in connection with this grant, 25% of the performance share units will vest upon the filing of our Annual Report on Form 10-K for fiscal 2010. If such target level is not met in fiscal 2010, 25% of the performance share units will be forfeited.

•	If Del Monte achieves the fiscal 2011 target level of return on invested capital (ROIC) established in connection with this grant, 50% of the performance share units will vest upon the filing of our Annual Report on Form 10-K for fiscal 2011. If such target level is not met in fiscal 2011, 50% of the performance share units will be forfeited.

If a target is achieved early, shares will vest both for that year and the year to which the target applies. For example, if the fiscal 2011 target level is achieved in fiscal 2010, both the 25% of the performance share units associated with fiscal 2010 as well as the 50% of performance share units associated with fiscal 2011 will vest upon the filing of our Annual Report on Form 10-K for fiscal 2010.

See “Compensation Discussion and Analysis” for information regarding return on invested capital (ROIC) as used in connection with the fiscal 2007 performance share units.

(6)	Reflects shares of common stock subject to deferred stock units issued in fiscal 2007 as the 25% company matching payment relating to the deferral of fiscal 2006 annual incentive award payments under the Del Monte Corporation Annual Incentive Plan (AIP) Deferred Compensation Plan. The deferred stock units relating to the 25% company matching payment vest in equal annual installments over three years. Accordingly, with respect to Mr. Lachman, such deferred stock units expired without vesting in connection with his termination of employment effective June 19, 2006.

(7)	Reflects shares of common stock underlying performance accelerated restricted stock units (PARS) granted in fiscal 2007. The PARS will vest in September 2011. However, vesting will be accelerated if certain targeted levels of total shareholder return are achieved as follows:

•	If Del Monte attains a total shareholder return that exceeds the 75th percentile as of the end of fiscal 2009, such PARS will vest at the end of fiscal 2009.

•	If Del Monte attains a total shareholder return that exceeds the 55th percentile as of the end of fiscal 2010, such PARS will vest at the end of fiscal 2010.

Del Monte’s achievement of total shareholder return will be measured against the total shareholder returns achieved by the comparator group established by the Compensation Committee in connection with the fiscal 2007 grant of PARS.

See “Compensation Discussion and Analysis” for additional information regarding the total shareholder return targets established by the Compensation Committee in connection with the fiscal 2007 PARS.

(8)	Reflects shares of common stock underlying options granted in fiscal year 2007. Options generally vest at the rate of 25% annually over four years. In the event of the named executive officer’s retirement, termination without cause or resignation for good reason, the vesting of a pro rata portion of the optionee’s unvested options will be accelerated. In the event of an optionee’s death or disability or change of control of the company, the vesting of unvested options will be accelerated in full.

(9)	Mr. Allen joined the company on June 5, 2006. Consistent with Del Monte’s option grant practices, the Compensation Committee authorized Mr. Allen’s “new hire” option grant on May 23, 2006, to be effective on his start date. The exercise price of this option is the fair market value of Del Monte’s common stock on Mr. Allen’s start date, calculated in accordance with the Del Monte Foods Company 2002 Stock Incentive Plan. See footnote (8) above for information regarding the vesting of this grant.

(10)	The exercise price is the fair market value of Del Monte’s common stock on the grant date, determined in accordance with the Del Monte Foods Company 2002 Stock Incentive Plan to be the intraday average of the high and low prices of Del Monte’s common stock on the New York Stock Exchange on such date.

Outstanding Equity Awards at Fiscal 2007 Year End

	Option Awards				Stock Awards
								Equity
							Equity	Incentive
							Incentive Plan	Plan Awards:
							Awards:	Market or
							Number of	Payout Value
	Number of	Number of					Unearned	of Unearned
	Securities	Securities			Number of	Market Value	Shares, Units	Shares, Units
	Underlying	Underlying			Shares or Units	of Shares or	or Other	or Other
	Unexercised	Unexercised	Option	Option	of Stock That	Units of Stock	Rights That	Rights That
	Options (#)	Options (#)	Exercise	Expiration	Have	That Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Price ($)	Date (1)	Not Vested (#)	Vested ($)	Vested (#)	Vested ($)
Richard G. Wolford	301,000 (2)		$13.00	12/4/2008	100,970 (17)	$1,185,388	119,000 (18)	$1,397,060
	189,000 (3)		6.91	8/10/2010	90,900 (19)	1,067,166	151,500 (20)	1,778,610
	200,000 (4)		8.87	8/28/2011	95,200 (21)	1,117,648	158,700 (22)	1,863,138
	200,000 (5)		7.56	10/7/2012	2,149 (23)	25,229
	750,000 (6)		7.37	4/8/2013	39 (24)	459
	648,750 (7)	216,250 (7)	8.78	9/12/2013	4,900 (25)	57,526
	440,500 (8)	440,500 (8)	10.59	9/22/2014	54 (26)	635
	157,825 (9)	473,475 (9)	10.24	9/29/2015
		643,500 (10)	10.37	9/21/2016
David L. Meyers	78,000 (2)		13.00	12/4/2008	23,300 (17)	273,542	29,300 (18)	343,982
	40,800 (3)		6.91	8/10/2010	20,200 (19)	237,148	33,600 (20)	394,464
	120,000 (4)		8.87	8/28/2011	20,800 (21)	244,192	34,500 (22)	405,030
	120,000 (5)		7.56	10/7/2012
	300,000 (6)		7.37	4/8/2013
	150,000 (7)	50,000 (7)	8.78	9/12/2013
	108,650 (8)	108,650 (8)	10.59	9/22/2014
	35,000 (9)	105,000 (9)	10.24	9/29/2015
		140,000 (10)	10.37	9/21/2016
David W. Allen		350,000 (11)	11.74	6/5/2016	7,400 (21)	86,876	12,300 (22)	144,402
		50,000 (10)	10.37	9/21/2016
Timothy A. Cole	50,000 (8)	50,000 (8)	10.59	9/22/2014	10,800 (19)	126,792	18,000 (18)	211,320
	18,750 (9)	56,250 (9)	10.24	9/29/2015	14,800 (21)	173,752	18,000 (20)	211,320
		100,000 (10)	10.37	9/21/2016	500 (25)	5,870	24,600 (22)	288,804
					6 (26)	65
Nils Lommerin	150,000 (6)		7.37	4/8/2013	14,600 (17)	171,404	26,500 (18)	311,110
	93,750 (7)	31,250 (7)	8.78	9/12/2013	18,400 (19)	216,016	30,700 (20)	360,418
	100,000 (8)	100,000 (8)	10.59	9/22/2014	19,300 (21)	226,582	32,000 (22)	375,680
	32,000 (9)	96,000 (9)	10.24	9/29/2015	1,569 (23)	18,420
		130,000 (10)	10.37	9/21/2016	29 (24)	341
					6,495 (25)	76,251
					72 (26)	843
Todd R. Lachman	8,933 (12)		8.15	4/10/2010			11,335 (27)	133,073
	11,166 (13)		8.22	9/12/2010
	15,632 (14)		9.60	9/20/2011
	6,700 (15)		9.05	3/12/2012
	10,719 (16)		7.89	9/12/2012
		21,625 (7)	8.78	12/11/2007
		50,727 (8)	10.59	12/21/2008
		24,968 (9)	10.24	12/28/2009

(1)	Options generally have a 10-year term. All or a portion of an option may expire prior to its stated expiration date in the event of the optionee’s termination of employment.

(2)	Option vested over five years at the rate of 22.5% per year for the first four years, with vesting dates of 12/4/1999, 12/4/2000, 12/4/2001 and 12/4/2002, and 10% in the fifth year with a vesting date of 12/4/2003.

(3)	Option vested at the rate of 25% per year, with vesting dates of 8/10/2001, 8/10/2002, 8/10/2003 and 8/10/2004.

(4)	Option vested at the rate of 25% per year, with vesting dates of 8/28/2002, 8/28/2003, 8/28/2004 and 8/28/2005.

(5)	Option vested at the rate of 25% per year, with vesting dates of 10/7/2003, 10/7/2004, 10/7/2005 and 10/7/2006.

(6)	Option vested over four years at the rate of 75% on 4/8/2006, the third anniversary of the grant date, and 25% on 4/8/2007, the fourth anniversary. This option represents a special option that was granted to key employees following the acquisition of certain businesses from H.J. Heinz to encourage retention of such employees during the important post-acquisition period as well as to focus such employees on sustained value creation and alignment with stockholders.

(7)	Option vested/vests at the rate of 25% per year, with vesting dates of 9/12/2004, 9/12/2005, 9/12/2006 and 9/12/2007.

(8)	Option vested/vests at the rate of 25% per year, with vesting dates of 9/22/2005, 9/22/2006, 9/22/2007 and 9/22/2008.

(9)	Option vested/vests at the rate of 25% per year, with vesting dates of 9/29/2006, 9/29/2007, 9/29/2008 and 9/29/2009.

(10)	Option vests at the rate of 25% per year, with vesting dates of 9/21/2007, 9/21/2008, 9/21/2009 and 9/21/2010.

(11)	Option vests at the rate of 25% per year, with vesting dates of 6/05/2007, 6/05/2008, 6/05/2009 and 6/05/2010.

(12)	Option vested on the third anniversary of the grant date, 4/10/2003. Represents options that were issued with respect to options to purchase Heinz common stock. Upon the acquisition of certain businesses from H.J. Heinz on December 20, 2002, options to acquire Heinz common stock were adjusted and converted so that holders of such options also became holders of options to acquire Del Monte common stock. The number of shares subject to each such Del Monte option was determined by multiplying the exchange ratio of 0.4466 by the number of shares subject to the underlying Heinz option.

(13)	Option vested on the third anniversary of the grant date, 9/12/2003. Represents options that were issued with respect to options to purchase Heinz common stock. See footnote (12) above.

(14)	Option vested on the third anniversary of the grant date, 9/21/2004. Represents options that were issued with respect to options to purchase Heinz common stock. See footnote (12) above.

(15)	Option vested on the third anniversary of the grant date, 03/12/2005. Represents options that were issued with respect to options to purchase Heinz common stock. See footnote (12) above.

(16)	Option vested on the third anniversary of the grant date, 9/12/2005. Represents options that were issued with respect to options to purchase Heinz common stock. See footnote (12) above.

(17)	Represents shares of common stock subject to performance accelerated restricted stock units (PARS) granted in fiscal 2004 that vest on 9/12/2008, the fifth anniversary of the date of grant. If certain targeted levels of total shareholder return had been achieved, vesting would have accelerated to the end of fiscal 2006 or fiscal 2007, as applicable.

(18)	Represents shares of common stock subject to performance share units granted in fiscal 2005. As set forth below, a portion of these performance share units were forfeited following fiscal 2007 and the remainder may vest, if at all, or be forfeited following fiscal 2008 and 2009:

•	Del Monte did not achieve the fiscal 2007 target level of return on invested capital (ROIC) established in connection with this grant. Accordingly, 25% of the performance share units were forfeited upon the filing of our Annual Report on Form 10-K for fiscal 2007.

•	If Del Monte achieves the fiscal 2008 target level of return on invested capital (ROIC) established in connection with this grant, 25% of the performance share units will vest upon the filing of our Annual Report on Form 10-K for fiscal 2008. If such target level is not met in fiscal 2008, 25% of the performance share units will be forfeited.

•	If Del Monte achieves the fiscal 2009 target level of return on invested capital (ROIC) established in connection with this grant, 50% of the performance share units will vest upon the filing of our Annual Report on Form 10-K for fiscal 2009. If such target level is not met in fiscal 2009, 50% of the performance share units will be forfeited.

If a target is achieved early, shares will vest both for that year and the year to which the target applies. For example, if the fiscal 2009 target level is achieved in fiscal 2008, both the 25% of the performance share units associated with fiscal 2008 as well as the 50% of performance share units associated with fiscal 2009 will vest upon the filing of our Annual Report on Form 10-K for fiscal 2008.

See “Compensation Discussion and Analysis” for information regarding return on invested capital (ROIC) as used in connection with the performance share units.

(19)	Represents shares subject to performance accelerated restricted stock units (PARS) granted in fiscal 2006 that vest on 9/29/2010, the fifth anniversary of the date of grant. However, vesting will be accelerated if certain targeted levels of total shareholder return are achieved as follows:

•	If Del Monte attains a total shareholder return that exceeds the 75th percentile as of the end of fiscal 2008, such PARS will vest at the end of fiscal 2008.

•	If Del Monte attains a total shareholder return that exceeds the 55th percentile as of the end of fiscal 2009, such PARS will vest at the end of fiscal 2009.

See “Compensation Discussion and Analysis” for additional information regarding the total shareholder return targets established by the Compensation Committee in connection with the fiscal 2006 PARS.

(20)	Represents shares of common stock subject to performance share units granted in fiscal 2006. These performance share units may vest, if at all, or be forfeited following fiscal 2008, 2009 and 2010, as follows:

•	If Del Monte achieves the fiscal 2008 target level of return on invested capital (ROIC) established in connection with this grant, 25% of the performance share units will vest upon the filing of our Annual Report on Form 10-K for fiscal 2008. If such target level is not met in fiscal 2008, 25% of the performance share units will be forfeited.

•	If Del Monte achieves the fiscal 2009 target level of return on invested capital (ROIC) established in connection with this grant, 25% of the performance share units will vest upon the filing of our Annual Report on Form 10-K for fiscal 2009. If such target level is not met in fiscal 2009, 25% of the performance share units will be forfeited.

•	If Del Monte achieves the fiscal 2010 target level of return on invested capital (ROIC) established in connection with this grant, 50% of the performance share units will vest upon the filing of our

Annual Report on Form 10-K for fiscal 2010. If such target level is not met in fiscal 2010, 50% of the performance share units will be forfeited.

If a target is achieved early, shares will vest both for that year and the year to which the target applies. For example, if the fiscal 2010 target level is achieved in fiscal 2009, both the 25% of the performance share units associated with fiscal 2009 as well as the 50% of performance share units associated with fiscal 2010 will vest upon the filing of our Annual Report on Form 10-K for fiscal 2009.

See “Compensation Discussion and Analysis” for information regarding return on invested capital (ROIC) as used in connection with the performance share units.

(21)	Represents shares subject to performance accelerated restricted stock units (PARS) granted in fiscal 2007 that vest on 9/21/2011, the fifth anniversary of the date of grant. However, vesting will be accelerated if certain targeted levels of total shareholder return are achieved as follows:

•	If Del Monte attains a total shareholder return that exceeds the 75th percentile as of the end of fiscal 2009, such PARS will vest at the end of fiscal 2009.

•	If Del Monte attains a total shareholder return that exceeds the 55th percentile as of the end of fiscal 2010, such PARS will vest at the end of fiscal 2010.

See “Compensation Discussion and Analysis” for additional information regarding the total shareholder return targets established by the Compensation Committee in connection with the fiscal 2007 PARS.

(22)	Represents shares of common stock subject to performance share units granted in fiscal 2007. These performance share units may vest, if at all, or be forfeited following fiscal 2009, 2010 and 2011, as follows:

•	If Del Monte achieves the fiscal 2009 target level of return on invested capital (ROIC) established in connection with this grant, 25% of the performance share units will vest upon the filing of our Annual Report on Form 10-K for fiscal 2009. If such target level is not met in fiscal 2009, 25% of the performance share units will be forfeited.

•	If Del Monte achieves the fiscal 2010 target level of return on invested capital (ROIC) established in connection with this grant, 25% of the performance share units will vest upon the filing of our Annual Report on Form 10-K for fiscal 2010. If such target level is not met in fiscal 2010, 25% of the performance share units will be forfeited.

•	If Del Monte achieves the fiscal 2011 target level of return on invested capital (ROIC) established in connection with this grant, 50% of the performance share units will vest upon the filing of our Annual Report on Form 10-K for fiscal 2011. If such target level is not met in fiscal 2011, 50% of the performance share units will be forfeited.

If a target is achieved early, shares will vest both for that year and the year to which the target applies. For example, if the fiscal 2011 target level is achieved in fiscal 2010, both the 25% of the performance share units associated with fiscal 2010 as well as the 50% of performance share units associated with fiscal 2011 will vest upon the filing of our Annual Report on Form 10-K for fiscal 2010.

See “Compensation Discussion and Analysis” for information regarding return on invested capital (ROIC) as used in connection with the performance share units.

(23)	Represents shares of common stock subject to deferred stock units issued as the 25% company matching payment relating to the deferral of fiscal 2004 annual incentive award payments under the Del Monte Corporation Annual Incentive Plan (AIP) Deferred Compensation Plan. These units vested on 7/1/2007.

For additional information regarding the Del Monte Corporation Annual Incentive Plan (AIP) Deferred Compensation Plan, see “Fiscal 2007 Nonqualified Deferred Compensation – Discussion of Fiscal 2007 Nonqualified Deferred Compensation – Del Monte Corporation Annual Incentive Plan (AIP) Deferred Compensation Plan.

(24)	Reflects shares of common stock subject to deferred stock units issued in lieu of dividends with respect to the 25% company match deferred stock units that remain subject to vesting as described in footnote (23) above.

(25)	Represents shares of common stock subject to deferred stock units issued as the 25% company matching payment relating to the deferral of fiscal 2006 annual incentive award payments under the Del Monte Corporation Annual Incentive Plan (AIP) Deferred Compensation Plan. These units vest in equal installments on 7/11/2007, 7/11/2008 and 7/11/2009.

(26)	Reflects shares of common stock subject to deferred stock units issued in lieu of dividends with respect to the 25% company match deferred stock units that remain subject to vesting as described in footnote (25) above.

(27)	Represents shares of common stock subject to performance share units granted in fiscal 2005. A portion of Mr. Lachman’s original grant was forfeited as a result of Mr. Lachman’s termination of employment. As set forth below, a portion of Mr. Lachman’s outstanding performance share units were forfeited following fiscal 2007 and the remainder may vest, if at all, or be forfeited following fiscal 2008 and 2009:

•	Del Monte did not achieve the fiscal 2007 target level of return on invested capital (ROIC) established in connection with this grant. Accordingly, 4,111 of the performance share units were forfeited upon the filing of our Annual Report on Form 10-K for fiscal 2007.

•	If Del Monte achieves the fiscal 2008 target level of return on invested capital (ROIC) established in connection with this grant, 2,853 of the performance share units will vest upon the filing of our Annual Report on Form 10-K for fiscal 2008. If such target level is not met in fiscal 2008, such 2,853 performance share units will be forfeited.

•	If Del Monte achieves the fiscal 2009 target level of return on invested capital (ROIC) established in connection with this grant, 4,371 of the performance share units will vest upon the filing of our Annual Report on Form 10-K for fiscal 2009. If such target level is not met in fiscal 2009, such 4,371 performance share units will be forfeited.

If a target is achieved early, shares will vest both for that year and the year to which the target applies. For example, if the fiscal 2009 target level is achieved in fiscal 2008, both the 2,853 performance share units associated with fiscal 2008 as well as the 4,371 performance share units associated with fiscal 2009 will vest upon the filing of our Annual Report on Form 10-K for fiscal 2008.

See “Compensation Discussion and Analysis” for information regarding return on invested capital (ROIC) as used in connection with the performance share units.

Fiscal 2007 Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of	Value Realized	Number of Shares	Value Realized on
	Shares Acquired	on Exercise	Acquired on	Vesting
Name	on Exercise (#)	($) (1)	Vesting (#) (2)	($) (3)

Richard G. Wolford	569,071	$3,190,740	24,867	$279,136
David L. Meyers	109,370	492,436	–	–
David W. Allen	–	–	–	–
Timothy A. Cole	–	–	2,022	22,700
Nils Lommerin	60,000	223,800	28,160	316,106
Todd R. Lachman	350,357	688,505	13,413	150,907

(1)	Represents the aggregate value realized with respect to all options exercised during fiscal 2007. The value realized in connection with each option exercise is calculated as the difference between the per share exercise price of the option and the closing price of Del Monte’s common stock on the date of exercise, multiplied by the number of shares of common stock for which such option was exercised on that date. The value realized is calculated in accordance with the rules and regulations of the SEC and may not reflect the amounts ultimately realized by the named executive officer.

(2)	Represents the vesting in fiscal 2007 of deferred stock units issued under the Del Monte Corporation Annual Incentive Plan (AIP) Deferred Compensation Plan. Such vesting in fiscal 2007 was as follows:

			Deferred Stock
			Units Issued in lieu
	Deferred Stock Units	Deferred Stock	of Dividends that
	Issued with respect to	Units Issued as Del	were Fully Vested
	Executive’s Deferral of	Monte Matching	upon Issuance in
	Fiscal 2006 AIP Payment	Contributions that	Fiscal 2007 or that
	(Fully Vested upon	Vested During	Vested During
Name	Issuance in Fiscal 2007) (#)	Fiscal 2007 (#)	Fiscal 2007 (#)

Richard G. Wolford	19,600	3,820	1,447
Timothy C. Cole	2,000	–	22
Nils Lommerin	25,980	1,569	611
Todd R. Lachman	2,655	–	29

Deferred stock units issued under the Del Monte Corporation Annual Incentive Plan (AIP) Deferred Compensation Plan remain deferred until after a participating executive’s employment terminates. Accordingly, the shares represented by such deferred stock units were distributed to Mr. Lachman on February 20, 2007. For additional information regarding this Plan, see “Fiscal 2007 Nonqualified Deferred Compensation – Discussion of Fiscal 2007 Nonqualified Deferred Compensation – Del Monte Corporation Annual Incentive Plan (AIP) Deferred Compensation Plan.”

For Mr. Lachman, also represents the vesting of 10,729 shares subject to performance accelerated restricted stock units (PARS) which vested in connection with Mr. Lachman’s resignation for good reason during fiscal 2007.

No performance accelerated restricted stock units (PARS) or performance share vested during fiscal 2007 with respect to the named executive officers.

(3)	Represents the aggregate value realized with respect to all stock awards that vested in fiscal 2007, as described in footnote (2) above. The value realized associated with deferred stock units issued under the Del Monte Corporation Annual Incentive Plan (AIP) Deferred Compensation Plan and accordingly deferred is as follows:

			Value Realized in
			connection with
	Value Realized in	Value Realized in	Deferred Stock
	connection with	connection with	Units Issued in lieu
	Deferred Stock Units	Deferred Stock	of Dividends that
	Issued with respect to	Units Issued as Del	were Fully Vested
	Executive’s Deferral of	Monte Matching	upon Issuance in
	Fiscal 2006 AIP Payment	Contributions that	Fiscal 2007 or
	(Fully Vested upon	Vested During	Vested During
Name	Issuance in Fiscal 2007) ($)	Fiscal 2007 ($)	Fiscal 2007 ($)

Richard G. Wolford	$220,108	$42,982	$16,046
Timothy C. Cole	22,460	–	240
Nils Lommerin	291,755	17,620	6,730
Todd R. Lachman	30,745	–	319

The value realized in connection with each vesting of stock awards is calculated as the number of shares (or number of shares subject to such stock award) vested multiplied by the closing price of Del Monte’s common stock on the vesting date. These amounts are calculated in accordance with the rules and regulations of the SEC and may not reflect the amounts ultimately realized by the named executive officer.

Fiscal 2007 Pension Benefits

		Number of		Present Value of		Payments
		Years Credited		Accumulated		During Last
Name	Plan Name (1)	Service (#)		Benefit ($) (4)		Fiscal Year ($)

Richard G. Wolford	Salaried Plan	9.95		$238,510		$–
	Additional Benefits Plan – Salaried Portion	9.95		1,402,801		–
	SERP	9.95		1,409,991		–
David L. Meyers	Salaried Plan	33.84	(2)	815,263		–
	Additional Benefits Plan – Salaried Portion	33.84	(2)	595,456		–
	SERP	33.84	(2)	1,350,171		–
Nils Lommerin	Salaried Plan	4.06		62,309		–
	Additional Benefits Plan – Salaried Portion	4.06		85,599		–
	SERP	4.06		–	(5)	–
Timothy A. Cole	Salaried Plan	2.57		50,311		–
	Additional Benefits Plan – Salaried Portion	2.57		50,469		–
	SERP	2.57		–	(5)	–
David W. Allen	Salaried Plan	0.82		–	(6)	–
	Additional Benefits Plan – Salaried Portion	0.82		–	(6)	–
	SERP	0.82		–	(5)	–
Todd Lachman	Salaried Plan	1.50	(3)	–		26,797	(7)
	Additional Benefits Plan – Salaried Portion	1.50	(3)	–		32,291	(8)
	SERP	6.22	(3)	–		–	(9)

(1)	For purposes of the above table:

•	Salaried Plan is the Del Monte Corporation Retirement Plan for Salaried Employees;

•	Additional Benefits Plan – Salaried Portion is the portion of the Del Monte Corporation Additional Benefits Plan that relates to the Salaried Plan; and

•	SERP is the Del Monte Corporation Supplemental Executive Retirement Plan.

(2)	Mr. Meyers’ credited years of service correspond to his aggregate actual service with various entities that were or became affiliated with Del Monte, beginning with his May 29, 1973 hire date with Standard Brands, Inc. Mr. Meyers transferred to Del Monte Corporation in May 1989.

(3)	Mr. Lachman’s credited years of service under the Salaried Plan and the Additional Benefits Plan – Salaried Portion represents the period from January 1, 2005, when Mr. Lachman began participating in these plans, to June 19, 2006, the date of Mr. Lachman’s resignation. Prior to January 1, 2005, Mr. Lachman instead participated in certain defined contribution plans established for former Heinz employees as required in connection with Del Monte’s December 20, 2002 acquisition of certain former businesses of H.J. Heinz Company. See “Fiscal 2007 Nonqualified Deferred Compensation – Discussion of Fiscal 2007 Nonqualified Deferred Compensation” for additional information regarding these defined contribution plans.

Mr. Lachman’s credited years of service under the SERP corresponds to his aggregate actual service with Del Monte and H.J. Heinz, beginning with his April 10, 2000 hire date with H.J. Heinz.

(4)	The “Present Value of Accumulated Benefit” represents the lump sum amount that would be required to be invested as of March 31, 2007 at a fixed interest rate of 6.20% per annum in order to pay the named executive officer upon retirement at age 65 a lump sum equal to:

•	the named executive officer’s accrued benefit under the applicable plan as of the pension plan measurement date used for purposes of preparing Del Monte’s financial statements in accordance with generally accepted accounting principles in the U.S. (which for fiscal 2007 was March 31, 2007); and

•	for the Salaried Plan and Additional Benefits Plan – Salaried Portion, interest credits on such accrued benefit amount until the named executive officer reaches age 65, calculated at 6% per annum.

The “Present Value of Accumulated Benefit” is calculated in accordance with applicable SEC rules and does not represent actual amounts payable to the named executive officers. For example, Messrs. Lommerin, Cole and Allen are not yet vested in any pension plan benefits and accordingly would not receive any amounts if their employment terminates prior to such vesting.

(5)	For each of Messrs. Lommerin, Cole, and Allen, SERP benefits at March 31, 2007 were zero because the multiple of final average compensation used to calculate SERP benefits is zero until the executive has five years of service (as described under “ – Discussion of Fiscal 2007 Pension Benefits – Del Monte Corporation Supplemental Executive Retirement Plan (SERP) – Benefit Amount” below).

(6)	For Mr. Allen, benefits under the Salaried Plan and Additional Benefits Plan – Salaried Portion at March 31, 2007 were zero because he had not reached one year of service, which is necessary to be a participant under these plans.

(7)	Represents a lump sum payment made to Mr. Lachman on April 1, 2007.

(8)	Represents lump sum payments made to Mr. Lachman on February 1, 2007.

(9)	For Mr. Lachman, SERP benefits were reduced below zero by offsetting benefits under other plans (as described under “ – Discussion of Fiscal 2007 Pension Benefits – Del Monte Corporation Supplemental

Executive Retirement Plan (SERP) – Benefit Amount” below). Additionally, Mr. Lachman was not vested in his SERP benefits upon his termination of employment. Accordingly, Mr. Lachman did not receive any amounts under the SERP in connection with his termination of employment.

Discussion of Fiscal 2007 Pension Benefits

Del Monte currently sponsors three defined benefit pension plans which apply to the named executive officers:

•	the Del Monte Corporation Retirement Plan for Salaried Employees (the “Salaried Plan”), which provides funded, tax-qualified benefits up to the limits on compensation and benefits under the Internal Revenue Code;

•	the portion of the Del Monte Corporation Additional Benefits Plan relating to the Salaried Plan, which provides unfunded, nonqualified benefits in excess of the limits applicable to the tax-qualified Salaried Plan; and

•	the Del Monte Corporation Supplemental Executive Retirement Plan (or SERP), which provides unfunded, nonqualified benefits that are reduced by benefits under the Salaried Plan and the portion of the Additional Benefits Plan relating to the Salaried Plan, as well as under certain qualified and nonqualified defined contribution plans for former Heinz employees.

The information below describes the material factors necessary to understand the pension benefits that are provided to the named executive officers under these three plans. For a discussion of the reasons for Del Monte providing these plans, please see “Compensation Discussion and Analysis.”

Del Monte’s general policy is to recognize all actual years of service with Del Monte and any predecessor employers where the pension liability is transferred to Del Monte or as otherwise negotiated in an acquisition agreement. It is Del Monte’s policy not to grant any extra years of credited service above such actual service.

The Del Monte Corporation Additional Benefits Plan and the Del Monte Corporation Supplemental Executive Retirement Plan (or SERP) are intended to be administered in accordance with the American Jobs Creation Act of 2004 (the “AJCA”) and Del Monte intends to amend these plan documents by the deadline for AJCA compliance under current guidance, December 31, 2007.

Del Monte Corporation Retirement Plan for Salaried Employees

The Del Monte Corporation Retirement Plan for Salaried Employees (the “Salaried Plan”), which became effective January 1, 1990, is a non-contributory, cash balance defined benefit retirement plan covering salaried employees of Del Monte. Under the plan, a participant becomes fully vested in his benefits after completing five years of service (including any service with H.J. Heinz), and from that time, a participant is entitled to receive benefits upon termination of employment for any reason. In general, a salaried employee becomes a participant in the Salaried Plan after completion of one year of service.

Benefit Amount. Monthly credits equal to a percentage of eligible compensation are made to each participant’s Personal Retirement Account (or PRA) within the Salaried Plan. The PRA, which is a hypothetical account, accumulates these compensation credits as well as interest credits on the participant’s account balance. Upon becoming a participant, a “catch-up” amount is credited. This catch-up amount is the sum of monthly credits and interest credits that would have been made under the Salaried Plan if the participant had been eligible to participate starting at his date of employment with Del Monte. However, no “catch-up” amounts were credited to Mr. Lachman when he began participating in the Salaried Plan effective January 1, 2005 because legacy Heinz employees had been excluded from the Salaried Plan until that date.

Prior to January 1, 2005, the compensation credits were determined in accordance with the following schedule:

		Monthly Compensation
	All Monthly	Above Social Security
Participant Age	Compensation	Wage Base

Below age 35	4.0%	3.0%
35 but below 45	5.0%	3.0%
45 but below 55	6.0%	3.0%
55 and over	7.0%	3.0%

The calculation of compensation credits under the Salaried Plan was changed to the following schedule for all active participants on and after January 1, 2005:

Percentage of Monthly
Participant Age	Compensation

Below 30	3.0%
30 but below 35	4.0%
35 but below 40	5.0%
40 but below 45	6.0%
45 but below 50	8.0%
50 but below 55	10.0%
55 but below 60	11.0%
60 but below 65	12.0%
Age 65 and over	13.0%

Eligible compensation for the named executive officers primarily includes:

•	base pay; and

•	awards under the Del Monte Foods Company Annual Incentive Plan that are not deferred by the executive under the Del Monte Corporation Annual Incentive Plan (AIP) Deferred Compensation Plan.

Eligible compensation does not include, among other items:

•	equity compensation, or

•	severance payments in any form.

Notwithstanding the foregoing, compensation used to calculate benefits under the Salaried Plan may not exceed the compensation limit under the Internal Revenue Code. In calendar 2006, this limit was $220,000. In addition, benefits provided under the Salaried Plan may not exceed the benefit amount limit under the Internal Revenue Code. In calendar 2006, this limit was $175,000 payable as a single life annuity beginning at normal retirement age or its equivalent. Benefits that cannot be provided under the Salaried Plan due to these limits are instead provided under the portion of the Del Monte Corporation Additional Benefits Plan that relates to the Salaried Plan, which is discussed below.

The rate used for calculating interest credits under the Salaried Plan was 110% of the interest rate published by Pension Benefit Guaranty Corporation until January 1, 1998 when it changed to 1.5% plus the yield on the 12-month Treasury Bill rate, which was replaced as of June 1, 2001 by 1.5% plus the yield on the 6-month Treasury Bill rate.

Distribution of Benefits. As a cash balance pension plan, the Salaried Plan provides a lump sum benefit equal to the participant’s PRA account balance. The benefit is payable at any age, including the designated age 65 normal retirement age, provided a participant is vested. However, no benefits are paid prior to termination of employment. Benefits are also available in the form of actuarially equivalent annuities. The factors for converting PRA account balances to annuities are based on the 30-Year Treasury Bond rates and an IRS specified mortality table.

Del Monte Corporation Additional Benefits Plan – Portion Relating to the Del Monte Corporation Retirement Plan for Salaried Employees

The portion of the Del Monte Corporation Additional Benefits Plan that relates to the Salaried Plan (the “Additional Benefits Plan – Salaried Portion”) is a nonqualified benefit plan that provides supplemental benefits equal to certain benefits that cannot be paid under the Salaried Plan due to Internal Revenue Code limits, as described above under “– Del Monte Corporation Retirement Plan for Salaried Employees.” Additionally, the Additional Benefits Plan – Salaried Portion provides benefits with respect to awards under the Del Monte Foods Company Annual Incentive Plan that are deferred under the Del Monte Corporation Annual Incentive Plan (AIP) Deferred Compensation Plan, because such deferred amounts are not included as eligible compensation under the Salaried Plan. Benefits under the Additional Benefits Plan – Salaried Portion vest at the same time as benefits under the Salaried Plan and are determined using a hypothetical account balance like in the Salaried Plan. Participation in the Additional Benefits Plan – Salaried Portion does not begin until the employee is a participant in the Salaried Plan.

No funds are set aside in a trust for payment of benefits under the Additional Benefits Plan. Rather, benefits are paid from Del Monte’s general assets. Accordingly, participants in the Additional Benefits Plan are general creditors of Del Monte with respect to the payment of these benefits.

Benefit Amount. Benefits are determined in the same manner, including the catch-up upon becoming a participant, as under the Salaried Plan, but based on compensation and benefit amounts in excess of the qualified plan limits under the Internal Revenue Code and including deferred Del Monte Foods Company Annual Incentive Plan awards.

For Mr. Meyers, the Additional Benefits Plan – Salaried Portion also provides an additional retirement benefit with respect to termination without cause and resignation for good reason post-termination periods, treating any severance pay as if it were pensionable compensation under the Salaried Plan. This provision of the Additional Benefits Plan largely reflects a contractual obligation Del Monte has to Mr. Meyers, which has been in place for a number of years.

Distribution of Benefits. Vested benefits under the Additional Benefits Plan – Salaried Portion are paid after termination of employment for any reason (including death). Except in the event of death, such benefits are delayed until six months after the termination. Benefits are paid as a lump sum equal to the participant’s hypothetical account balance under the Plan.

Del Monte Corporation Supplemental Executive Retirement Plan (SERP)

The Del Monte Corporation Supplemental Executive Retirement Plan (or SERP) was established effective December 20, 2002 for named former Heinz employees (“Heinz Participants”), as required in connection with Del Monte’s acquisition of certain former businesses of H.J. Heinz Company. Effective as of January 1, 2005, the SERP was amended and restated to also include all employees at the level of vice president or above who are not otherwise Heinz Participants (“Del Monte Participants”). As noted below, a Del Monte Participant’s employment generally must terminate after December 20, 2007 (five years following the consummation of the merger with the former Heinz businesses) in order for such Del Monte Participant to vest in the SERP benefit. Messrs. Wolford, Meyers, Cole, Lommerin and Allen are Del Monte Participants. Mr. Lachman was a Heinz Participant prior to his termination of employment.

Like the Additional Benefits Plan – Salaried Portion, the SERP is a nonqualified benefit plan. No funds are set aside in a trust for payment of benefits under the SERP. Rather, benefits are paid from Del Monte’s general assets. Accordingly, participants in the SERP are general creditors of Del Monte with respect to the payment of these benefits.

A participant vests in his SERP benefit upon attaining age 55 and at least 5 years of service. However, Del Monte Participants must also terminate employment after December 20, 2007 unless 1) terminated without cause in connection with the transformation plan announced by Del Monte on June 22, 2006 or 2) terminated without cause within two years of a Change of Control (as defined in the Del Monte Foods Company 2002 Stock Incentive Plan).

Benefit Amount. The SERP benefit is a lump sum benefit equal to a multiple of final average compensation (which, for purposes of the SERP, is the average of the highest 5 calendar years of compensation out of the last 10 years), offset by other benefits as described below. Eligible compensation under the SERP includes all eligible compensation under the Salaried Plan, without regard to Internal Revenue Code limits. Additionally, as under the Additional Benefits Plan – Salaried Portion, awards under the Del Monte Foods Company Annual Incentive Plan that are deferred under the Del Monte Corporation Annual Incentive Plan (AIP) Deferred Compensation Plan are also included as eligible compensation under the SERP.

The multiple used is based on years of service (including Heinz service):

	Multiple of Final Average
Years of Service (1)	Compensation

Less than 5 years	0
5 years	1.0
10 years	2.0
15 years	3.0
20 years	3.5
25 years	4.0
30 years	4.5
35 years	5	.0 Maximum

(1)	For ease of presentation, years of service and the corresponding multiple of final average compensation are presented in the table above in five-year increments. However, between five and thirty-five years of service, the multiple actually increases based on one-year increments.

The SERP benefit is reduced by any benefits payable to the named executive officer under Del Monte’s qualified and other nonqualified plans and, in addition, for the Heinz Participants, by any benefits under 1) a qualified plan of H.J. Heinz, 2) the Heinz Participant’s qualified plan Retirement Contribution Account (referred to as the CCA account) in the Del Monte Savings Plan as of December 31, 2004, increased by interest credits equal to interest credits that would be applied if the CCA account were a PRA account under the Salaried Plan, and 3) the Heinz Participant’s CCA account in the Del Monte Employees Retirement and Savings Excess Plan. For a description of the CCA account, see “Fiscal 2007 Nonqualified Deferred Compensation – Discussion of Fiscal 2007 Nonqualified Deferred Compensation – Del Monte Employees Retirement and Savings Excess Plan.” Notwithstanding the foregoing, the SERP benefit is not reduced by benefits based on employee contributions under any plan or employer matching contributions in any 401(k) plan, including the Del Monte Savings Plan.

Distribution of Benefits. For the named executive officers, a SERP benefit is paid in a lump sum six months after termination of employment for any reason other than death or cause, provided he is vested in his benefit. If a participant dies while actively employed but after vesting in his SERP benefit, a benefit of 85% of the SERP benefit is paid to the designated beneficiary. Termination for cause (as defined in the SERP) results in complete forfeiture of SERP benefits. For Messrs. Wolford, Meyers and Lommerin , “Cause” is based on the definition of “cause” in the executive’s employment agreement. If there is no employment agreement (as with Mr. Allen), “cause” means any act of theft, misappropriation, embezzlement, intentional fraud or similar conduct, conviction (or plea of nolo contendere) of a felony involving an act of dishonesty, moral turpitude, deceit or fraud, material damage to the business or property of Del Monte caused by willful or gross negligence or failure to perform lawfully instructed duties of the job.

Fiscal 2007 Nonqualified Deferred Compensation

			Registrant	Aggregate		Aggregate
		Executive	Contributions	Earnings	Aggregate	Balance at
		Contributions in	in Last	in Last Fiscal	Withdrawals/	Last Fiscal
		Last Fiscal Year	Fiscal Year	Year	Distributions	Year-End
Name	Plan Name (1)	($) (2)	($) (3)	($) (4)	($) (5)	($) (6)
Richard G. Wolford	AIP Deferred Compensation Plan	$220,000	$55,000	$16,842	$–	$1,318,989
	Additional Benefits Plan – Savings Portion	–	23,835	6,062	–	179,844
David L. Meyers	AIP Deferred Compensation Plan	–	–	–	–	–
	Additional Benefits Plan – Savings Portion	–	7,700	–	7,700	–
Timothy A. Cole	AIP Deferred Compensation Plan	22,445	5,611	301	–	29,675
	Additional Benefits Plan – Savings Portion	–	5,034	–	–	5,034
Nils Lommerin	AIP Deferred Compensation Plan	291,621	72,905	7,713	–	666,795
	Additional Benefits Plan – Savings Portion	–	6,899	–	6,899	–
David W. Allen	AIP Deferred Compensation Plan	–	–	–	–	–
	Additional Benefits Plan – Savings Portion	–	–	–	–	–
Todd R. Lachman	AIP Deferred Compensation Plan	30,540	7,635	320	31,353	–
	Additional Benefits Plan – Savings Portion	–	–	128	6,798	–
	Retirement and Savings Excess Plan	–	–	(3,324)	77,627	–
	Executive Deferred Compensation Plan	–	–	1,657	57,040	–

(1)	For purposes of the above table:

•	AIP Deferred Compensation Plan is the Del Monte Corporation Annual Incentive Plan (AIP) Deferred Compensation Plan;

•	Additional Benefits Plan – Savings Portion is the portion of the Del Monte Corporation Additional Benefits Plan that relates to Del Monte Savings Plan;

•	Retirement and Savings Excess Plan is the Del Monte Employees Retirement and Savings Excess Plan; and

•	Executive Deferred Compensation Plan is the Del Monte Corporation Executive Deferred Compensation Plan.

(2)	Represents the portion of the Annual Incentive Plan payment relating to fiscal 2006 that was deferred by the named executive officer. Annual Incentive Plan payments typically occur in early July, following completion of Del Monte’s fiscal year and determination by the Compensation Committee of the appropriate award amount for each executive officer. Accordingly, such amounts were not deferred and did not become executive contributions under the AIP Deferred Compensation Plan until fiscal 2007.

Pursuant to the terms of the Plan, the amount deferred by each executive officer was converted to fully vested deferred stock units as set forth below.

	Percentage of Fiscal
	2006 AIP Payment
	Deferred by Executive	Amount Deferred/	Deferred Stock Units Issued
	under the AIP Deferred	Contributed by	with respect to the
Name	Compensation Plan (%)	Executive ($)	Executive Contribution (#)

Richard G. Wolford	20%	$220,000	19,600
Timothy A. Cole	10%	22,445	2,000
Nils Lommerin	100%	291,621	25,980
Todd R. Lachman	10%	30,540	2,655

(3)	Under the AIP Deferred Compensation Plan, Del Monte provides a matching contribution equal to 25% of the amount deferred by the executive. Like the amount deferred by the executive under the Plan, this matching contribution was converted to deferred stock units as set forth below.

	Amount Contributed by
	Del Monte
	with respect to the
	25% Matching	Deferred Stock Units Issued with
	Contribution	respect to the
	under the AIP Deferred	Del Monte 25% Matching
Name	Compensation Plan ($)	Contribution (#)

Richard G. Wolford	$55,000	4,900	(a)
Timothy A. Cole	5,611	500	(a)
Nils Lommerin	72,905	6,495	(a)
Todd R. Lachman	7,635	664	(b)

(a)	These deferred stock units vest in equal annual installments over a three-year period, with the first installment vesting on July 11, 2007.

(b)	These deferred stock units expired without vesting in connection with Mr. Lachman’s termination of employment effective June 19, 2006.

Under the Additional Benefits Plan – Savings Portion, supplemental matching contributions based on the matching contribution terms of the Del Monte Savings Plan are paid in a lump sum in the calendar year after the Internal Revenue Code limitation would have been applied, or, if the participant elects before the beginning of that calendar year, supplemental matching contributions are deferred. Del Monte’s contributions under the Plan are not impacted by whether a participant elects to defer or not.

There is a waiting period for participation in the Additional Benefits Plan as described in “– Discussion of Fiscal 2007 Nonqualified Deferred Compensation – Del Monte Corporation Additional Benefits Plan – Del Monte Savings Plan Portion” below. Accordingly, in fiscal 2007, Mr. Allen neither received nor deferred a supplemental matching contribution.

(4)	With respect to the AIP Deferred Compensation Plan, earnings represent the crediting of dividends, which are converted into additional deferred stock units. The dollar amount of dividends that were converted during fiscal 2007 and the related deferred stock units issued to the named executive officers are set forth below. These deferred stock units are subject to vesting to the same extent as the deferred stock units with respect to which they were issued.

	Dividends Credited
	with respect to
	Deferred Stock Units Issued	Deferred Stock
	under the AIP Deferred	Units Issued in Lieu
Name	Compensation Plan ($)	of Dividends (#)

Richard G. Wolford	$16,842	1,518
Timothy A. Cole	301	28
Nils Lommerin	7,713	700
Todd R. Lachman	320	29

Changes in the value of the Del Monte common stock underlying the deferred stock units credited to each named executive officer under the AIP Deferred Compensation Plan are not reflected as earnings in the Fiscal 2007 Nonqualified Deferred Compensation Table.

With respect to the Additional Benefits Plan – Savings Portion, reported amounts represent earnings on amounts deferred by the participant in prior years. For information regarding how these earnings are calculated, see “– Discussion of Fiscal 2007 Nonqualified Deferred Compensation – Del Monte Corporation Additional Benefits Plan – Del Monte Savings Plan Portion – Earnings” below.

If a participant did not elect to defer supplemental matching contributions under the Additional Benefits Plan – Savings Portion, such contributions are withdrawn soon after contribution and there are no earnings with respect to such amounts.

The following named executive officers elected to defer such supplemental matching contributions:

•  Richard G. Wolford;

•  Timothy A. Cole; and

•  Todd R. Lachman

(5)	With respect to the AIP Deferred Compensation Plan for Mr. Lachman, represents 2,685 shares (1,594 shares after taxes) that were issued to Mr. Lachman on February 20, 2007, representing all vested deferred stock units that had been credited to Mr. Lachman’s account under the AIP Deferred Compensation Plan. These shares were issued in connection with Mr. Lachman’s termination of employment effective June 19, 2006. For purposes of reporting a dollar amount in the table above, these shares of common stock were valued at $11.68 per share, the closing price of Del Monte’s common stock on the date of distribution.

With respect to the Additional Benefits Plan – Savings Portion for Messrs. Meyers and Lommerin, reported amounts represent amounts paid during fiscal 2007 because Messrs. Meyers and Lommerin did not elect to defer the supplemental matching contributions for calendar 2006.

With respect to the Additional Benefits Plan – Savings Portion, the Retirement and Savings Excess Plan and the Executive Deferred Compensation Plan for Mr. Lachman, represents the distribution to Mr. Lachman of amounts that previously had been deferred by Mr. Lachman or credited to Mr. Lachman under such plans, and the earnings thereon, in connection with his termination of employment.

(6)	With respect to the AIP Deferred Compensation Plan, represents deferred stock units held by the named executive officers at the end of fiscal 2007, valued for purposes of reporting a dollar amount in the table above at $11.74 per unit, the closing price of Del Monte’s common stock on April 27, 2007, the last business day of fiscal 2007. Such deferred stock units held are as follows:

Deferred Stock Units
Issued under the AIP
Deferred Compensation
Name	Plan (Held at FYE) (#)

Richard G. Wolford	112,350 (a)
Timothy A. Cole	2,528 (b)
Nils Lommerin	56,797 (c)

(a)	Includes 7,142 deferred stock units that remained subject to vesting at the end of fiscal 2007.

(b)	Includes 506 deferred stock units that remained subject to vesting at the end of fiscal 2007.

(c)	Includes 8,165 deferred stock units that remained subject to vesting at the end of fiscal 2007.

Discussion of Fiscal 2007 Nonqualified Deferred Compensation

Del Monte currently provides two nonqualified deferral plans for its executive officers:

•	the Del Monte Corporation Annual Incentive Plan (AIP) Deferred Compensation Plan (the “AIP Deferred Compensation Plan”), which allows for deferrals of Annual Incentive Plan payments; and

•	the portion of the Additional Benefits Plan relating to the Del Monte Savings Plan (the “Additional Benefits Plan – Savings Portion”), which provides supplemental matching contributions that cannot be provided under the Del Monte Savings Plan due to Internal Revenue Code limits.

In addition, as part of the transition period relating to the acquisition of certain former businesses of H.J. Heinz, Del Monte provided to its employees who had been employees of H.J. Heinz prior to the acquisition:

•	the Del Monte Employees Retirement and Savings Excess Plan, which provided supplemental employer contributions that could not be provided under the Del Monte Savings Plan and, before calendar year 2004, the H.J Heinz Company Employees Retirement and Savings Plan due to Internal Revenue Code limits; and

•	the Del Monte Corporation Executive Deferred Compensation Plan, which allowed for deferrals of Annual Incentive Plan or similar payments. Additionally, the obligation to pay compensation which had been deferred by Del Monte employees while they were employees of H.J. Heinz is tracked under this plan.

Mr. Lachman was the only named executive officer to have participated in these transition plans.

The AIP Deferred Compensation Plan and the Additional Benefits Plan are intended to be administered in accordance with the American Jobs Creation Act of 2004 (“AJCA”) and Del Monte intends to amend these plan documents by the deadline for AJCA compliance under current guidance, December 31, 2007.

Del Monte Corporation Annual Incentive Plan (AIP) Deferred Compensation Plan

Employees at identified senior salary grades who are designated by the Chief Executive Officer are eligible to participate in the AIP Deferred Compensation Plan. Deferral elections must be completed prior to the beginning of the fiscal year. Accordingly, in fiscal 2007, each named executive officer other than Mr. Allen was eligible to participate in the Plan; however, not all of those eligible elected to participate.

No funds are set aside in a trust for payment of benefits under the AIP Deferred Compensation Plan. Rather, benefits are paid from Del Monte’s general assets. Accordingly, participants in the AIP Deferred Compensation Plan are general creditors of Del Monte with respect to the payment of these benefits.

Contributions. Eligible employees may elect to defer from 5% to 100% of their annual incentive award paid under the Del Monte Foods Company Annual Incentive Plan. Del Monte provides a matching contribution of up to 25% of the employee’s deferral amount. The employee deferral and the Del Monte match are converted to deferred stock units at the fair market value of Del Monte common stock on the day the annual incentive award is otherwise paid, specifically the average of the high and low prices for Del Monte’s common stock on such date. The employee deferrals are always 100% vested. Del Monte’s matching contribution vests in equal installments over three years. In the event of death or a “Change in Control” (as defined in the plan), a participant will become 100% vested in Del Monte’s matching contribution.

Earnings. Deferred stock units issued pursuant to the terms of the AIP Deferred Compensation Plan are credited with dividends in the form of additional deferred stock units. The number of additional deferred stock units credited is determined by multiplying the number of deferred stock units held by the named executive officer on the applicable dividend record date by the per share cash dividend declared, and then dividing such amount by the average of the high and low prices of Del Monte’s common stock on the applicable dividend payment date. These additional deferred stock units are subject to vesting to the same extent as the deferred stock units with respect to which they were issued.

Each participant’s “account” under the AIP Deferred Compensation Plan reflects the number of deferred stock units that have been credited to that account. Changes in the value of Del Monte’s common stock do not affect the number of deferred stock units that have been credited.

Distributions and Withdrawals. At retirement, defined as having attained at least age 55 with 10 years of service, the employee is paid in a lump sum or installments over not more than 15 years, as elected at the commencement of each year’s deferral. If employment terminates due to disability, the employee is paid a lump sum or installments over not more than 15 years, as elected at commencement of each year’s deferral. Upon other termination of employment or death, a lump sum is paid. Payments are made six months after the termination event, except in the event of death or with respect to deferred stock units that were vested on or before December 31, 2004. When distribution is made, the vested deferred stock units in an employee’s “account” are paid out in the form of Del Monte common stock. Any deferred stock units issued under the AIP Deferred Compensation Plan, as well as any Del Monte common stock issued with respect to such deferred stock units, are granted under the Del Monte Foods Company 2002 Stock Incentive Plan.

Del Monte Corporation Additional Benefits Plan – Del Monte Savings Plan Portion

The Additional Benefits Plan – Savings Portion is an “excess” benefit plan designed to provide supplemental matching contributions that cannot be provided under the Del Monte Savings Plan (Del Monte’s 401k plan) due to Internal Revenue Code limits. In fiscal 2007, each named executive officer participated in the Additional Benefits Plan – Savings Portion, except Mr. Allen.

No funds are set aside in a trust for payment of benefits under the Additional Benefits Plan. Rather, benefits are paid from Del Monte’s general assets. Accordingly, participants in the Additional Benefits Plan are general creditors of Del Monte with respect to the payment of these benefits.

Contributions. There are no executive contributions under the Additional Benefits Plan.

Contributions by Del Monte are awarded once a year at the end of the calendar year. In order to receive a contribution under the Additional Benefits Plan – Savings Portion, an executive must be eligible to participate in the Del Monte Savings Plan (one year of employment required). Additionally, an executive must be entitled to vesting of his Company matching contributions under the Del Monte Savings Plan if he were to participate in the Del Monte Savings Plan (two years of employment required). Accordingly, no amounts are contributed with respect to any executive officer until the calendar year-end following the second anniversary of an executive’s date of hire.

In general, contributions are determined by multiplying the amount of the executive’s compensation recognized for Del Monte Savings Plan purposes that exceeds applicable IRS limits ($220,000 for calendar

2006), by the maximum percentage of employee pre-tax contribution that can attract Company match amounts under the Del Monte Savings Plan (currently 6%) and by the percentage level of Company match under the Del Monte Savings Plan (currently 50%). Currently, this results in a contribution equal to 3% of compensation in excess of applicable IRS limits. Phantom interest is then applied to such amount to arrive at the actual contribution amount. The phantom interest is credited with respect to the period compensation exceeded the IRS limit and accordingly amounts could not be credited under the Del Monte Savings Plan. The rate used for such phantom interest is the same as the rate used to credit earnings under the Additional Benefits Plan – Savings Portion (as discussed below). In general, only base salary is treated as compensation under the Del Monte Savings Plan. Equity compensation and Annual Incentive Plan payments are not included as compensation.

At the end of the calendar year following the second anniversary of an executive’s date of hire, a “catch-up” amount is also contributed. This catch-up amount is the amount that would have been contributed at the end of the calendar year following the first anniversary of the executive’s date of hire, had the executive been eligible to participate in the Additional Benefits Plan – Savings Portion at that time, increased by the applicable phantom interest since such calendar year-end.

Earnings. If a participant elects to defer supplemental matching contributions under the Additional Benefits Plan – Savings Portion, such deferred amounts are credited with earnings. Such earnings are based on the stable value fund available under the Del Monte Savings Plan. Interest is credited for each calendar year by applying the interest rate to the January 1 account balance (if any) for each month during that year. During fiscal 2007, the average rate reflected by such stable value fund was 3.97%.

Distributions and Withdrawals. Supplemental matching contributions based on the Del Monte Savings Plan are paid in a lump sum in the calendar year after the IRS limitation would have been applied (i.e. such amounts are withdrawn soon after contribution). Alternatively, if the participant elects before the beginning of that calendar year, supplemental matching contributions are deferred, with earnings as described above, typically until the January after the year of termination of employment (regardless of cause), or if later, until six months after termination of employment, and then paid in a lump sum.

Del Monte Employees Retirement and Savings Excess Plan

The Retirement and Savings Excess Plan is an “excess” plan, designed to provide contributions that could not be provided under a related qualified plan. The plan was provided during the required two-year transition period in connection with Del Monte’s December 20, 2002 acquisition of certain former businesses of H.J. Heinz and after this transition period was frozen to additional contributions. The contributions provided under this plan were limited to employees who had been employees of H.J. Heinz prior to the acquisition and were intended to mirror contributions that had been provided to these employees when they were employees of H.J. Heinz.

No funds are set aside in a trust for payment of benefits under the Retirement and Savings Excess Plan. Rather, benefits are paid from Del Monte’s general assets. Accordingly, participants in the Retirement and Savings Excess Plan are general creditors of Del Monte with respect to the payment of these benefits.

Contributions. In connection with the transition period from the December 20, 2002 merger (in which Del Monte acquired various businesses of H.J. Heinz Company) through December 20, 2004, salaried employees who were former Heinz employees (including Mr. Lachman) were provided benefits, referred to as the Company Contribution Account, through both a qualified defined contribution plan (the H.J. Heinz Company Employees Retirement and Savings Plan in calendar 2003 and the Del Monte Savings Plan in calendar 2004) and a nonqualified defined contribution plan (the Del Monte Employees Retirement and Savings Excess Plan). Former Heinz employees did not receive benefits under any defined benefit plan during this period. The Company Contribution Account benefits under the qualified and nonqualified defined contribution plans were credited to employees’ plan accounts as a percentage of eligible compensation based on age. Eligible compensation included base salary, annual incentives, bonus, and sales incentives, but not equity compensation. Amounts, in aggregate for both the qualified and nonqualified defined contribution plans, were credited as set forth in the schedule below:

Percentage of Monthly
Participant Age	Compensation

Below Age 30	1.5%
30 but below 35	3.0%
35 but below 40	5.0%
40 but below 45	7.0%
45 but below 50	9.0%
50 but below 55	11.0%
55 but below 60	12.0%
60 and over	13.0%

Amounts which could not be credited to the qualified plan accounts due to IRS limitations were instead credited to the nonqualified defined contribution plan, the Del Monte Employees Retirement and Savings Excess Plan. Salaried employees who were former Heinz employees had their account balance from a similar Heinz nonqualified excess plan transferred as their opening balance under the Del Monte Employees Retirement and Savings Excess Plan when it was established effective December 20, 2002.

Del Monte stopped crediting additional Company Contribution Account amounts under the qualified defined contribution plan (the Del Monte Savings Plan) and the nonqualified defined contribution plan (the Del Monte Employees Retirement and Savings Excess Plan) as of December 31, 2004. Thereafter, effective as of January 1, 2005, the former Heinz employees instead began participating in the Del Monte Corporation Retirement Plan for Salaried Employees and the related portion of the Additional Benefits Plan. Such employees had begun participating in the Additional Benefits Plan – Savings Portion effective as of January 1, 2004.

Earnings. Accounts are credited with earnings as if the account had been invested in the applicable investment options provided under the qualified plans referred to in “– Contributions” above and in the percentage allocations selected by the employee in such qualified plan.

Distributions and Withdrawals. Lump sum cash payment of the account balance is made as soon as practicable after the employee’s termination of employment (regardless of cause), including death.

Del Monte Corporation Executive Deferred Compensation Plan

During the two-year required transition period in connection with Del Monte’s December 20, 2002 acquisition of certain former businesses of H.J. Heinz, Del Monte maintained the Executive Deferred Compensation Plan for certain former Heinz employees as a continuation of a substantially similar nonqualified defined contribution plan maintained by H.J. Heinz. After the transition period, the plan was frozen to additional contributions.

No funds are set aside in a trust for payment of benefits under the Executive Deferred Compensation Plan. Rather, benefits are paid from Del Monte’s general assets. Accordingly, participants in the Executive Deferred Compensation Plan are general creditors of Del Monte with respect to the payment of these benefits.

Contributions. Full-time salaried employees designated by the administering committee were eligible to defer up to 100% of their annual incentive payments. Deferral of annual incentive payments relating to fiscal 2003 and fiscal 2004 were permitted. No deferrals after the payment of fiscal 2004 incentive payments in July 2004 were permitted. Amounts deferred by participants were 100% vested.

Additionally, amounts which had been previously deferred by Del Monte employees, while they were Heinz employees, were also reflected under this plan.

Earnings. The Del Monte Employee Benefits Committee (a management committee responsible for administering employee benefits) designates, from time to time, hypothetical investments which executives may select with respect to their accounts under the Executive Deferred Compensation Plan. In general, the Committee designates phantom investment alternatives based on publicly traded mutual funds. Earnings (or, if applicable, losses) are then credited to the executive’s account as if the amount credited to his account had been invested in such hypothetical investments. Participants can change their selected hypothetical investments monthly. In addition, participants deferring incentive awards under this plan could also designate initial investment in Del Monte deferred stock units. Amounts previously deferred while the individuals were employed by Heinz included, for some participants, an account with deferred stock units for H.J. Heinz common stock. As a result of Del Monte’s acquisition of certain Heinz businesses, Heinz stockholders received shares of Del Monte common stock. Accordingly, the accounts under this plan with deferred stock units for H.J. Heinz common stock were allocated Del Monte deferred stock units with respect to such deferred Heinz stock units on the same basis that shares were allocated to Heinz stockholders in connection with the acquisition. Deferred stock units issued pursuant to the terms of the Executive Deferred Compensation Plan are credited with dividends in the form of additional deferred stock units, in the same manner as described in footnote (7) to the table above. Participants can not change investments with respect to amounts invested in Heinz or Del Monte deferred stock units. Mr. Lachman did not select investment of any portion of his Executive Deferred Compensation Plan deferrals in Heinz or Del Monte deferred stock units.

Distributions and Withdrawals. Participants could elect to defer each year’s contributions to any date that was at least one year after the plan year for which the deferral was made and no later than retirement or other termination of employment. The Del Monte Employee Benefits Committee has the discretion to permit employees to extend the deferral period, subject to certain restrictions. At the end of the deferral period or upon retirement or termination of employment (regardless of cause), the amount is paid either in a lump sum or in installments over not more than 15 years, as designated under irrevocable elections made when amounts were deferred. To the extent an account balance reflects Heinz or Del Monte deferred stock units, shares of Heinz common stock or Del Monte common stock, as applicable, are issued to the participant on a one-for-one basis.

Potential Payments upon Employment Termination and Change-of-Control Events

Set forth in the tables below are estimated payments and benefits that would be provided to each of our named executive officers in connection with their respective terminations of employment under various circumstances, including change-of-control. Generally, the severance benefits for our named executive officers include a multiple of their base salary and target Annual Incentive Plan (AIP) award along with the continuation of health and welfare benefits. Certain named executive officers also would receive a multiple of their annual perquisite cash allowance, pro-rata AIP payment for the year in which termination occurs and pro-rata vesting of their outstanding equity awards. As a condition of receiving any severance benefits, all named executive officers must execute a full waiver and release of all claims in the Company’s favor and agree to abide by certain covenants regarding confidentiality, non-solicitation of Company employees, non-interference with the Company’s business relationships and non-disparagement of the Company and its products. In addition to the benefits described in the tables below, upon termination of employment the named executive officers may also be eligible for other benefits that are generally available to all salaried employees, such as life insurance, long-term disability, and qualified plan retirement benefits (pension and 401(k)). Further, executives will vest in 100% of all outstanding equity awards in the event of a Change of Control. Please see “Fiscal 2007 Pension Benefits” for information regarding benefits under the Del Monte Corporation Retirement Plan for Salaried Employees.

Four of the six named executive officers currently have employment agreements with the Company which set forth the specific terms and conditions of their severance benefits. Because each active named executive officer’s employment arrangement differs slightly, the severance terms and conditions for each of our active named executive officers is set forth below in an individual table. Accompanying each table is a summary of the named executive officer’s employment arrangement with the Company. Mr. Allen does not have an employment agreement with the Company and therefore his severance terms and conditions are based upon the Company’s Executive Severance Plan as described below. Mr. Lachman’s employment was terminated in June 2006 pursuant to the terms of his then existing employment agreement as described below. As required, the tables below assume that the termination of employment and/or change-of-control event occurred on the last day of fiscal 2007, April 29, 2007 and assume that the price per share of Del Monte common stock was $11.74, the closing price on the last business day of fiscal 2007.

Richard G. Wolford

If Mr. Wolford’s employment is terminated due to his death, Permanent Disability or for Cause, the Company shall pay Mr. Wolford (or his estate in the case of his death) a portion of his target AIP Award for the year in which termination occurs, prorated for Mr. Wolford’s actual employment during such year. If Mr. Wolford’s employment is terminated by the Company without Cause, the Company shall pay Mr. Wolford: (1) a cash severance amount equal to two times (2x) his current annual base salary and target AIP Award paid in a lump sum, (2) a portion of his target AIP Award for the year in which termination occurs, prorated for Mr. Wolford’s actual employment during such year paid in a lump sum, (3) a cash perquisite payment equal to two times (2x) his annual perquisite allowance paid in a lump sum, (4) executive health and welfare benefit continuation for two (2) years – including executive medical and dental, prescription drug, life, accidental death and disability (AD&D), and short- and long-term disability insurance plans, programs and arrangements, or programs that are no less favorable in the aggregate and (5) pro-rata vesting of outstanding stock option and stock awards. If Mr. Wolford’s employment is terminated due to his voluntary retirement or resignation for any reason, the Company shall pay Mr. Wolford the same benefits as provided in the event of his termination by the Company without Cause with the following exception: the cash severance amount equal to two times (2x) his current annual base salary and target AIP Award shall be capped at $3,990,000. If Mr. Wolford’s employment is terminated by the Company within two years of a Change of Control or Mr. Wolford resigns for any reason within two years of a Change of Control, the Company shall pay Mr. Wolford the same benefits as provided in the event of his termination without Cause by the Company with the following exceptions: (a) the cash severance amount equal to two times (2x) his current annual base salary and target AIP Award shall be increased to 2.99 times, (b) the Company shall pay a 280G gross-up payment on account of the severance payment provided to Mr. Wolford, and (c) pursuant to the Del Monte Foods 2002 Stock Incentive Plan and the AIP Deferred Compensation Plan all of his outstanding equity awards shall vest as of the effective date of the Change of Control. In addition, as a retirement eligible employee, Mr. Wolford will have the life of the option to exercise his vested options upon any termination event, except for a termination by the Company for Cause. Generally, Mr. Wolford’s cash severance will be subject to a six month delay of payment pursuant to Section 409A. Finally, in the event of Mr. Wolford’s termination by the Company within two years of a Change of Control, he will receive a SERP benefit.

				Resignation	Involuntary Termination by Company
				Upon Change	Permanent		Without	Change of
	Death	Retirement	Resignation	of Control	Disability	For Cause	Cause	Control

Cash Compensation:
Severance – Multiple of Base Salary and Target Annual Incentive Plan (AIP) Award	$–	$3,990,000	$3,990,000	$6,467,370	$–	$–	$4,326,000	$6,467,370
Severance – Perquisite Allowance	–	84,000	84,000	84,000	–	–	84,000	84,000
Severance – Pro-rata Target AIP Award	1,133,000	1,133,000	1,133,000	1,133,000	1,133,000	1,133,000	1,133,000	1,133,000
Equity Compensation (1):
Performance Shares	–	–	–	5,038,808	–	–	–	5,038,808
Performance Accelerated Restricted Stock (PARS)	3,370,202	1,327,864	1,327,864	3,370,202	3,370,202	–	1,327,864	3,370,202
Stock Options	2,738,483	1,640,802	1,640,802	2,738,483	2,738,483	–	1,640,802	2,738,483
Retirement & Deferred Compensation (2):
Supplemental Executive Retirement Plan (SERP)	–	–	–	–	–	–	–	1,772,862
Additional Benefits Plan – Salaried Portion	1,378,098	1,378,098	1,378,098	1,378,098	1,378,098	1,378,098	1,378,098	1,378,098
Additional Benefits Plan – Savings Portion	179,844	179,844	179,844	179,844	179,844	179,844	179,844	179,844
AIP Deferred Compensation Plan	1,318,989	1,235,142	1,235,142	1,318,989	1,235,142	1,235,142	1,235,142	1,318,989
Other Benefits:
Post-termination Health and Welfare Benefit Continuation	–	57,658	57,658	57,658	–	–	57,658	57,658
280G Excise Tax Gross-up	–	–	–	6,933,131	–	–	–	6,933,131

Total:	$10,118,616	$11,026,408	$11,026,408	$28,699,583	$10,034,769	$3,926,084	$11,362,408	$30,472,445

(1)	Amounts shown represent vesting triggered by termination event only. Previously vested stock options are reflected in the table set forth under “Outstanding Equity Awards at Fiscal 2007 Year End.” Except in the event of a Change of Control, performance shares do not vest upon a termination event and instead remain subject to their original performance-related vesting terms. Accordingly, such performance shares will vest or forfeit on the applicable performance measurement dates in accordance with the terms of the award.

A Change of Control without a termination event will result in 100% vesting of all Mr. Wolford’s outstanding equity awards (including unvested deferred stock units under the AIP Deferred Compensation Plan) in an aggregate amount equal to $11,231,240.

(2)	Amounts reflect estimated lump-sum present value of non-qualified retirement plan and deferred compensation plan benefits.

David L. Meyers

If Mr. Meyers’ employment is terminated due to his death, the Company shall pay Mr. Meyers’ estate or designated beneficiary a portion of his target AIP Award for the year in which termination occurs, prorated for Mr. Meyers’ actual employment during such year. If Mr. Meyers’ employment is terminated by the Company due to his Disability, the Company shall pay Mr. Meyers a cash severance amount equal to his current annual base salary and target AIP Award in a lump sum. If Mr. Meyers’ employment is terminated by the Company without Cause or Mr. Meyers’ resigns for Good Reason, the Company shall pay Mr. Meyers: (1) a cash severance amount equal to two times (2x) his current annual base salary and target AIP Award paid in a lump sum, (2) a portion of his target AIP Award for the year in which termination occurs, prorated for Mr. Meyers’ actual employment during such year paid in a lump sum, (3) a cash perquisite payment equal to his annual perquisite allowance paid in a lump sum, (4) health and welfare benefit continuation for 36 months  – including executive medical and dental, prescription drug, life, and AD&D insurance plans, programs and arrangements, (5) an amount equal to Mr. Meyers’ cash severance shall be credited to Mr. Meyers’ Additional Benefits Plan  – Salaried Portion, and (6) pro-rata vesting of outstanding stock option and stock awards. If Mr. Meyers’ employment is terminated by the Company or he resigns for Good Reason within two years of a Change of Control, the Company shall pay Mr. Meyers the same benefits as provided in the event of his termination without Cause by the Company with the following exceptions: (a) the Company shall pay a 280G gross-up payment on account of the severance payment provided to Mr. Meyers, and (b) pursuant to the Del Monte Foods 2002 Stock Incentive Plan and the AIP Deferred Compensation Plan all of his outstanding equity awards shall vest as of the effective date of the Change of Control. In addition, as a retirement eligible employee, Mr. Meyers will have the life of the option to exercise his vested options upon any termination event, except for a termination by the Company for Cause. Generally, Mr. Meyers’ cash severance will be subject to a six month delay of payment pursuant to Section 409A. Finally, in the event of Mr. Meyers’ termination by the Company within two years of a Change of Control, he will receive a SERP benefit.

				Resignation
				for Good
			Resignation	Reason Upon	Involuntary Termination by Company
			for Good	Change of			Without	Change of
	Death	Retirement	Reason	Control	Disability	For Cause	Cause	Control

Cash Compensation:
Severance – Multiple of Base Salary and Target AIP Award	$–	$–	$1,655,800	$1,655,800	$827,900	$–	$1,655,800	$1,655,800
Severance – Perquisite Allowance	–	–	36,000	36,000	–	–	36,000	36,000
Severance – Pro-rata Target AIP Award	340,900	–	340,900	340,900	–	–	340,900	340,900
Equity Compensation (1):
Performance Shares	–	–	–	1,143,476	–	–	–	1,143,476
PARS	754,882	301,906	301,906	754,882	754,882	–	301,906	754,882
Stock Options	622,248	377,732	377,732	622,248	622,248	–	377,732	622,248
Retirement & Deferred Compensation (2):
SERP	–	–	–	–	–	–	–	1,749,347
Additional Benefits Plan - Salaried Portion (3)	586,508	586,508	785,204	785,204	586,508	586,508	785,204	785,204
Additional Benefits Plan - Savings Portion	–	–	–	–	–	–	–	–
AIP Deferred Compensation Plan	–	–	–	–	–	–	–	–
Other Benefits:
Post-termination Health and Welfare Benefit Continuation	–	–	82,926	82,926	–	–	82,926	82,926
280G Excise Tax Gross-up	–	–	–	1,568,685	–	–	–	1,568,685

Total:	$2,304,538	$1,266,146	$3,580,468	$6,990,121	$2,791,538	$586,508	$3,580,468	$8,739,468

(1)	Amounts shown represent vesting triggered by termination event only. Previously vested stock options are reflected in the table set forth under “Outstanding Equity Awards at Fiscal 2007 Year End.” Except in the event of a Change of Control, performance shares do not vest upon a termination event and instead remain subject to their original performance-related vesting terms. Accordingly, such performance shares will vest or forfeit on the applicable performance measurement dates in accordance with the terms of the award.

A Change of Control without a termination event will result in 100% vesting of all Mr. Meyers’ outstanding equity awards in an aggregate amount equal to $2,520,606.

(2)	Amounts reflect estimated lump-sum present value of non-qualified retirement plan and deferred compensation plan benefits.

(3)	In the event Mr. Meyers’ employment is terminated by the Company without Cause or by Mr. Meyers for Good Reason, the Company shall credit Mr. Meyers’ Additional Benefits Plan – Salaried Portion with an amount equal to twenty-four (24) months of compensation using the cash severance as plan compensation pursuant to the terms of his employment agreement.

Timothy A. Cole

If Mr. Cole’s employment is terminated due to his death, the Company shall pay Mr. Cole’s estate or designated beneficiary a portion of his target AIP Award for the year in which termination occurs, prorated for Mr. Cole’s actual employment during such year. If Mr. Cole’s employment is terminated by the Company due to his Disability, the Company shall pay Mr. Cole a cash severance amount equal to his current annual base salary and target AIP Award in a lump sum. If Mr. Cole’s employment is terminated by the Company without Cause or Mr. Cole resigns for Good Reason, the Company shall pay Mr. Cole: (1) a cash severance amount equal to one and one-half times (1 1/2x) his current annual base salary and target AIP Award paid in a lump sum, (2) a portion of his target AIP Award for the year in which termination occurs, prorated for Mr. Cole’s actual employment during such year paid in a lump sum, (3) a cash perquisite payment equal to one and one-half times (1 1/2 x) his annual perquisite allowance paid in a lump sum, (4) health and welfare benefit continuation for eighteen (18) months – including medical, dental, prescription drug, life, and AD&D insurance plans, programs and arrangements and (5) pro-rata vesting of outstanding stock option and stock awards. If Mr. Cole’s employment is terminated by the Company or he resigns for Good Reason within two years of a Change of Control, the Company shall pay Mr. Cole the same benefits as provided in the event of his termination without Cause by the Company with the following exceptions: (a) the cash severance amount equal to one and one-half times (1 1/2x) his current annual base salary and target AIP Award shall be increased to two times (2x), (b) the Company shall pay a 280G gross-up payment on account of the severance payment provided to Mr. Cole; provided that such gross-up payment shall only be paid if the severance payment exceeds the 280G excess parachute payment criterion by 5% or more, and (c) pursuant to the Del Monte Foods 2002 Stock Incentive Plan and the AIP Deferred Compensation Plan all of his outstanding equity awards shall vest as of the effective date of the Change of Control.

				Resignation
				for Good
				Reason
			Resignation	Upon	Involuntary Termination by Company
			for Good	Change of			Without	Change of
	Death	Retirement	Reason	Control	Disability	For Cause	Cause	Control

Cash Compensation:
Severance – Multiple of Base Salary and Target AIP Award	$–	$–	$1,045,500	$1,394,000	$697,000	$–	$1,045,500	$1,394,000
Severance – Perquisite Allowance	–	–	54,000	54,000	–	–	54,000	54,000
Severance – Pro-rata Target AIP Award	287,000	–	287,000	287,000	–	–	287,000	287,000
Equity Compensation (1):
Performance Shares	–	–	–	711,444	–	–	–	711,444
PARS	300,544	–	60,672	300,544	300,544	–	60,672	300,544
Stock Options	278,875	–	134,072	278,875	278,875	–	134,072	278,875
Retirement & Deferred Compensation (2):
SERP	–	–	–	–	–	–	–	–
Additional Benefits Plan – Salaried Portion	–	–	–	–	–	–	–	–
Additional Benefits Plan – Savings Portion	5,034	5,034	5,034	5,034	5,034	5,034	5,034	5,034
AIP Deferred Compensation Plan	29,675	23,738	23,738	29,675	23,738	23,738	23,738	29,675
Other Benefits:
Post-termination Health and Welfare Benefit Continuation	–	–	17,174	17,174	–	–	17,174	17,174
280G Excise Tax Gross-up	–	–	–	1,113,670	–	–	–	1,113,670

Total:	$901,128	$28,772	$1,627,190	$4,191,416	$1,305,191	$28,772	$1,627,190	$4,191,416

(1)	Amounts shown represent vesting triggered by termination event only. Previously vested stock options are reflected in the table set forth under “Outstanding Equity Awards at Fiscal 2007 Year End.” Except in the event of a Change of Control, performance shares do not vest upon a termination event and instead remain subject to their original performance-related vesting terms. Accordingly, such performance shares will vest or forfeit on the applicable performance measurement dates in accordance with the terms of the award.

A Change of Control without a termination event will result in 100% vesting of all Mr. Cole’s outstanding equity awards (including unvested deferred stock units under the AIP Deferred Compensation Plan) in an aggregate amount equal to $1,296,800.

(2)	Amounts reflect estimated lump-sum present value of non-qualified retirement plan and deferred compensation plan benefits.

Nils Lommerin

The terms of Mr. Lommerin’s employment agreement are the same as Mr. Cole’s set forth above.

				Resignation
				for Good
				Reason
			Resignation	Upon	Involuntary Termination by Company
			for Good	Change of			Without	Change of
	Death	Retirement	Reason	Control	Disability	For Cause	Cause	Control

Cash Compensation:
Severance – Multiple of Base Salary and Target AIP Award	$–	$–	$1,173,000	$1,564,000	$782,000	$–	$1,173,000	$1,564,000
Severance – Perquisite Allowance	–	–	54,000	54,000	–	–	54,000	54,000
Severance – Pro-rata Target AIP Award	322,000	–	322,000	322,000	–	–	322,000	322,000
Equity Compensation (1):
Performance Shares	–	–	–	1,047,208	–	–	–	1,047,208
PARS	614,002	–	219,186	614,002	614,002	–	219,186	614,002
Stock Options	529,600	–	308,011	529,600	529,600	–	308,011	529,600
Retirement & Deferred Compensation (2):
SERP	–	–	–	–	–	–	–	–
Additional Benefits Plan – Salaried Portion	–	–	–	–	–	–	–	–
Additional Benefits Plan – Savings Portion	–	–	–	–	–	–	–	–
AIP Deferred Compensation Plan	666,795	570,940	570,940	666,795	570,940	570,940	570,940	666,795
Other Benefits:
Post-termination Health and Welfare Benefit Continuation	–	–	17,410	17,410	–	–	17,410	17,410
280G Excise Tax Gross-up	–	–	–	1,592,277	–	–	–	1,592,277

Total:	$2,132,397	$570,940	$2,664,547	$6,407,292	$2,496,542	$570,940	$2,664,547	$6,407,292

(1)	Amounts shown represent vesting triggered by termination event only. Previously vested stock options are reflected in the table set forth under “Outstanding Equity Awards at Fiscal 2007 Year End.” Except in the event of a Change of Control, performance shares do not vest upon a termination event and instead remain subject to their original performance-related vesting terms. Accordingly, such performance shares will vest or forfeit on the applicable performance measurement dates in accordance with the terms of the award.

A Change of Control without a termination event will result in 100% vesting of all Mr. Lommerin’s outstanding equity awards (including unvested deferred stock units under the AIP Deferred Compensation Plan) in an aggregate amount equal to $2,286,665.

(2)	Amounts reflect estimated lump-sum present value of non-qualified retirement plan and deferred compensation plan benefits.

David W. Allen

Mr. Allen does not have an employment agreement with the Company. All of Mr. Allen’s severance benefits are pursuant to the terms and conditions of the Company’s Executive Severance Plan. If Mr. Allen’s employment is terminated due to his death, retirement, resignation, Disability or for Cause, Mr. Allen is not entitled to any severance benefits. If Mr. Allen’s employment is terminated by the Company without Cause, the Company shall pay Mr. Allen: (1) a cash severance amount equal to one and one-half times (1 1/2x) his current annual base salary and target AIP Award paid in a lump sum, (2) a portion of his target AIP Award for the year in which termination occurs, prorated for Mr. Allen’s actual employment during such year paid in a lump sum, (3) health and welfare benefit continuation for eighteen (18) months – including medical, dental, prescription drug, life and AD&D insurance plans, programs and arrangements, and (4) pro-rata vesting of outstanding stock option and stock awards. If Mr. Allen’s employment is terminated by the Company without

Cause within two years of a Change of Control, the Company shall pay Mr. Allen the same benefits as provided in the event of his termination without Cause by the Company with the following exceptions: (a) the cash severance amount equal to one and one-half times (1 1/2x) his current base salary and target AIP Award shall be increased to two times (2x) paid in a lump sum, (b) the Company shall pay a 280G gross-up payment on account of the cash severance payments; provided that the severance payment must exceed the 280G excess parachute payment criterion by five percent (5%) or more, and (c) pursuant to the Stock Incentive Plan and the AIP Deferred Compensation Plan all outstanding equity awards are vested as of the effective date of the change of control.

				Involuntary Termination by Company
					For	Without	Change of
	Death	Retirement	Resignation	Disability	Cause	Cause	Control

Cash Compensation:
Severance – Multiple of Base Salary and Target AIP Award	$–	$–	$–	$–	$–	$858,000	$1,144,000
Severance – Perquisite Allowance	–	–	–	–	–	–	–
Severance – Pro-rata Target AIP Award	–	–	–	–	–	220,000	220,000
Equity Compensation (1):
Performance Shares	–	–	–	–	–	–	144,402
PARS	86,876	–	–	86,876	–	10,366	86,876
Stock Options	68,500	–	–	68,500	–	10,228	68,500
Retirement & Deferred Compensation (2):
SERP	–	–	–	–	–	–	–
Additional Benefits Plan – Salaried Portion	–	–	–	–	–	–	–
Additional Benefits Plan – Savings Portion	–	–	–	–	–	–	–
AIP Deferred Compensation Plan	–	–	–	–	–	–	–
Other Benefits:
Post-termination Health and Welfare Benefit Continuation	–	–	–	–	–	16,852	16,852
280G Excise Tax Gross-up	–	–	–	–	–	–	653,999

Total:	$155,376	$–	$–	$155,376	$–	$1,115,446	$2,334,629

(1)	Amounts shown represent vesting triggered by termination event only. Previously vested stock options are reflected in the table set forth under “Outstanding Equity Awards at Fiscal 2007 Year End.” Except in the event of a Change of Control, performance shares do not vest upon a termination event and instead remain subject to their original performance-related vesting terms. Accordingly, such performance shares will vest or forfeit on the applicable performance measurement dates in accordance with the terms of the award.

A Change of Control without a termination event will result in 100% vesting of all Mr. Allen’s outstanding equity awards in an aggregate amount equal to $299,778.

(2)	Amounts reflect estimated lump-sum present value of non-qualified retirement plan and deferred compensation plan benefits.

Todd R. Lachman

Mr. Lachman resigned his employment from the Company for Good Reason (as defined in the Lachman Employment Agreement) effective June 19, 2006. On June 21, 2006, the Company, entered into a Severance Agreement and Release of All Claims with Mr. Lachman regarding the termination of his employment as provided by the terms of the Lachman Employment Agreement and in good faith compliance with IRC Section 409A. Pursuant to these agreements, the Company paid Mr. Lachman the following severance benefits: (1) an amount equal to eighteen (18) months of his base salary and target annual incentive bonus, (2) continuation of his health and welfare benefits (excluding disability plan benefits) and perquisite benefits for the eighteen-month period following his termination of employment, (3) a pro-rata target bonus payment for fiscal 2007, the fiscal year in which termination occurred, and (4) pro-rata vesting of outstanding equity awards and outplacement services. The Lachman Severance Agreement also provided that the continuation of perquisite and health and welfare benefits would be only for the lesser of eighteen months or the date upon which Mr. Lachman was covered by comparable programs of a subsequent employer.

Resignation for
Good Reason

Cash Compensation:
Severance – Multiple of Base Salary and Target AIP Award	$1,127,100
Severance – Perquisite Allowance	30,000
Severance – Pro-rata Target AIP Award	51,567
Equity Compensation (1):
Performance Shares	–
PARS	119,843
Stock Options	333,812
Retirement & Deferred Compensation (2):
SERP	–
Additional Benefits Plan – Salaried Portion	32,291
Additional Benefits Plan – Savings Portion	6,798
AIP Deferred Compensation Plan	31,353
Retirement and Savings Excess Plan	77,627
Executive Deferred Compensation Plan	57,040
Other Benefits:
Post-termination Health and Welfare Benefit Continuation	1,260
280G Excise Tax Gross-up	–

Total:	$1,868,691

(1)	Amounts shown represent vesting triggered by Mr. Lachman’s Resignation for Good Reason only. Mr. Lachman’s pro-rata performance shares did not vest upon his termination event and instead remain subject to their original performance-related vesting terms. Accordingly, such performance shares will vest or forfeit on the applicable performance measurement dates in accordance with the terms of the award.

(2)	Amounts reflect lump-sum distributions to Mr. Lachman.

Equity Compensation Plan Information

The following table sets forth information on Del Monte’s equity compensation plans. All equity compensation plans have been approved by Del Monte stockholders.

As of April 29, 2007
Number of Securities
Remaining Available for
	Number of Securities to	Weighted-Average	Future Issuance under
	be Issued upon Exercise of	Exercise Price of	Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
	Column (a)	Column (b)	Column (c)

Equity compensation plans approved by security holders	17,440,943 (1)	$9.61 (2)	7,607,073 (3)
Equity compensation plans not approved by security holders	–	–	–

Total	17,440,943	$9.61	7,607,073

(1)	This includes 934,828 restricted stock units (including performance accelerated restricted stock units (PARS)), 1,340,400 performance shares, 277,949 deferred stock units, and 14,887,766 options to purchase shares outstanding under the Del Monte Foods Company Non-Employee Director and Independent Contractor 1997 Stock Incentive Plan, the Del Monte Foods Company 1998 Stock Incentive Plan and the Del Monte Foods Company 2002 Stock Incentive Plan. Each of these plans is described in our Annual Report on Form 10-K for fiscal 2007 filed with the Securities and Exchange Commission on June 27, 2007.

(2)	This weighted exercise price does not include outstanding performance shares, restricted or deferred stock units. The remaining weighted term of these options is 6.6 years.

(3)	All of these shares remain available for future grants of awards under the Del Monte Foods Company 2002 Stock Incentive Plan. As of April 29, 2007, 2,211,717 shares had been issued under the 2002 Stock Incentive Plan.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Del Monte stockholders will be “householding” our proxy materials. A single annual report and proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may:

•	if you are a stockholder of record, direct your written request to Investor Relations, Del Monte Foods Company, P.O. Box 193575, San Francisco, California 94119-3575, or contact the Investor Relations department by phone at (415) 247-3382, or

•	if you are not a stockholder of record, notify your broker.

Del Monte will promptly deliver, upon request to the Del Monte address or telephone number listed above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. If you currently receive multiple copies of the proxy statement at your address and would like to request “householding” of these communications, please contact your broker if you are not a stockholder of record; or contact our Investor Relations Department if you are a stockholder of record, using the contact information provided above.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting of Stockholders. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

James Potter
General Counsel and Secretary

August 8, 2007

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended April 29, 2007 is available without charge upon written request to: Corporate Secretary, Del Monte Foods Company, P.O. Box 193575, San Francisco, California 94449-3575.

ANNEX A

DEL MONTE FOODS COMPANY
2002 STOCK INCENTIVE PLAN
Amended and Restated Effective August 6, 2007

DEL MONTE FOODS COMPANY

2002 STOCK INCENTIVE PLAN

1.  Purpose of the Plan

This Del Monte Foods Company 2002 Stock Incentive Plan, originally adopted effective December 20, 2002 (the “Effective Date”) and amended and restated effective August 15, 2005, is hereby amended and restated effective August 6, 2007 (the “Restatement Date”). It is intended to promote the interests of the Company by encouraging the Company’s Employees, non-employee Directors and Consultants of the Company to continue in the service of the Company, and to provide such persons with incentives and rewards for superior management, growth and protection of the business of the Company.

2.  Definitions

As used in the Plan, the following definitions apply to the terms indicated below:

(a)     “Board of Directors” shall mean the Board of Directors of Del Monte.

(b)     “Cash Performance Unit” shall have the meaning set forth in Section 9(a) hereof.

(c)     “Cause,” when used in connection with the termination of a Participant’s employment with the Company, shall mean (i) a material breach by Participant of the terms of his or her employment agreement, if any; (ii) any act of theft, misappropriation, embezzlement, intentional fraud or similar conduct by Participant involving the Company or any affiliate; (iii) the conviction or the plea of nolo contendere or the equivalent in respect of a felony involving an act of dishonesty, moral turpitude, deceit or fraud by Participant; (iv) any damage of a material nature to the business or property of the Company or any affiliate caused by Participant’s willful or grossly negligent conduct; or (v) Participant’s failure to act in accordance with any specific lawful instructions given to Participant in connection with the performance of his duties for the Company or any affiliate. Notwithstanding the foregoing provisions of this Section 2(c), “Cause,” when used in connection with the termination of the employment with the Company of a Participant who at the time of such termination is a party to a written employment or retention agreement with the Company or participates in the Company’s executive severance policy, shall have the meaning assigned to such term in such agreement or policy.

(d)     “Change of Control” shall mean the occurrence of one or more of the following events:

(1)     any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof (a “Person”) or group of related Persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (a “Group”), together with any Affiliates (as defined below) thereof.

(2)     the approval by the holders of any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock, of the Company (“Capital Stock”) of any plan or proposal for the liquidation or dissolution of the Company;

(3)     any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock (the “Voting Stock”) of the Company;

(4)     the replacement of a majority of the Board of Directors over any two-year period commencing after the Effective Date, as such Board of Directors was constituted at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors then still in office who either were members of such Board of Directors at the beginning of such period (any such individual who was a director at the beginning of such period or is so approved, nominated or designated being referred to herein as an “Incumbent Director”); provided, however, that no individual shall be considered an Incumbent Director if the individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(5)     a merger or consolidation involving the Company in which the Company is not the surviving corporation, or a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, or any other similar transaction.

For purposes of this Section 2(d), “Affiliate” shall mean, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” or “controlled” have meanings correlative of the foregoing.

(e)     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any applicable regulations or guidance issued thereunder.

(f)     “Committee” shall mean the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan.

(g)     “Common Stock” shall mean Del Monte’s common stock, $0.01 par value per share.

(h)     “Company” shall mean Del Monte and each of its Subsidiaries.

(i)     “Consultant” shall mean any consultant, independent contractor, or other person who provides significant services to the Company, but who is neither an Employee nor a Director.

(j)     “Del Monte” shall mean Del Monte Foods Company, a Delaware corporation, and its successors.

(k)     “Director” shall mean a member of the Board of Directors, whether or not such individual also is an Employee.

(l)     “Disability” shall mean physical or mental disability as a result of which the Participant is unable to perform the essential functions of his position, even with reasonable accommodation, for six (6) consecutive months. Any dispute as to whether or not the Participant is so disabled shall be resolved by a physician reasonably acceptable to the Participant and the Company whose determination shall be final and binding upon both the Participant and the Company. Notwithstanding the foregoing provisions of this Section 2(l), “Disability,” when used in connection with the termination of the employment with the Company of a Participant who at the time of such termination is a party to a written employment or retention agreement with the Company, shall have the meaning assigned to such term in such agreement.

(m)     “Employee” shall mean any employee of the Company, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

(n)     “Fair Market Value” of a share of Common Stock with respect to any day shall mean (i) the average of the high and low sales prices on such day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System (the “Nasdaq”) or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of a share of Common Stock shall not be so reported on the Nasdaq, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its absolute discretion.

(o)     “Incentive Award” shall mean an Option, Tandem SAR, Stand-Alone SAR or Stock Bonus granted pursuant to the terms of the Plan, or any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan (including, without limitation, restricted stock, restricted stock units, stock purchase warrants, performance units, performance shares and Cash Performance Units pursuant to Section 9(a) hereof).

(p)     “Incentive Stock Option” shall mean an Option which is an “incentive stock option” within the meaning of Section 422 of the Code and which is identified as an Incentive Stock Option in the agreement by which it is evidenced.

(q)     “Non-Qualified Stock Option” shall mean an Option which is not an Incentive Stock Option.

(r)     “Option” shall mean an option to purchase shares of Common Stock of Del Monte granted pursuant to Section 6 hereof. Each Option shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option in the agreement by which it is evidenced.

(s)     “Participant” shall mean an Employee, Director or Consultant to whom an Incentive Award is granted pursuant to the Plan, and upon his death, his successors, heirs, executors and administrators, as the case may be.

(t)     “Plan” shall mean this Del Monte Foods Company 2002 Stock Incentive Plan, as it may be amended from time to time.

(u)     “Retirement” shall mean the termination of a Participant’s employment with the Company at or after attainment of age fifty-five (55) and completion of ten (10) or more years of continuous employment with the Company.

(v)     “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and any future regulation amending, supplementing or superseding such regulation.

(w)     “Section 16 Person” shall mean a person who, with respect to the Common Stock, is subject to Section 16 of the Securities Exchange Act of 1934, as amended.

(x)     “Stand-Alone SAR” shall mean a stock appreciation right granted pursuant to Section 8 hereof which is not related to any Option.

(y)     “Stock Bonus” shall mean a grant of a bonus payable in shares of Common Stock pursuant to Section 9 hereof.

(z)     “Subsidiary” shall mean any “subsidiary corporation” within the meaning of Section 424(f) of the Code, but only for so long as the requisite ownership relationship exists.

(aa)     “Tandem SAR” shall mean a stock appreciation right granted pursuant to Section 7 hereof which is related to an Option. Each Tandem SAR shall be exercisable only to the extent its related Option is exercisable and only in the alternative to the exercise of its related Option.

3.  Stock Subject to the Plan

(a)     Maximum Shares Available for Delivery. Subject to Section 10 hereof, the maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan (whether as Incentive Stock Options or as other Incentive Awards) shall be equal to 31,558,740.* The number of shares of Common Stock available for delivery under the Plan shall be reduced (i) by one (1) share for each share of Common Stock issued pursuant to an Option, a Stand-Alone SAR with an exercise price of at least the Fair Market Value of a share of Common Stock on the grant date (“FMV Exercise Price”) or a Tandem SAR with a FMV Exercise Price; and (ii) by two and seventy-nine hundredths (2.79) shares for each share of Common Stock issued pursuant to Incentive Awards other than those set forth in the preceding clause (i); provided, however, that for Incentive Awards other than those set forth in the preceding clause (i) that were granted prior to April 30, 2007, but on or after May 2, 2005, the reduction shall be one and ninety-four hundredths (1.94) shares for each share of Common Stock issued pursuant to any such Incentive Awards; and provided further, however, that for Incentive Awards granted prior to May 2, 2005, the reduction shall be one (1) share of Common Stock for each share of Common Stock issued pursuant to any such Incentive Awards. If an outstanding Incentive Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Common Stock acquired pursuant to an Incentive Award subject to forfeiture or repurchase are forfeited or repurchased by Del Monte at the Participant’s purchase price to effect a forfeiture of unvested shares upon a termination of employment, the shares allocable to the terminated portion of such Incentive Award or such forfeited or repurchased shares shall result in an increase in the number of shares of Common Stock available for delivery under the Plan corresponding to the reduction originally made in respect of such Incentive Award and shall again be available for issuance under the Plan. Shares of Common Stock shall not be considered to have been issued under the Plan with respect to any portion of an Incentive Award (other than a Stand-Alone SAR or a Tandem SAR that may be settled in shares of Common Stock or cash) that is settled in cash. Shares withheld in satisfaction of tax withholding obligations shall not again become available for issuance under the Plan. Upon payment in shares of Common Stock pursuant to the exercise of a Stand-Alone SAR or a Tandem SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which such Incentive Award is exercised. If the exercise price of an Option is paid by tender to Del Monte, or attestation of ownership, of shares of Common Stock owned by the Participant, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised. Shares of Common Stock issued under the Plan may be either newly issued shares or treasury shares, as determined by the Committee.

(b)     Mergers and Acquisitions Exception. Shares of Common Stock may be issued pursuant to Incentive Awards in connection with corporate acquisitions and mergers under Rule 303A.08 of the New York Stock Exchange Listed Company Manual, and any such issuance shall not reduce the number of shares of Common Stock available for issuance under the Plan.

(c)     Payment Shares. Subject to the overall limitation in Section 3(a) on the number of shares of Common Stock that may be delivered under the Plan, the Committee may, in addition to granting Incentive Awards under Sections 6 through 9, use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company, including those of any entity acquired by the Company.

(d)     Maximum Shares Per Participant. Subject to adjustment from time to time as provided in Section 10, not more than 1,500,000 shares of Common Stock may be made subject to Incentive Awards under the Plan to any individual in the aggregate in any one fiscal year of the Company, such

*	As of April 29, 2007, of this number, 2,211,717 shares had been issued under the Plan (reducing the shares available under the Plan by 2,228,389 shares), and 14,731,464 shares were subject to outstanding Incentive Awards (which if issued would reduce the shares available under the Plan by 16,330,351 shares). Accordingly, based on such April 29, 2007 numbers, as of the Restatement Date, 13,000,000 shares are available for future Incentive Awards.

limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

4.  Administration of the Plan

The Plan shall be administered by a Committee of the Board of Directors consisting of two or more persons, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code, unless otherwise determined by the Board of Directors

The Committee shall have full discretionary authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Incentive Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or management Employees. Decisions of the Committee shall be final and binding on all parties, and shall be given the maximum deference permitted by law.

The Committee may, in its absolute discretion, accelerate the date on which any Option or Stand-Alone SAR granted under the Plan vests and becomes exercisable or, subject to Sections 6(c)(1) and 8(c)(1) hereof, extend the term of any Option or Stand-Alone SAR granted under the Plan.

Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee.

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and Del Monte shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.  Eligibility

The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be such Employees, Directors and Consultants as the Committee shall select from time to time. The Committee shall also specify the type and amount of such awards each such person is to be granted.

6.  Options

The Committee may grant Options pursuant to the Plan to Participants, which Options shall be evidenced by agreements in such form as the Committee shall from time to time approve. Options shall comply with and be subject to the following terms and conditions:

(a)     Identification of Options. All Options granted under the Plan shall be clearly identified in the agreement evidencing such Options as either Incentive Stock Options or as Non-Qualified Stock Options.

(b)     Exercise Price. The exercise price of any Non-Qualified Stock Option granted under the Plan shall be such price as the Committee shall determine on the date on which such Non- Qualified Stock Option is granted and shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Non-Qualified Stock Option is granted.

(c)     Term and Exercise of Options.

(1)     Each Option shall be exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on the day on which such Option is granted and set forth in the Option agreement with respect to such Option; provided, however, (i) that if a Participant’s employment is terminated by the Participant on account of Retirement or if the Participant is a Vice President or above at the time of termination of employment by the Company without Cause or by the Participant for “Good Reason” (as such term is defined in the Participant’s employment contract or, if included therein, the applicable executive severance plan), then the Option shall vest on a pro rata basis in accordance with the Company’s policy in effect at the time of such termination; (ii) that if a Participant’s employment is terminated on account of death or Disability, then all of the shares subject to the Option shall vest and become exercisable as of the time of such termination; (iii) that no Option will be exercisable after the expiration of ten years from the date the Option is granted; and (iv) that each Option shall be subject to earlier expiration, termination, cancellation or exercisability as provided in this Plan.

(2)     Each Option shall be exercisable in whole or in part, subject to the provisions of the applicable Option agreement. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3)     An Option shall be exercised by delivering written notice to Del Monte’s principal office, to the attention of the office specified by Del Monte. Such notice shall specify the number of shares of Common Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (i) by tendering previously acquired shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total exercise price, or (ii) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Common Stock, and to be consistent with the purposes of the Plan.

(4)     Any Option granted under the Plan may, to the extent lawful, be exercised by a broker-dealer acting on behalf of a Participant if (i) the broker- dealer has received from the Participant or Del Monte a fully- and duly-endorsed agreement evidencing such Option and instructions signed by the Participant requesting Del Monte to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise or, in the case of an Incentive Stock Option, the disposition of such shares and (iii) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220.

(5)     Certificates for shares of Common Stock purchased upon the exercise of an Option (which may be in book entry form) shall be issued in the name of the Participant and delivered to the Participant as soon as practicable following the effective date on which the Option is exercised.

(6)     Transferability. Unless the Option document (or an amendment thereto authorized by the Committee) expressly states that the Option is transferable as provided hereunder, no Option granted under this Plan, nor any interest in such Option, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other then pursuant to the beneficiary designation form described in Section 17 hereof or by will or the laws of descent and distribution. With respect to an Option that is not intended to qualify as an Incentive Stock

Option, the Committee may grant such Option or amend an outstanding Option to provide that the Option is transferable or assignable to a member or members of the Participant’s “immediate family,” as such term is defined in Rule 16a-1(e) under the Exchange Act, or to a trust for the benefit solely of a member or members of the Participant’s immediate family, or to a partnership or other entity whose only owners are members of the Participant’s immediate family, provided the instrument of transfer is approved by the Committee, Options so transferred are not again transferable other than by will or by the laws of descent and distribution, and that following any such transfer or assignment the Option will remain subject to substantially the same terms applicable to the Option while held by the Participant, as modified as the Committee shall determine appropriate, and the transferee shall execute an agreement agreeing to be bound by such terms.

(7)     Subject to earlier termination pursuant to Sections 7(b)(2) and 10(e), and except as the Committee may otherwise provide in an Option Agreement, exercise of an Option shall be subject to the following:

(i)  In the event of the termination of the employment of a Participant with the Company for Cause, each Option then outstanding shall expire and be cancelled upon such termination.

(ii) In the event that the employment of a Participant with the Company shall be terminated by the Company without Cause or by the Participant for a reason other than death, Disability or Retirement (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination in accordance with Section 6(c)(1) above, shall remain exercisable until the expiration of three (3) months after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination in accordance with Section 6(c)(1) above, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

(iii) In the event that the employment of a Participant with the Company shall terminate as the result of Retirement, Options granted to such Participant, to the extent such Options were exercisable at the time of such termination in accordance with Section 6(c)(1) above, shall remain exercisable until the expiration of their original terms. Options not exercisable at the time of termination in accordance with Section 6(c)(1) above shall expire at the close of business on the date of such termination.

(iv) In the event that the employment of a Participant with the Company shall terminate as the result of Disability or death of the Participant, Options granted to such Participant, to the extent such Options were exercisable at the time of such termination in accordance with Section 6(c)(1) above, shall remain exercisable until the expiration of their original terms.

(v)  If the Participant dies within three (3) months following an involuntary termination of employment by the Company without Cause, then Options granted to such Participant, to the extent such Options were exercisable at the time of such termination in accordance with Section 6(c)(1) above, may be exercised until the expiration of the original terms of such Options or, if sooner, one (1) year from the Participant’s death. Options not exercisable at death shall expire at the close of business on the date of such employment termination.

(d)     Limitations on Grant of Incentive Stock Options

(1)     the exercise price of any Incentive Stock Option shall be at 100% of Fair Market Value on the date such option is granted, provided that, in the case of an individual, who at the time of the proposed grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Del Monte or any of its Subsidiaries, the exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date on which such Incentive Stock Option is granted.

(2)     The aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or any Subsidiary shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. In the event that the aggregate Fair Market Value of shares of Common Stock with respect to such Incentive Stock Options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged. In the absence of such Regulations (and authority), or in the event such Regulations (or authority) require or permit a designation of the options which shall cease to constitute incentive stock options, Incentive Stock Options shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

(3)     No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of Del Monte or any of its Subsidiaries, unless (i) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(4)     Only Employees are eligible to be granted Incentive Stock Options. Directors and Consultants are not eligible to be granted Incentive Stock Options.

7.  Tandem Stock Appreciation Rights

The Committee may grant in connection with any Option granted hereunder one or more Tandem SARs relating to a number of shares of Common Stock less than or equal to the number of shares of Common Stock subject to the related Option. A Tandem SAR may be granted at the same time as, or subsequent to the time that, its related Option is granted. Each Tandem SAR shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Tandem SARs shall comply with and be subject to the following terms and conditions:

(a)     Benefit Upon Exercise. The exercise of a Tandem SAR with respect to any number of shares of Common Stock shall entitle a Participant to (i) a cash payment, for each such share, equal to the excess of (A) the Fair Market Value of a share of Common Stock on the effective date of such exercise over (B) the exercise price of the related Option (which may not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant), (ii) the issuance or transfer to the Participant of a number of shares of Common Stock which on the date of the exercise of the Tandem SAR have a Fair Market Value equal to such excess or (iii) a combination of cash and shares of Common Stock in amounts equal to such excess, all as determined by the Committee in its discretion.

(b)     Term and Exercise of Tandem SAR.

(1)     A Tandem SAR shall vest and become exercisable at the same time and to the same extent as its related Option.

(2)     The exercise of a Tandem SAR with respect to a number of shares of Common Stock shall cause the immediate and automatic cancellation of its related Option with respect to an equal number of shares. The exercise of an Option, or the cancellation, termination or expiration of an Option (other than pursuant to this Paragraph (2)), with respect to a number of shares of Common Stock shall cause the automatic and immediate cancellation of its related Tandem SARs to the extent that the number of shares of Common Stock subject to such Option after such exercise, cancellation, termination or expiration is less than the number of shares subject to such Tandem SARs. Such Tandem SARs shall be cancelled in the order in which they became exercisable.

(3)     Each Tandem SAR shall be exercisable in whole or in part, as provided in the applicable agreement. The partial exercise of a Tandem SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(4)     Each Tandem SAR shall be exercised during the Participant’s lifetime by the Participant unless the related Option has been transferred as described in Section 6(c)(6), above. Further, unless the related Option is transferable as described in Section 6(c)(6), no Tandem SAR shall be assignable or transferable other than by will, the laws of descent and distribution, or as provided in Section 17 hereof and otherwise than together with its related Option.

(5)     A Tandem SAR shall be exercised by delivering written notice to Del Monte’s principal office, to the attention of the office specified by Del Monte. Such notice shall specify the number of shares of Common Stock with respect to which the Tandem SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant.

8.  Stand-Alone Stock Appreciation Rights

The Committee may grant Stand-Alone SARs pursuant to the Plan, which Stand-Alone SARs shall be evidenced by agreements in such form as the Committee shall from time to time approve. Stand-Alone SARs shall comply with and be subject to the following terms and conditions:

(a)     Exercise Price. The exercise price of any Stand-Alone SAR granted under the Plan shall be determined by the Committee at the time of the grant of such Stand-Alone SAR but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Stand-Alone SAR is granted.

(b)     Benefit Upon Exercise. The exercise of a Stand-Alone SAR with respect to any number of shares of Common Stock shall entitle a Participant to (i) a cash payment, for each such share, equal to the excess of (A) the Fair Market Value of a share of Common Stock on the effective date of such exercise over (B) the exercise price of the Stand-Alone SAR, (ii) the issuance or transfer to the Participant of a number of shares of Common Stock which on the date of the exercise of the Stand-Alone SAR have a Fair Market Value equal to such excess or (iii) a combination of cash and shares of Common Stock in amounts equal to such excess, all as determined by the Committee in its absolute discretion.

(c)     Term and Exercise of Stand-Alone SARs.

(1)     Each Stand-Alone SAR shall be exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee and set forth in the Stand-Alone SAR agreement with respect to such Stand-Alone SAR and shall be subject to such termination, expiration or cancellation provisions as provided in the agreement evidencing such Stand-Alone SAR; provided, however, (i) that if a Participant’s employment is terminated by the Participant on account of Retirement or if the Participant is a Vice President or above at the time of termination of employment by the Company without Cause or by the Participant for “Good Reason” (as such term is defined in the Participant’s employment contract or, if included therein, the applicable executive severance plan), then the Stand-Alone SAR shall vest on a pro rata basis in accordance with the Company’s policy in effect at the time of such termination; (ii) that if a Participant’s employment is terminated on account of death or Disability, then all of the shares subject to the Stand-Alone SAR shall vest and become exercisable as of the time of such termination; (iii) that no Stand-Alone SAR will be exercisable after the expiration of ten years from the date the Stand-Alone SAR is granted; and (iv) that each Stand-Alone SAR shall be subject to earlier expiration, termination, cancellation or exercisability as provided in this Plan.

(2)     A Stand-Alone SAR shall be exercised by delivering written notice to Del Monte’s principal office, to the attention of the office designated by Del Monte. Such notice shall specify the number of shares of Common Stock with respect to which the Stand-Alone SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant.

(3)     Each Stand-Alone SAR shall be exercised during the Participant’s lifetime by the Participant unless it is transferred in the manner described in Section 6(c)(6), above. Further, unless the Stand-Alone SAR is transferable as described in Section 6(c)(6), no such SAR shall be assignable or transferable otherwise than by will, the laws of descent and distribution, or to the limited extent provided in Section 17 hereof.

(4)     Subject to earlier termination pursuant to Section 10(e), and except as the Committee may otherwise provide in the applicable the Stand-Alone SAR agreement, exercise of a Stand-Alone SAR shall be subject to the following:

(i)  In the event of the termination of the employment of a Participant with the Company for Cause, each Stand-Alone SAR then outstanding shall expire and be cancelled upon such termination.

(ii) In the event that the employment of a Participant with the Company shall be terminated by the Company without Cause or by the Participant for a reason other than death, Disability or Retirement (A) Stand-Alone SARs granted to such Participant, to the extent that they were exercisable at the time of such termination in accordance with Section 8(c)(1) above, shall remain exercisable until the expiration of three (3) months after such termination, on which date they shall expire, and (B) Stand-Alone SARs granted to such Participant, to the extent that they were not exercisable at the time of such termination in accordance with Section 8(c)(1) above, shall expire at the close of business on the date of such termination; provided, however, that no Stand-Alone SAR shall be exercisable after the expiration of its term.

(iii) In the event that the employment of a Participant with the Company shall terminate as the result of Retirement, Stand-Alone SARs granted to such Participant, to the extent such Stand-Alone SARs were exercisable at the time of such termination in accordance with Section 8(c)(1) above, shall remain exercisable until the expiration of their original terms. Stand-Alone SARs not exercisable at the time of termination in accordance with Section 8(c)(1) above shall expire at the close of business on the date of such termination.

(iv) In the event that the employment of a Participant with the Company shall terminate as the result of Disability or death of the Participant, Stand-Alone SARs granted to such Participant, to the extent such Stand-Alone SARs were exercisable at the time of such termination in accordance with Section 8(c)(1) above, shall remain exercisable until the expiration of their original terms.

(v)  If the Participant dies within three (3) months following an involuntary termination of employment by the Company without Cause, then Stand-Alone SARs granted to such Participant, to the extent such Stand-Alone SARs were exercisable at the time of such termination in accordance with Section 8(c)(1) above, may be exercised until the expiration of the original terms of such Stand-Alone SARs or, if sooner, one (1) year from the Participant’s death. Stand-Alone SARs not exercisable at death shall expire at the close of business on the date of such employment termination.

9.  Stock Bonuses and Other Incentive Awards.

(a)     Grants of Awards. The Committee may grant Stock Bonuses in such amounts as it shall determine from time to time. A Stock Bonus shall be paid at such time and subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus. Certificates for shares of Common Stock granted as a Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is required to be paid. The Committee may also or in the alternative grant other Incentive Awards which are not restricted to any specified form or structure and may include, without limitation, restricted stock, restricted stock units, stock purchase warrants, performance units or performance shares. Performance units payable in cash that do not involve the issuance of Common Stock and whose value is not measured by Common Stock also are permitted under the Plan (“Cash Performance Units”).

(b)     Performance Awards. It is intended that Incentive Awards based on performance shall qualify as performance-based compensation under Code Section 162(m). Hence, such awards shall be based on a target amount and the degree to which relevant selected performance criteria are satisfied. For purposes of Section 162(m) of the Code, Incentive Awards, other than Cash Performance Units, shall be subject to the limitation set forth in Section 3(d), and the maximum value of Cash Performance Units payable for any one fiscal year of the Company to any Participant shall be $2,000,000. For each performance period in respect of which such compensation is to be paid, the Committee shall select target amounts, the relevant performance criteria and the weight to be afforded each criterion. The relevant performance criteria shall include, either individually or in combination, applied to the Company as a whole or individual units thereof, and measured either absolutely or relative to a designated group of comparable companies: (i) cash flow, (ii) earnings per share, (iii) return on equity, (iv) total stockholder return, (v) return on capital, (vi) return on assets or net assets, (vii) revenue, (viii) income or net income, (ix) operating income or net operating income, (x) operating profit or net operating profit, (xi) operating margin, (xii) return on operating revenue, (xiii) market share, (xiv) earnings before interest, taxes, depreciation, and amortization (EBITDA); (xv) return on invested capital (ROIC); and (xvi) any other objective and measurable criterion tied to the Company’s performance. The Committee shall designate in writing not later than ninety (90) days following the beginning of a performance period the target bonus, performance criteria and factors (reflecting targets for such criteria and relative weighting). The Committee may, in its discretion, direct that any performance award be reduced on account of individual performance below the amount calculated on the basis of one or more of the foregoing performance criteria and related factors. At the time of the grant of any performance award, the Committee is authorized to determine whether, when calculating the attainment of performance goals for a performance period, to exclude one or more of the following: (i) restructuring and/or other nonrecurring charges; (ii) exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) the

effects of any statutory adjustments to corporate tax rates; and (v) the effects of any “extraordinary items” as determined under generally accepted accounting principles.

10.     Adjustment Upon Changes in Common Stock and Certain Transactions

(a)     Shares Available for Incentive Awards. In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Incentive Awards shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Common Stock with respect to which Incentive Awards may be granted as the Committee may deem appropriate.

(b)     Outstanding Incentive Awards – Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of Del Monte, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by Del Monte, or change in the capitalization of Del Monte, the Committee shall proportionally adjust the number of shares of Common Stock subject to each outstanding Incentive Award, and the applicable exercise price per share of Common Stock of each such award to prevent dilution or the enlargement of rights.

(c)     Outstanding Incentive Awards – Changes of Control and Other Transactions. Upon the occurrence of a Change of Control, all outstanding Incentive Awards shall vest and become immediately exercisable. The Committee, in its discretion, shall determine whether outstanding Incentive Awards shall vest and become automatically exercisable in the event of a transaction other than a Change of Control. Further, the Committee, in its discretion, shall determine whether any outstanding Incentive Awards will, in the context of a Change of Control or any other transaction, be converted into comparable awards of a successor entity or redeemed for payment in cash or kind or both.

(d)     Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by deferred stock units, as determined by the Committee and contained in the agreement evidencing such deferred stock units, including, without limitation, pursuant to the Del Monte Foods Company 2005 Non-Employee Director Deferred Compensation Plan, the Del Monte Corporation AIP Deferred Compensation Plan, and any similar or successor plans thereto. At the sole discretion of the Committee, such dividend equivalents may be converted into additional shares of Common Stock covered by the restricted stock units in such manner as determined by the Committee. Any additional shares covered by the deferred stock units credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying agreement to which the deferred stock units relate.

(e)     No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of Del Monte or any other corporation. Except as expressly provided in the Plan, no issuance by Del Monte of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Incentive Award or the exercise price of any Option, Tandem SAR or Stand-Alone SAR.

11.     Rights as a Stockholder

No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Incentive Award granted pursuant to this Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 10 hereof, no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

12.     No Special Employment Rights; No Right to Incentive Award.

Nothing contained in the Plan or any Incentive Award shall confer upon any Participant any right with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

13.     Securities Matters.

(a)     Del Monte shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, Del Monte shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until Del Monte is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b)     The exercise of any Option granted hereunder shall only be effective at such time as counsel to Del Monte shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. Del Monte may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. Del Monte shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

(c)     In the event that the Committee defers the effectiveness of the exercise of a Participant of an Option granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws, such Participant may elect, by delivery of written notice by the Participant to the Company not later than thirty (30) days following his receipt of notice of such deferral or the expiration of such deferral, to surrender the exercisable portion of such Option (or any portion thereof) to the Company in consideration for a lump sum payment in cash in an amount equal to the product of (A) the excess of (i) the value of a share of Common Stock as determined by the Board of Directors as of the date of surrender over (ii) the per share exercise price of the Option and (B) the number of shares with respect to which such Participant desires and is entitled to exercise such Option. Notice shall be delivered in person or by certified mail, return receipt requested and shall be deemed to have been given when personally delivered or three (3) days after mailing.

14.     Withholding Taxes

(a)     Cash Remittance. Whenever shares of Common Stock are to be issued upon the exercise of an Option or the grant of other Incentive Awards, Del Monte shall have the right to require the Participant to remit to Del Monte in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise or grant prior to the delivery of any certificate or certificates for such shares. In addition, upon the exercise or vesting of an Incentive Award, Del Monte shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or vesting.

(b)     Stock Remittance. At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise or settlement of an Incentive Award, the Participant may tender to Del Monte a number of shares of Common Stock determined by such Participant, the Fair Market Value of which at the tender date the Committee determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or settlement and not greater than the Participant’s estimated total federal, state and local tax obligations associated with such exercise or settlement. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof.

(c)     Stock Withholding. At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise or settlement of an Incentive Award, Del Monte shall withhold a number of such shares determined by such Participant, the Fair Market Value of which at the exercise date the Committee determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or settlement and is not greater than the Participant’s estimated total federal, state and local tax obligations associated with such exercise or settlement. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof.

15.     Amendment of the Plan

The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, (i) that without approval of the stockholders, no revision or amendment shall, except as provided in Section 10 hereof, increase the number of shares of Common Stock that may be issued under the Plan; and (ii) no such action shall impair rights and obligations under any Incentive Award granted prior to such action, except with the written consent of the affected Participant.

16.     No Obligation to Exercise

The grant to a Participant of an Option, Tandem SAR or Stand-Alone SAR shall impose no obligation upon such Participant to exercise such Option, Tandem SAR or Stand-Alone SAR.

17.     Transfers Upon Death

If permitted by the Committee, a Participant may name a beneficiary or beneficiaries to whom any vested but unpaid Incentive Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Incentive Award agreement, any unexercised vested Incentive Award may be exercised by the administrator or executor of the Participant’s estate. No such transfer or distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind Del Monte unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

18.     Expenses and Receipts

The expenses of the Plan shall be paid by Del Monte. Any proceeds received by Del Monte in connection with any Incentive Award will be used for general corporate purposes.

19.     Failure to Comply

In addition to the remedies of Del Monte elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant evidencing an Incentive Award, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

20.     Compliance with Rule 16b-3

Transactions under this Plan with respect to Section 16 Persons are intended to comply with all applicable conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. To the extent any provision of the Plan, Incentive Award agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

21.     Compliance with Section 409A

Notwithstanding anything in the Plan or any Incentive Award agreement to the contrary and effective as of January 1, 2005, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A of the Code is otherwise payable or distributable to a Participant under the Plan or any Incentive Award agreement solely by reason of the occurrence of a Change of Control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A of the Code), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change of Control, disability or separation from service meet the definition of a change in ownership or effective control of a corporation, a change in the ownership of a substantial portion of the assets of a corporation, disability or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a “specified employee” (as determined by the Committee in good faith in accordance with Section 409A(a)(2)(B) of the Code) on account of separation from service may not be made before the date that is six (6) months after the date of such specified employee’s separation from service unless the payment or distribution is otherwise exempt from the application of Section 409A of the Code.

The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A of the Code. The provisions of Section 409A of the Code are incorporated herein by reference to the extent necessary for any Incentive Award that is subject to Section 409A to comply therewith. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Incentive Award may be subject to Section 409A of the Code, the Committee may adopt such amendments to the Plan and the applicable Incentive Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect, or take any other actions that the Committee determines are necessary or appropriate to (i) exempt the Incentive Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Incentive Award, or (ii) comply with the requirements of Section 409A of the Code. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event that Section 409A applies to any such Incentive Award in a manner that results in adverse tax consequences for the Participant or any of the Participant’s beneficiaries.

22.     Repricing

Subject to Section 10(b) hereof, without the approval of stockholders, no Option, Tandem SAR, Stand-Alone SAR, Stock Bonus, or other Incentive Award granted hereunder shall be repriced, replaced, or regranted through (a) cancellation and regrant at a lower price, (b) lowering the exercise price of a previously awarded Option (c) lowering the grant price of a previously awarded Tandem SAR or Stand-Alone SAR, or (d) lowering the purchase price of a previously awarded Stock Bonus or other Incentive Award.

23.     Applicable Law

The Plan will be administered in accordance with the laws of the State of California, without reference to its principles of conflicts of law.

24.     Effective Date; Restatement Date.

The Plan (i) commenced on the Effective Date and was approved by the stockholders of Del Monte within twelve (12) months thereafter, (ii) subsequently was amended and restated on August 15, 2005 and was approved by the stockholders of Del Monte within twelve (12) months thereafter, and (iii) subsequently was amended and restated on the Restatement Date, subject to approval by the stockholders of Del Monte within twelve (12) months thereafter. Subject to Section 15 (regarding the Board’s right to amend or terminate the Plan), the Plan shall remain in effect following the Restatement Date; provided, however, that without further stockholder approval, no Incentive Stock Option may be granted under the Plan on or after the tenth anniversary of the Restatement Date.

DETACH PROXY CARD HERE
Please mark, sign, date and ☒ return the Proxy Card promptly Votes must be indicated using the enclosed envelope. (x) in Black or Blue ink. The Board of Directors recommends a vote “FOR” all nominees in Proposal 1 and “FOR” Proposals 2 and 3. FOR AGAINST ABSTAIN 1. To elect three Class I Directors to hold office for three-year terms. 2. To approve the amendment and restatement of the Del Monte Foods Company 2002 Stock Incentive Plan. FOR AGAINST ABSTAIN Nominees: 1a. Victor L. Lund 3. To ratify the appointment of KPMG LLP, an independent registered public accounting firm, as Del Monte Foods Company’s independent auditors for its fiscal year ending April 27, 2008. 1b. Joe L. Morgan 1c. David R. Williams To change your address, please mark this box and provide new address on reverse side. S C A N L I N E — In their discretion, the Proxies are authorized to vote upon such other matters of which Del Monte Foods Company does not have advance notice that may properly come before such Meeting and any and all postponements or adjournments thereof, and upon matters incidental to the conduct of the Meeting and any and all postponements or adjournments thereof. Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. ___ Date Share Owner sign here Co-Owner sign here

Directions to the Del Monte Foods Company 2007 Annual Meeting of Stockholders
Hyatt Regency San Francisco 5 Embarcadero Center, San Francisco, California, USA
From South Bay or San Francisco Int’l Airport (14 miles):
Take Hwy 101 North, follow signs to Bay Bridge. Before you cross the Bay Bridge, take 7th St. exit. Turn left on 7th St. Turn right on Market St. Continue 1 mile and turn left on Drumm St. The Hyatt Regency is on the corner of Market St. and Drumm St.
OR
Take Hwy 280 North until it turns into King St. Continue on King St. and turn left at 3rd St. Continue on 3rd St. across Market St., where 3rd St. turns into Kearny St. Turn right on California St. Turn left on Drumm St. The Hyatt Regency is on the corner of Market St. and Drumm St.
From East Bay or Oakland Int’l Airport (19 miles):
Take Hwy 80 across the Bay Bridge ($3 toll). Take the Fremont St. Ext. Follow Fremont St. across Market St., where Fremont St. turns into Front St. Turn right on California St. California St. will dead end at Drumm St. The Hyatt Regency is on the corner of Market St. and Drumm St.
From North Bay:
Take Hwy 101 South across the Golden Gate Bridge ($5 toll). Follow the signs to Lombard St. Take Lombard St. to Van Ness Ave. and turn right. Continue one mile on Van Ness and turn left on Clay St. Clay St. will dead end at Drumm Street, where you will turn right and continue one block to the hotel. The Hyatt Regency is on the corner of Mar ket St. and Drumm St. K
DEL MONTE FOODS COMPANY
PROXY/VOTING INSTRUCTIONS CARD
This proxy is solicited on behalf of the Board of Directors of Del Monte Foods Company, for the Annual Meeting of Stockholders to be held on September 27, 2007.
The undersigned stockholder of Del Monte Foods Company hereby appoints David L. Meyers and James Potter and each of them, acting individually, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Del Monte Foods Company Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on September 27, 2007 and at any adjournment or postponement thereof, as indicated on the reverse side.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the nominees set forth in Proposal 1 and FOR Proposals 2 and 3. This proxy also delegates discretionary authority to vote upon such other matters of which Del Monte Foods Company does not have advance notice that may properly come before the Meeting and any and all postponements or adjournments thereof, and upon matters incidental to the conduct of the Meeting and any and all postponements or adjournments thereof.
(Continued and to be signed on the reverse side.)
Address Change.
(Please mark box on reverse side and provide new address below.)
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___DEL MONTE FOODS COMPANY P.O. BOX 11054 NEW YORK, N.Y. 10203-0054
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To include any comments, please mark this box. ☐
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If you are planning to ATTEND THE MEETING, please mark this box. ☐